    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 2005


                                                   REGISTRATION NO. 333 - 126315


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________


                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            _________________________

                         NATIONAL HEALTH PARTNERS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)






                Indiana                                    7389                                  04-3786176
   -----------------------------------         ------------------------------       ------------------------------------
     (State or Other Jurisdiction of            (Primary Standard Industrial        (I.R.S. Employer Identification No.)
      Incorporation or Organization)             Classification Code Number)


                         National Health Partners, Inc.
                          120 Gibraltar Road, Suite 107
                                Horsham, PA 19044
                                 (215) 682-7114

--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive office and principal place of business)

                                David M. Daniels
                             Chief Executive Officer
                         National Health Partners, Inc.
                          120 Gibraltar Road, Suite 107
                                Horsham, PA 19044
                                 (215) 682-7114

--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)




--------------------------------------------------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

         As soon as practicable following the effectiveness of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE

                                     Amount of        Proposed Maximum           Proposed
Title of Each Class of             Shares to be           Offering           Maximum Aggregate    Amount of Registration
Securities to be Registered        Registered (1)    Price Per Share (2)    Offering Price (2)          Fee (2) (3)
----------------------------       --------------    -------------------    -------------------    ----------------------
common stock                           5,445,125            $1.50                $8,167,688               $961.34
common stock                             400,000            $1.50                  $600,000                $70.62
underlying options
common stock                           4,813,008            $1.50                $7,219,512               $849.74
underlying warrants

(1) Represents shares of common stock that may be offered by certain selling security holders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the registrant's outstanding shares of common stock.

(2) Estimated pursuant to Rule 457(a) under the Securities Act for the purpose of determining the registration fee.

(3)   Previously paid by the registrant.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED DECEMBER 9, 2005


PRELIMINARY PROSPECTUS

                               [GRAPHIC OMITTED]

                         NATIONAL HEALTH PARTNERS, INC.

                        10,658,133 shares of common stock


         The 10,658,133 shares of our common stock, $.001 par value per share, are being offered by the selling security holders identified in this prospectus. The shares were issued by us in private placement transactions. Of the shares being registered, 400,000 shares are issuable upon the exercise of options and 4,813,008 shares are issuable upon the exercise of warrants.

         The selling security holders may sell all or a portion of their shares at a fixed price of $1.50 per share until the shares are listed on the OTC Bulletin Board, and thereafter through public or private transactions at prevailing market prices or at privately negotiated prices. We can provide no assurance that the shares will be approved for listing on the OTC Bulletin Board or that a public market will develop for the shares.

         We will not receive any part of the proceeds from sales of these shares by the selling security holders.

                           ___________________________


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



          The date of this preliminary prospectus is December 9, 2005.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS......................................................................................................3
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS..................................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................20
DESCRIPTION OF BUSINESS..........................................................................................36
MANAGEMENT.......................................................................................................61
EXECUTIVE COMPENSATION...........................................................................................64
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................68
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................70
DESCRIPTION OF SECURITIES........................................................................................72
SHARES ELIGIBLE FOR FUTURE SALE..................................................................................74
THE OFFERING.....................................................................................................77
DETERMINATION OF OFFERING PRICE..................................................................................83
SELLING SECURITY HOLDERS.........................................................................................84
USE OF PROCEEDS..................................................................................................94
PLAN OF DISTRIBUTION.............................................................................................95
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................97
LEGAL MATTERS....................................................................................................98
EXPERTS..........................................................................................................98
ABOUT THIS PROSPECTUS............................................................................................99
WHERE YOU CAN FIND MORE INFMORMATION.............................................................................99
INDEX TO FINANCIAL STATEMENTS...................................................................................F-1

                           ___________________________


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           ___________________________

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the common stock. You should read carefully the entire prospectus, including "Risk Factors" and the financial statements and notes thereto, before making an investment decision.

                         NATIONAL HEALTH PARTNERS, INC.

         The healthcare industry is in a state of turmoil. Increasing costs have forced employers to reduce or eliminate available insurance coverage and/or require employees to contribute heavily to premiums, especially for family members. As a result, more Americans are being forced to self-insure and pay a growing portion of the cost of their healthcare.

         We are a national healthcare savings organization that provides affordable healthcare programs to predominantly underserved markets in the healthcare industry through a national healthcare savings network called "CARExpress." CARExpress is a network of hospitals, doctors, dentists, pharmacists and other healthcare providers comprised of an aggregate of over 1,000,000 medical professionals nationwide that have agreed to render their services and products to CARExpress members at substantially discounted prices. CARExpress enables a person to engage in point-of-service transactions directly with these providers and receive discounts from the provider that are similar to those received by a person employed by a large corporation with hundreds of thousands of employees.

         Our discount health membership programs provide a low-cost, non-insurance alternative to individuals who are seeking to reduce their out-of-pocket healthcare costs not covered by insurance or who are unable to obtain healthcare insurance due to their medical history, age or occupation. For a monthly fee, our members obtain discounts that are typically between 10% and 50% percent off the retail price of participating healthcare provider products and services. Acceptance into our health programs is unrestricted, and our programs may be utilized by the member's entire household. We believe our commitment to flexibility in product design, systems and operations for a range of distribution models will contribute directly to our success and help distinguish us from our competitors.

         Our principal executive offices are located at 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044, and our telephone number is (215) 682-7114. We maintain a Web site at www.carexpresshealth.com. Information contained on our Web site does not constitute part of this prospectus.

                                  THE OFFERING

         This prospectus covers the public sale of 10,658,133 shares of common stock to be sold by the selling security holders identified in this prospectus. Of this amount, 400,000 shares are issuable upon the exercise of options and 4,813,008 shares are issuable upon the exercise of warrants.

         The selling security holders may sell all or a portion of their shares at a fixed price of $1.50 per share until the shares are listed on the OTC Bulletin Board, and thereafter through public or private transactions at prevailing market prices or at privately negotiated prices. We can provide no assurance that the shares will be approved for listing on the OTC Bulletin Board or that a public market will develop for the shares.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company and our industry. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE AN EARLY-STAGE COMPANY WITH AN UNPROVEN BUSINESS MODEL, WHICH MAKES IT DIFFICULT FOR US TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTS.

         We entered the health savings industry in 2001 to address the need for affordable healthcare nationwide. From 2001 to 2004, we engaged in limited operations due to our lack of available capital. During that time, our employees performed relatively limited duties and our operations were focused almost exclusively on building CARExpress. In early 2004, we took a number of steps to increase our business and generate revenues, including hiring our current Chief Executive Officer, raising capital through private placements of our equity securities, and marketing our CARExpress membership programs to the public, and during 2005, entered into agreements with various marketing companies that are generating an increasing number of members and sales of our programs. While we are actively engaged in marketing our CARExpress membership programs to the public and are experiencing rapid growth in members and sales of our CARExpress membership programs, we have generated only minimal revenues to date. In addition, since we have only been offering our CARExpress membership programs since 2003, we have very limited historical data with respect to sales of our CARExpress membership cards.

         As a result of these factors, the revenue and income potential of our business is unproven, and we have only a limited operating history upon which to base an evaluation of our current business and future prospects. Because of our limited operating history and because the health savings industry is rapidly evolving, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business.

         Before purchasing our common stock, you should consider an investment in our common stock in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets such as ours, including those described herein. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business, financial condition and results of operations to suffer.

WE HAVE A HISTORY OF LOSSES AND EXPECT LOSSES TO CONTINUE INTO THE SECOND QUARTER OF 2006.


         We have experienced net losses in each fiscal quarter since our inception and as of September 30, 2005, had an accumulated deficit of approximately $6.6 million. We incurred net losses to common shareholders of approximately $3.2 million during the nine months ended September 30, 2005, approximately $2.6 million during the year ended December 31, 2004, and approximately $267,000 during the year ended December 31, 2003. As a result of these conditions, the report of our independent accountants issued in connection with the audit of our financial statements as of and for our fiscal year ended December 31, 2004 contained a qualification raising a substantial doubt about our ability to continue as a going concern.

         We expect the number of CARExpress members generated each month through Trident Marketing International, Inc., Hispanic Global LLC and other marketing representatives that we have or may enter into agreements to increase over the next 12 months and expect our monthly membership growth over the next six months to average between 20% and 25%. In addition, we expect our retention rates to improve over the next 12 months and our cash flows from sales of our CARExpress membership programs through Trident and Hispanic Global to turn positive during the first quarter of 2006 as the recurring membership fees from our increasing membership base overtake the costs associated with obtaining the new members we are generating. As a result, we expect our net losses to begin to decrease during the first quarter of 2006 and expect to begin generating net profits during the second quarter of 2006. We can provide no assurance that we will generate new members as projected, that our member retention rates will improve over the next 12 months, that our cash flows from sales of our CARExpress membership programs will turn positive during the first quarter of 2006, or that we will begin generating net profits from operations during the second quarter of 2006. As a result, we can provide you with no assurance that net losses will not continue beyond the second quarter of 2006.

WE WILL NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE TO COVER OUR LONG-TERM CONTRACTUAL OBLIGATIONS, NOTES PAYABLE AND OPERATING EXPENSES, WHICH FUNDS MAY NOT BE AVAILABLE OR, IF AVAILABLE, MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS.

         We have significant long-term contractual obligations that we must satisfy over the next several years. We have entered into employment agreements with David M. Daniels, Roger H. Folts and Patricia S. Bathurst, three of our executive officers, and have entered into office leases for our office space in Horsham, Pennsylvania and Sarasota, Florida. The following summarizes our contractual obligations under these agreements and leases as of September 30, 2005:

Contractual                                 Remainder
Obligations                    Total        of 2005         2006         2007         2008         2009         2010
------------                  -------       ---------     -------      --------     --------     --------    ---------
Employment
 Agreements                $2,415,692       $130,350     $573,540      $630,894     $500,722     $531,468      $48,718
Office Leases                 772,489         62,295      258,553       170,803      108,373      112,708       59,757
                           ----------       --------     --------      --------     --------     --------     --------
     Total                 $3,188,181       $192,645     $832,093      $801,697     $609,095     $644,176     $108,475
                           ==========       ========     ========      ========     ========     ========     ========

In addition, we have agreed to pay Alex Soufflas and David A. Taylor, our other two executive officers, an annualized base salary of $158,400 and $132,000, respectively, for our fiscal year ended December 31, 2005, which amounts are not reflected in the table above since we have not entered into written employment agreements with them. If we are unable to satisfy these obligations as they come due, our business may be materially and adversely affected.

         We currently have outstanding indebtedness to third parties in the aggregate principal amount of approximately $185,000, all of which is due within the next 6 months. This indebtedness consists primarily of promissory notes that we recently issued in the aggregate principal amount of $155,000, all of which is due within the next three months. We also expect our operating expenses to increase over the next 12 months as we:


o     develop new discount healthcare membership programs;

o recruit and hire additional personnel, including customer service and support staff and marketing representatives;

o leverage and develop relationships with additional preferred provider organizations ("PPOs") and providers of healthcare services;

o     upgrade our operational and financial systems, procedures and controls;
      and

o comply with Securities and Exchange Commission ("SEC") reporting requirements and fulfill the other responsibilities we will have as a public company.

We may also experience a material decrease in liquidity due to unforeseen capital requirements or other events and uncertainties.


         We believe that our current cash resources will not be sufficient to sustain our current operations for the next 12 months. As a result, we will need to raise additional funds during the next 12 months. While we recently obtained $155,000 through the issuance of promissory notes, we have not made arrangements to obtain additional financing and we can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all. If we cannot raise funds when they are needed or if such funds cannot be obtained on acceptable terms, we may not be able to pay our costs and expenses as they are incurred, sell or create new CARExpress membership programs, execute on our business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.


WE MUST DEVELOP AND EXPAND OUR USE OF MARKETING REPRESENTATIVES TO INCREASE REVENUE AND IMPROVE OUR OPERATING RESULTS.

         Our success will depend in large part upon our ability to attract, retain and motivate the independent marketing representatives who market our CARExpress membership programs. We will need to expand our existing relationships and enter into new relationships with marketing representatives in order to increase our current and future market share and revenue. We compete with all types of retail products and services companies throughout the United States for new marketing representatives. We can provide no assurance that we will be able to maintain and expand our existing relationships or enter into new relationships, or that any new relationships will be available on commercially reasonable terms. If we are unable to maintain and expand our existing relationships or enter into new relationships, we may lose customer introductions, co-marketing benefits and sales, and our operating results may suffer.

OUR RELIANCE ON MARKETING REPRESENTATIVES COULD RESULT IN REDUCED REVENUE GROWTH BECAUSE WE HAVE LITTLE CONTROL OVER THEM OR THEIR MARKETING REPRESENTATIVES.

         Independent marketing representatives currently account for substantially all of our revenues. None of these parties is obligated to continue selling our products or to make any purchases from us. Our ability to generate increased revenue depends significantly upon the ability and willingness of our marketing representatives to market and sell our CARExpress membership programs throughout the United States. If they are unsuccessful in their efforts or are unwilling or unable to market and sell our CARExpress membership programs, our operating results may suffer.

         We cannot control the level of effort these parties expend or the extent to which any of them will be successful in marketing and selling our CARExpress membership programs. Our independent marketing representatives typically offer and sell our CARExpress membership programs on a part-time basis, and may engage in other business activities. These marketing representatives may give higher priority to the products or services of our competitors, reducing their efforts devoted to marketing our CARExpress membership programs. We may not be able to prevent these parties from devoting greater resources to support our competitors' products and reducing or eliminating their efforts to sell our CARExpress membership programs.

DEVELOPING AND MAINTAINING RELATIONSHIPS WITH PREFERRED PROVIDER ORGANIZATIONS ARE CRITICAL TO OUR SUCCESS AND THE LOSS OF ANY SUCH RELATIONSHIPS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         As part of our business operations, we must develop and maintain relationships with preferred provider organizations and other provider networks within each market area that our services are offered. Developing and maintaining relationships with healthcare providers within a preferred provider organization is in part based on professional relationships and the reputation of our management and marketing personnel. Our preferred provider organization relationships may be adversely affected by events beyond our control, including departures of key personnel and alterations in professional relationships. The loss of a preferred provider organization within a geographic market area may not be replaced on a timely basis, if at all. The loss of a preferred provider organization for any reason could have a material adverse effect on our business, financial condition, and results of operations.

WE CURRENTLY RELY HEAVILY ON A SMALL NUMBER OF PREFERRED PROVIDER ORGANIZATIONS, THE LOSS OF ANY ONE OF WHICH OR THE CHANGE IN OUR RELATIONSHIP WITH ANY ONE OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         PPONext, International Med-Care, CareMark, Cigna, Optum and Careington International are the principal preferred provider organizations through which our members receive savings on healthcare services through our CARExpress membership programs. The loss of any of these preferred provider organizations or a disruption of our members' access to any of these preferred provider organizations could adversely affect our business. While we currently enjoy a good relationship with each of these preferred provider organizations, we can provide no assurance that we will continue to have a good relationship with any of them in the future. Our agreements with these organizations are not exclusive, so these organizations may choose to partner with one of our competitors or compete directly with our CARExpress membership programs. In addition, these agreements may be terminated by either party on between 45 and 180 days' prior written notice. If these organizations choose to partner with our competitors or compete directly with out CARExpress membership programs, our business could be adversely affected. In addition, if, for any reason, we should lose a provider relationship and be unable to promptly replace it with a new one, we may be unable to offer certain benefits to members, which could have a negative impact on our sales.

WE CURRENTLY GENERATE ALMOST ALL OF OUR REVENUES THROUGH TRIDENT MARKETING INTERNATIONAL, INC. AND HISPANIC GLOBAL LLC.

         Trident Marketing International, Inc. and Hispanic Global LLC currently generate almost all of our revenues for us. Although we are attempting to expand the number of companies selling our CARExpress membership programs, we expect that a limited number of companies will continue to generate almost all of our revenues for the foreseeable future. In the event Trident or Hispanic Global ceases to sell our CARExpress membership programs to prospective members, or if prospective members do not purchase our CARExpress membership programs through Trident or Hispanic Global, our business, financial condition and results of operations could be materially and adversely affected.

BECAUSE WE EXPECT TO DERIVE SUBSTANTIALLY ALL OF OUR FUTURE REVENUES FROM OUR CAREXPRESS MEMBERSHIP PROGRAMS, ANY FAILURE OF THESE PROGRAMS TO SATISFY CUSTOMER DEMANDS OR TO ACHIEVE MEANINGFUL MARKET ACCEPTANCE MAY SERIOUSLY HARM OUR BUSINESS.

         Substantially all of our revenues come from fees for our CARExpress membership programs, which has not gained widespread market acceptance. We expect our CARExpress membership programs to continue to account for substantially all of our revenues for the foreseeable future. If, for any reason, revenues derived from sales of our CARExpress membership programs decline or do not grow as rapidly as we anticipate, our operating results and our business may be significantly impaired. If our CARExpress membership programs fail to meet the needs of our target customers, or if they do not compare favorably in breadth and price to competing products, our growth may be limited. We cannot assure you that our CARExpress membership programs will achieve any meaningful market acceptance. If we cannot develop a market for our products, or if they develop more slowly than expected, our business, financial condition and results of operations may suffer.

         Our future financial performance will also depend on our ability to diversify our program offerings by successfully designing, developing and selling new and unique enhancements to discount healthcare membership programs. We cannot assure you that we will be successful in achieving market acceptance of any new programs that we develop. Any failure or delay in diversifying our existing offering of discount healthcare membership programs could harm our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO DEVELOP ACCEPTABLE NEW DISCOUNT HEALTHCARE MEMBERSHIP PROGRAMS AT A RATE REQUIRED BY OUR RAPIDLY CHANGING MARKET.

         Our future success depends on our ability to develop new discount healthcare membership programs that keep pace with the rapidly evolving health savings industry and that address the changing needs of our customers. We may not be successful in either developing such programs or timely introducing them to the market. Uncertainties about the timing and nature of changes to healthcare regulations and the evolution of the health savings industry could delay our development of new programs or increase the expenses in developing them. The failure of our future discount healthcare membership programs to satisfy the needs of our customers may limit or reduce the market for these programs, result in customer dissatisfaction, and seriously harm our business, financial condition and results of operations.

WE MAY BECOME SUBJECT TO GOVERNMENT REGULATION MUCH LIKE AN INSURANCE COMPANY, WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         We offer and sell our CARExpress membership programs without license by any federal, state, or local regulatory licensing agency or commission. By comparison, companies that provide insurance benefits and operate healthcare management organizations and preferred provider organizations are regulated by federal and state licensing agencies and commissions and are subject to federal and state legislation, such as the Health Insurance Portability and Accountability Act of 1996. These regulations cover operations, including scope of benefits, rate formula, delivery systems, utilization review procedures, quality assurance, enrollment requirements, claim payments, marketing and advertising. Federal and state insurance regulatory agencies and commissions may, in the future, determine that our CARExpress membership programs are subject to governmental regulation, which may adversely affect or limit our future operations. Compliance with these statutes and regulations is costly and may limit our operations. Statutes and regulations applicable to other healthcare organizations with which we may contract, such as patient freedom of choice rights and anti-discrimination rights, may force our healthcare management organizations and preferred provider organizations to withdraw as our network providers.

WE MAY NEED TO COMPLY WITH INSURANCE BROKERAGE LAWS IN THE EVENT WE SELL OUR CAREXPRESS MEMBERSHIP PROGRAMS IN COMBINATION WITH INSURANCE PRODUCTS.

         We intend in the future to sell our CARExpress membership programs in combination with insurance products through National Health Brokerage Group, our wholly-owned subsidiary. While we have obtained insurance licenses for National Health Brokerage Group in some states, we have not yet engaged in the sale of these combined products. The sale of insurance products and licensing of insurance brokers and agents are subject to regulation and supervision predominantly by state authorities. While the scope of regulation and form of supervision may vary from state to state, insurance laws relating to the sale of insurance products and licensing of insurance brokers and agents are often complex and generally grant broad discretion to supervisory authorities in adopting regulations. States have broad powers over the granting, renewing and revoking of licenses and approvals, marketing activities and the receipt of commissions. In the event we decide to sell CARExpress membership programs in combination with insurance products in the future through National Health Brokerage Group, we will need to comply with the insurance brokerage laws and regulations of each state in which we wish to sell the combined products. Our failure to comply with the rules and regulations of any of these states may result in the revocation of our license to sell combined products in that state and may subject us to fines and penalties.

OUR OPERATIONS MAY BE AFFECTED BY FUTURE CHANGES IN INSURANCE LAWS AND REGULATIONS.

         Our CARExpress membership programs are not regulated as insurance products, and our marketing representatives are not required to be licensed as insurance brokers to be able to sell our CARExpress membership programs. Congress or state legislatures may in the future seek to bring our CARExpress membership programs and sales activities under the jurisdiction of insurance regulators through changes to insurance laws and regulations. Should that occur, we may face material costs of compliance with the new laws and regulations, and if we cannot comply, we may be prohibited from selling our programs in certain jurisdictions.

         If we become subject to any insurance licensing or regulatory requirements, whether as a result of changes in insurance laws bringing our CARExpress membership programs under the jurisdiction of federal and state insurance agencies or as a result of National Health Brokerage Group becoming licensed to sell our CARExpress membership programs in combination with insurance products and engaging in sales of the combined products, our failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts, and legal and administrative enforcement actions. In addition, the use of the internet in the marketing and distribution of our CARExpress membership programs is relatively new and presents certain regulatory issues, such as whether internet service providers, gateways or cybermalls are engaged in the solicitation or sale of insurance policies or otherwise transacting business requiring licensure under the laws of one or more states. Regulatory requirements are subject to change from time to time and may become more restrictive in the future, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.

OUR USE OF INDEPENDENT MARKETING REPRESENTATIVES COULD SUBJECT US TO ENFORCEMENT ACTIONS, PENALTIES AND NEGATIVE PUBLICITY IF ANY SUCH REPRESENTATIVES DO NOT COMPLY WITH APPLICABLE FEDERAL AND STATE REGULATIONS.

         The independent marketing representatives that we utilize, and the manner by which such marketing representatives recruit additional marketing representatives to market our CARExpress membership programs and the number of levels of marketing representatives through which the marketing representative recruitment process extends, are subject to federal and state laws and regulations administered by the Federal Trade Commission and various state agencies. These laws and regulations include securities, franchise investment, business opportunity, and criminal laws prohibiting the use of "pyramid" or "endless chain" types of selling organizations. These regulations are generally directed at ensuring that product and service sales are ultimately made to consumers (as opposed to other marketing representatives) and that advancement within the network marketing organization is based on sales of products and services, rather than on investment in the company or other non-retail sales related criteria.

         The compensation structure of a network marketing organization is very complex. Compliance with all of the applicable regulations and laws is uncertain because of the evolving interpretations of existing laws and regulations, and the enactment of new laws and regulations pertaining in general to network marketing organizations and product and service distribution. Accordingly, there is the risk that the network marketing organizations that we use may be found to not comply with applicable laws and regulations. Such a finding could:

o result in an enforcement action and imposition of a penalty against us or the network marketing organization;

o require the network marketing organization to modify its marketing representative network system;

o     result in negative publicity to us or the network marketing organization;
      or

o have a negative affect on the morale and loyalty of the marketing representatives in the network marketing organization.

 Any of these consequences could have a material adverse effect on our business, financial condition and results of operations.

OUR SYSTEMS MAY BE VULNERABLE TO SECURITY RISKS OR SERVICE DISRUPTIONS THAT COULD HARM OUR BUSINESS.

         Although we have taken measures to secure our systems against security risks and other causes of disruption of electronic services, our servers are vulnerable to physical or electronic break-ins and service disruptions, which could lead to interruptions, delays, loss of data or the inability to process customer requests. Such events could be very expensive to remedy, could damage our reputation and could discourage existing and potential customers from using our products. Any such events could substantially harm our business, results of operations and financial condition.

OUR CONTINUED GROWTH COULD STRAIN OUR PERSONNEL AND INFRASTRUCTURE RESOURCES, AND IF WE ARE UNABLE TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

         We are beginning to experience rapid growth in our operations, which is placing, and will continue to place, a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our senior management to manage growth effectively. This will require us to hire and train additional personnel to manage our expanding operations. In addition, we will be required to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

WE FACE INCREASING COMPETITION FROM MORE ESTABLISHED COMPANIES THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE DO, WHICH MAY PLACE PRESSURE ON OUR PRICING AND WHICH COULD PREVENT US FROM INCREASING REVENUE OR ATTAINING PROFITABILITY.

         The health savings industry is rapidly evolving and competition for members is becoming increasingly intense. Our CARExpress membership programs are similar to or directly in competition with products and services offered by our direct competitors. Some of our healthcare providers may provide, either directly or through third parties, programs that directly compete with our programs. If discount healthcare membership products and services become standard features of healthcare companies, the demand for our CARExpress membership programs may decrease. In addition, the preferred provider organizations and provider networks that we use may decide to develop or sell competing products instead of our CARExpress membership programs. Moreover, even if our CARExpress membership programs provide a greater breadth of products and services and greater price discounts than programs offered by other companies operating in the health savings industry, potential customers might accept this limited functionality in lieu of purchasing our CARExpress membership programs due to their lack of familiarity with our programs.

         Some of our competitors enjoy substantial competitive advantages, such as:

      o programs that are functionally similar or superior to our membership programs;

      o     established reputations relating to membership programs;

      o     greater name recognition and larger marketing budgets and resources;

      o established marketing relationships and access to larger customer bases; and

      o     substantially greater financial, personal and other resources.

         We compete with numerous well-established companies that design and implement membership programs. Our current principal competitors include companies that offer healthcare products and services through membership programs much like our CARExpress membership programs, as well as insurance companies, preferred provider organization networks and other organizations that offer health benefit programs to their customers. Some of our competitors may be companies that have programs that are functionally similar or superior to our health membership programs. Most of our competitors possess substantially greater financial, marketing, personnel and other resources than us.

         We can provide no assurance that our current or future competitors will not:

      o provide healthcare benefit programs comparable or superior to our programs at lower membership prices;

      o adapt more quickly to evolving healthcare industry trends or changing industry requirements;

      o respond more quickly and effectively to new or changing opportunities, technologies, standards or customer requirements;

      o increase their emphasis on programs similar to ours to more effectively compete with us; or

      o successfully recruit independent marketing representatives by offering more attractive sales commissions.

For these and other reasons, we may not be able to compete successfully against our current and future competitors. Increased competition may result in price reductions, reduced gross margins, and loss of market share, any of which could have a material, adverse effect on our business, financial condition and results of operations.

OUR FAILURE TO ADEQUATELY PROTECT OUR CAREXPRESS BRAND AND OTHER INTELLECTUAL PROPERTY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         Intellectual property is important to our success. We generally rely upon confidentiality procedures and contractual provisions to protect our CARExpress brand and our other intellectual property, and we intend to apply for legal protection for certain of our intellectual property in the future. Any such legal protection we obtain may be challenged by others or invalidated through administrative process or litigation. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain, and adequate legal protection of our intellectual property may not be available to us in every country in which we intend to sell our products. The laws of some foreign countries may not be as protective of intellectual property rights as United States laws, and their mechanisms for enforcement of intellectual property rights may be inadequate. As a result, our means of protecting our proprietary technology and brands may be inadequate. Furthermore, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property. Any such infringement or misappropriation could have a material adverse effect on our business, financial condition and results of operations.

IF WE ACQUIRE ANY HEALTHCARE COMPANIES OR PRODUCTS IN THE FUTURE, SUCH COMPANIES AND PRODUCTS COULD PROVE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE STOCKHOLDER VALUE AND ADVERSELY AFFECT OUR OPERATING RESULTS.

         We may acquire or make investments in complementary healthcare companies, businesses, assets, products and services in the future. We have not made any such acquisitions or investments to date, and therefore, our ability to make acquisitions or investments is unproven. Acquisitions and investments involve numerous risks, including:

      o difficulties in integrating operations, technologies, services and personnel;

      o the diversion of financial and management resources from existing operations;

      o     the risk of entering new markets;

      o     the potential loss of key employees; and

      o the inability to generate sufficient revenue to offset acquisition or investment costs.

         In addition, if we finance any acquisitions by issuing convertible debt or equity securities, our existing stockholders may be diluted which could affect the market price of our stock. As a result, if we fail to properly evaluate and execute any acquisitions or investments, our business and prospects may be seriously harmed.

WE ARE DEPENDENT ON OUR MANAGEMENT TEAM, AND THE LOSS OF ANY KEY MEMBER OF THIS TEAM MAY PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN IN A TIMELY MANNER.

         Our success depends largely upon the continued services of our executive officers and other key management and development personnel. While we have entered into employment agreements with David M. Daniels, Roger H. Folts and Patricia S. Bathurst, they may terminate their employment with us at any time without penalty. Since we have not entered into employment agreements with Alex Soufflas or David A. Taylor, they may also terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees could seriously harm our business, financial condition or results of operations. In such an event we may be unable to recruit personnel to replace these individuals in a timely manner, or at all, on acceptable terms.

BECAUSE COMPETITION FOR OUR TARGET EMPLOYEES IS INTENSE, WE MAY NOT BE ABLE TO ATTRACT AND RETAIN THE HIGHLY-SKILLED EMPLOYEES THAT WE NEED TO SUPPORT OUR PLANNED GROWTH.

         To execute our growth plan, we must attract and retain highly-qualified personnel. We need to hire additional personnel in virtually all operational areas, including selling and marketing, research and development, operations and technical support, customer service and administration. Competition for these personnel remains intense, especially for individuals with high levels of experience in designing and developing health savings programs. We may not be successful in attracting and retaining qualified personnel. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we fail to attract new personnel or retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

                       RISKS ASSOCIATED WITH OUR INDUSTRY

THE HEALTH SAVINGS INDUSTRY IS RAPIDLY EVOLVING, AND IF WE ARE NOT SUCCESSFUL IN PROMOTING THE BENEFITS OF OUR CAREXPRESS MEMBERSHIP PROGRAMS AND OUR CAREXPRESS BRAND, OUR GROWTH MAY BE LIMITED.

         Based on our experience with consumers, we believe that many consumers are not familiar with the health savings industry and the benefits provided by discount healthcare membership programs. In addition, there may be a time-limited opportunity to achieve and maintain a significant share of the market for healthcare membership programs due in part to the rapidly evolving nature of the health savings industry and the substantial resources available to our existing and potential competitors. If employers do not recognize or acknowledge these problems, then the market for our CARExpress membership programs may develop more slowly than we expect, which could adversely affect our operating results.

         Developing and maintaining awareness of our CARExpress brand is critical to achieving widespread acceptance of our existing and future CARExpress membership programs. Furthermore, we believe that the importance of brand recognition will increase as competition in our market develops. Successful promotion of our CARExpress brand will depend largely on the effectiveness of our marketing efforts and on our ability to develop reliable and useful CARExpress membership programs at competitive prices. If we fail to successfully promote our CARExpress brand, or if our expenses to promote and maintain our CARExpress brand are greater than anticipated, our financial condition and results of operations could suffer.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUED GROWTH AND ACCEPTANCE OF HEALTH MEMBERSHIP PROGRAMS AS A SUITABLE ALTERNATIVE OR SUPPLEMENT TO TRADITIONAL HEALTH INSURANCE.

         Expansion in the sales of our CARExpress membership programs depends on the acceptance of health membership programs as a suitable alternative or supplement to traditional health insurance. Health membership programs could lose their viability as an alternative to health insurance due to changes in healthcare laws and regulations, an inadequate number of healthcare providers participating in the programs, customer dissatisfaction with the method of making payments and receiving discounts, and new alternative healthcare solutions. If healthcare membership programs do not gain widespread market acceptance, the demand for our CARExpress membership programs could be significantly reduced, which could have a material adverse effect on our business, financial condition and results of operations.

EVOLVING REGULATION OF THE HEALTH SAVINGS INDUSTRY MAY AFFECT US ADVERSELY.

         As the health savings industry continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. The delivery of discount health care products and services is subject to federal, state and local regulation, including the prohibition of business corporations from providing medical care, the fraud and abuse provisions of the Medicare and Medicaid statutes, state laws that prohibit referral fees and fee splitting, and regulations applicable to insurance companies and organizations that provide healthcare services. Compliance with changes in applicable regulations could materially increase the associated operating costs. Non-compliance with these laws and regulations could cause us to become the subject of a variety of enforcement or private actions, subject us or our management personnel to fines or various forms of civil or criminal prosecution, and result in negative publicity potentially damaging our reputation, network relationships, client relationships and the relationship with program members, representatives and consumers in general. Our failure to comply with current, as well as newly enacted or adopted federal and state regulations, could have a material adverse effect upon our business, financial condition and results of operations

                         RISKS ASSOCIATED WITH OUR STOCK

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

         The sale of a large number of shares of our common stock available for sale in the market after this offering, or the belief that such sales could occur, could cause a drop in the market price of our common stock. We currently have 17,054,200 shares of common stock outstanding, all of which are "restricted securities" as that term is defined in Rule 144 of the Securities Act. We are registering 5,445,125 of these restricted shares in this offering. We are also registering an additional 400,000 shares of common stock underlying currently outstanding options and an additional 4,813,008 shares of common stock underlying currently outstanding warrants. The shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by our affiliates.

         Immediately after the effectiveness of the registration statement of which this prospectus is a part, 5,445,125 shares of our outstanding shares of common stock will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by our affiliates. The remaining 11,609,075 shares of common stock outstanding after the effectiveness of the registration statement will continue to be restricted securities.

         None of our directors, executive officers and other stockholders are subject to lock-up agreements or market stand-off provisions that limit their ability to sell common stock.

WE INTEND TO ATTEMPT TO RAISE ADDITIONAL FUNDS IN THE FUTURE, AND SUCH ADDITIONAL FUNDING MAY BE DILUTIVE TO STOCKHOLDERS OR IMPOSE OPERATIONAL RESTRICTIONS.

         We intend to raise additional capital in the future to help fund our operations through sales of shares of our common stock or securities convertible into shares of our common stock, as well as issuances of debt. Such additional financing may be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants which may limit our operating flexibility. If additional capital is raised through the issuances of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of existing stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

WE HAVE ISSUED A SIGNIFICANT NUMBER OF SECURITIES TO ADVISORS AND CONSULTANTS TO THE COMPANY AND MAY ISSUE ADDITIONAL SECURITIES TO ADVISORS AND CONSULTANTS TO THE COMPANY IN THE FUTURE.

         We issued 350,000 shares of our common stock to consultants and advisors in 2004 as compensation for services rendered, and issued 2,587,000 shares of our common stock, options exercisable into 400,000 shares of our common stock and warrants exercisable into 3,099,000 shares of our common stock to consultants and advisors in 2005 as compensation for services rendered or to be rendered. We may issue additional shares of our common stock or securities convertible or exercisable into shares of our common stock to advisors, consultants or other business partners in the future as compensation for services rendered or to be rendered. The issuance of additional securities to such persons will result in dilution to existing stockholders since the percentage ownership of such stockholders will be reduced.

THE OFFERING PRICE OF THE SHARES OF OUR COMMON STOCK OFFERED HEREBY MAY NOT BEAR ANY RELATION TO THE ACTUAL TRADING PRICE OF OUR COMMON STOCK.

         The selling security holders may sell all or a portion of their shares of common stock at a fixed price of $1.50 per share until the shares are listed on the OTC Bulletin Board, and thereafter through public or private transactions at prevailing market prices or at privately negotiated prices. The average cost of the shares of common stock being sold by the selling security holders hereby is approximately $.40 per share. The offering price of the shares offered hereby does not necessarily bear any relation to our assets, book value, financial condition or other established valuation criteria. Accordingly, the offering price of the shares may not be indicative of the actual value of our common stock or the prices that may prevail at any time or from time to time in the event a public market for our common stock develops. We can provide you with no assurance that a public market for our common stock will develop and continue or that our common stock will ever trade at a price at or higher than the offering price in this offering.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS.

         The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

      o     announcements of new programs or services by our competitors;

      o demand for our CARExpress membership programs, including fluctuations in license renewals; and

      o fluctuations in revenue from the network marketing organizations that we use.

        In addition, the market price of our common stock could be subject to wide fluctuations in response to:

      o     quarterly variations in our revenues and operating expenses;

      o     announcements of new programs or services by us; and

      o     our ability to accommodate the future growth in our operations.

         In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market price of the stock of many early-stage companies and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY, AND THESE FLUCTUATIONS MAY CAUSE OUR STOCK PRICE TO FALL.


         Our operating results will likely vary in the future primarily as the result of fluctuations in our billings, revenues and operating expenses. We expect that our operating expenses will increase in the future as we expand our selling and marketing activities, develop new discount healthcare membership programs, hire additional personnel and comply with SEC reporting requirements. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.


OUR SHARES OF COMMON STOCK ARE NOT LISTED ON ANY NATIONAL SECURITIES EXCHANGE OR ESTABLISHED ELECTRONIC TRADING SYSTEM.


         Our shares of common stock do not currently trade on a national securities exchange or any other established electronic trading system. We have submitted an application to the OTC Bulletin Board to list our shares of common stock for trading after the effective date of the registration statement of which this prospectus is a part. We can provide no assurance, however, that such application will be accepted by the OTC Bulletin Board or that our shares of common stock will be approved for trading on the OTC Bulletin Board. The failure of our shares to be approved for trading on the OTC Bulletin Board will have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.


APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" MAY LIMIT THE TRADING AND LIQUIDITY OF OUR COMMON STOCK WHICH MAY AFFECT THE TRADING PRICE OF OUR COMMON STOCK.

         In the event our shares of common stock are not listed on a national securities exchange, an electronic trading system, or the pink sheets, our common stock will very likely be considered a "penny stock" as defined under Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will be subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

IF OUR EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS CHOOSE TO ACT TOGETHER, THEY MAY BE ABLE TO CONTROL OUR MANAGEMENT AND OPERATIONS, WHICH MAY PREVENT US FROM TAKING ACTIONS THAT MAY BE FAVORABLE TO YOU.

         Our executive officers, directors and principal stockholders, and their respective affiliates, beneficially own approximately 47% of our outstanding common stock. These stockholders, acting together, have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control of us or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objective of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions.

         These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

      o our ability to fund future growth and implement our business strategy;

      o     demand for and acceptance of our CARExpress membership programs;

      o our dependence on a small number of preferred provider organizations and other provider networks for healthcare providers;


      o our dependence upon Trident and Hispanic Global for substantially all of our revenue;


      o our ability to develop and expand the market for our CARExpress membership programs;

      o     our ability to market our CARExpress membership programs;

      o     growth and market acceptance of the health savings industry;

      o     competition in the health savings industry and our markets;

      o our ability to attract and retain qualified personnel and marketing representatives;

      o     legislative or regulatory changes in the healthcare industry;

      o     the condition of the securities and capital markets;

      o general economic and business conditions, either nationally or internationally or in the jurisdictions in which we are doing business;

and statements of assumption underlying any of the foregoing, as well as any other factors set forth under the caption "Risk Factors" on page 3 of this prospectus and "Management's Discussions an Analysis of Financial Condition and Results of Operation" below.

         All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This Management's Discussion and Analysis of Financial Condition and Results of Operations and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the caption "Risk Factors" on page 3 of this prospectus and elsewhere in this prospectus. The following should be read in conjunction with our audited financial statements beginning on page F-1 of this prospectus.

OVERVIEW

         We are a national healthcare savings organization that designs and offers discount healthcare membership programs to uninsured and underinsured individuals. Our membership programs encompass all aspects of healthcare, including physicians, hospitals, ancillary services, dentists, prescription drugs, vision care, hearing aids, chiropractic and alternative care, 24-hour nurseline, medical supplies and equipment, and long-term care facilities. We offer our discount healthcare membership programs through a national healthcare savings network called CARExpress. Through CARExpress, we can provide members access to healthcare providers affiliated with PPOs and other provider networks.

         We entered the health savings industry in 2001 to address the need for affordable healthcare nationwide. From 2001 to 2004, we engaged in limited operations due to our lack of available capital. During that time, our employees performed relatively limited duties and our operations were focused almost exclusively on building CARExpress. In early 2004, we took a number of steps to increase our business and generate revenues, including hiring our current Chief Executive Officer, raising capital through private placements of our equity securities, and marketing our CARExpress membership programs to the public directly through mail, print ad, television and internet campaigns, and indirectly through independent marketing representatives, brokers and agents, retail chains and outlets, small businesses and trade associations, and unions and associations. We also moved into a larger facility that provides us with 17 executive offices, a fully equipped state-of-the-art computer and telecommunications room, and the capacity to expand our customer service base to approximately 80 customer service agents, and completed the development of our Website.

         From late 2004 through the first six months of 2005, we began to more actively pursue opportunities to sell our CARExpress membership programs. In March 2005, we entered into an agreement with Trident Marketing International, Inc., a customer interaction solutions and marketing company, to market and sell our CARExpress membership programs, and engaged in our first test marketing campaign with Trident during the second quarter of 2005. We also entered into agreements with several consultants and advisors in the second quarter of 2005 for the marketing and promotion of our business and CARExpress membership programs, advice with respect to our marketing strategies, product development and business development, and assistance regarding the identification and evaluation of opportunities for us to engage in joint ventures, strategic partnerships and alliances with companies offering complementary products and services. While we actively engaged in marketing our CARExpress membership programs to the public and focused our efforts on generating sales of our CARExpress membership programs, we generated only minimal revenues during this period of time.

         Our strategy is to sustain and expand our position as a provider of unique healthcare membership service programs. The target market for our programs is comprised of individuals who have either limited health benefits or no health benefits. Our market share of this market is less than one percent and has been less than one percent since our inception. Since we are not currently large enough to pursue and support the entire market, we intend to pursue specific opportunities that we may identify in this market through our various marketing and distribution channels. Through product design, competitive membership pricing and a variety of distribution channel partners, we intend to pursue opportunities in the healthcare market that insurance plans have not addressed.

RECENT DEVELOPMENTS


         We have recently begun to experience a substantial increase in our membership base and revenues. As of December 1, 2005, we had approximately 3,500 CARExpress members, compared to approximately 400 members at June 30, 2005. We achieved revenues of approximately $48,300 for the three months ended September 30, 2005, compared to approximately $17,000 for the three months ended June 30, 2005, and estimate that our revenues for the two months ended November 30, 2005 were approximately $72,400. Approximately $38,100, or 79%, of our revenues for the three months ended September 30, 2005 were generated by independent marketing representatives. Approximately $65,900, or 91%, of our revenues for the two months ended November 30, 2005 were generated by independent marketing representatives. The remainder of the revenues that we generated during these periods was generated primarily by small businesses and trade associations and unions and associations.

         The growth in our members and revenues can be attributed primarily to our relationships with Trident Marketing International, Inc, and Hispanic Global LLC, a customer interaction solutions and marketing company that focuses on the Hispanic community. Approximately 2,620, or 75%, of our current members have been generated through Trident and approximately 525, or 15%, of our current members have been generated through Hispanic Global. For the three months ended September 30, 2005, Trident generated approximately $38,100, or 79%, of our revenues, and Hispanic Global generated approximately $40, or less than 1%, of our revenues. We estimate that for the two months ended November 30, 2005, Trident generated approximately $55,300, or 76%, of our revenues, and Hispanic Global generated approximately $10,600, or 15%, of our revenues.

         We originally entered into our agreement with Trident in March 2005. During the second quarter of 2005, we engaged in a test marketing campaign with Trident but generated only a minimal number of members. In July 2005, we engaged in a second test marketing campaign with Trident through which we offered a 12-day free trial program to prospective members. As a result of this marketing campaign, we generated a greater number of members and Trident began to more actively market our CARExpress membership programs to the public. Trident generated approximately 200, 555 and 1,620 of our current members during the months of September, October and November 2005, respectively.

         On August 12, 2005, we entered into an agreement with Hispanic Global LLC to market and sell our CARExpress membership programs. Hispanic Global engaged in a test marketing campaign of our CARExpress membership programs through which we offered prospective members a 12-day free trial program very similar to the program we offered through Trident. As a result of this test marketing campaign, Hispanic Global increased its marketing of our CARExpress membership programs and began to generate a significant number of members for us. Hispanic Global generated approximately 80, 180 and 260 of our current members during the months of September, October and November 2005, respectively.


         We have entered into agreements with several other marketing companies during the past three months and are currently engaging in test marketing campaigns with some of these marketing companies through which we are offering our 12-day free trial program. We have generated minimal revenues to date and incurred minimal expenses to date under these agreements and do not know when, if ever, any of these agreements will be material to our business, financial condition and results of operations. In addition, we are currently in negotiations with several other companies regarding the sale of our CARExpress membership programs and anticipate entering into agreements with some of these companies during the next three months. We can provide no assurance that we will enter into agreements with companies with which we are currently in negotiations or, if we do, that the agreements will result in new members and revenues to us.

OPERATIONAL METRICS


         Our revenues consist almost exclusively of monthly membership fees that we receive from members of our CARExpress membership programs. To generate revenue, we engage in marketing campaigns offering money-back guarantees and free-trial periods as an incentive for prospective members to try our CARExpress membership programs. In addition, we pay commissions to our marketing representatives and other distribution partners that typically include an up-front fee for the acquisition of new members. As a result, our costs of obtaining new members typically exceed the revenue that we generate from the members during the first four weeks of the membership, in the case of memberships sold without our 12-day free trial period, or the first six weeks of the membership, in the case of memberships sold with our 12-day free trial period.

         The average membership fee per member per month that we receive is approximately $35. Approximately 90% of the CARExpress membership programs that we have sold to our current members consist of our Comprehensive Care Program which is sold at a monthly retail price of $39.95. The remaining CARExpress membership programs that we have sold to our current members consist of a mix of our less expensive programs. We receive each member's initial monthly payment and billing information at the beginning of the first monthly membership period. Monthly payments for subsequent periods are received at the beginning of the applicable period. For those memberships sold in connection with our 12-day free trial period, we receive the member's billing information at the beginning of the free trial period. After the 12-day free trial period is complete, the member is charged for the next monthly membership period unless the member cancels the membership prior to the expiration of the free trial period. The member's payment is then recognized as revenue evenly over the monthly membership period. Monthly membership payments are recognized as revenue evenly over the applicable monthly membership period. As a result, there is a delay of four weeks between the date we receive a monthly membership fee and the date we recognize the entire monthly membership fee as revenue. Since first offering our 12-day free trial periods in July 2005, we have successfully converted approximately 80% of our free-trial members to paying members.

         A key metric towards evaluating our success in the future will be our member retention rates. Member retention rates represent the percentage of new members that we acquire that we are able to retain for a specified period of time. Since we incur a large portion of our costs up front and receive recurring membership fees throughout the term of the membership, the longer we are able to retain the members we acquire, the greater the income potential of the CARExpress membership programs that we sell. We believe that the key to obtaining a high member retention rate is to target our marketing campaigns towards those individuals and organizations most in need of our programs and most capable of paying for our programs, and those individuals and organizations that will be the most loyal to us and our programs.

         We have been selling our CARExpress membership programs for only a short period of time and have generated only a minimal number of members to date. As a result, our ability to evaluate our member retention rates is hampered by the relatively little information available to us for evaluation. As we continue to engage in test marketing campaigns, we will be able to determine, based on member demographics, which types of members and member groups are most suitable for our CARExpress membership programs. During the next 12 months, we expect our member retention rates to fluctuate significantly as a result of a variety of factors, including:

      o     the type of CARExpress membership programs being sold;

      o the marketing campaign being used to sell our CARExpress membership programs;

      o     the financial condition and loyalty of our members;

      o     the distribution channel selling our CARExpress membership programs;
            and

      o the type and amount of compensation being paid to marketing representatives and other parties to sell our CARExpress membership programs.

         Set forth below is the approximate number of our members at specified measurement dates and estimates of our member retention rate at the measurement dates:

                                Number           3-Month           6-Month
      Measurement Date        of Members      Retention Rate    Retention Rate
      ----------------        ----------      --------------    --------------
      December 1, 2005           3,500              60%              50%
      June 30, 2005                400              70%              65%
      December 31, 2004            350              70%              65%
      June 30, 2004                300              50%              45%
      December 31, 2003            600              75%              70%

The retention rates specified above represent the percentage of members that purchased a CARExpress membership program within the three and six month periods immediately preceding the applicable measurement date and that were still members of CARExpress on the measurement date. Since we have been selling our CARExpress membership programs for only a short period of time and have acquired only a minimal number of members to date, our future retention rates may differ significantly from the retention rates set forth above.

OUTLOOK


         We expect the number of CARExpress members generated each month through Trident and Hispanic Global to continue to increase for the foreseeable future as Trident and Hispanic Global follow through on their plans to increase the number of sales persons marketing our CARExpress membership programs to the public. We also expect to generate additional members over the next 12 months through additional marketing companies with which we have entered into agreements or with which we expect to enter into agreements within the next three months, and to engage in test marketing campaigns with some of these marketing companies through which we will offer our 12-day free trial program. As a result, we expect our monthly membership growth for the next six months to average between 20% and 25%, and we expect to achieve a membership base of over 12,000 members during the first half of 2006.

         We expect our retention rates to improve over the next 12 months as we obtain additional information regarding member demographics and target our test marketing campaigns at prospective members and member groups that are most suitable for our CARExpress membership programs. In addition, we expect our cash flows from sales of our CARExpress membership programs through Trident and Hispanic Global to turn positive during the first quarter of 2006 as the recurring membership fees from our increasing membership base overtake the costs associated with obtaining the new members we are generating. As a result, we expect our net losses from operations to begin to decrease during the first quarter of 2006. We believe that, using an average monthly membership growth rate over the next six months of 20% and our historical 6-month retention rate of 50% to reflect any uncertainties regarding our future sales levels and member retention rates, we will need to obtain a membership base of approximately 10,000 members to achieve profitability. As a result, we expect to begin generating net profits from operations during the second quarter of 2006.

         We can provide no assurance that Trident and Hispanic Global will continue to generate new members for us, that our membership base will increase as projected, that we will successfully enter into new agreements for the sale of our CARExpress membership programs or that we will generate new members and revenues under our current and new agreements. In addition, we can provide no assurance that our member retention rates will improve over the next 12 months, that our cash flows from sales of our CARExpress membership programs will turn positive during the first quarter of 2006, or that we will begin generating net profits from operations during the second quarter of 2006.

CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and accompanying notes, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. When making these estimates and assumptions, we consider our historical experience, our knowledge of economic and market factors and various other factors that we believe to be reasonable under the circumstances. Actual results may differ under different estimates and assumptions.

         The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties.

Revenue Recognition


         We sell discount healthcare membership cards in return for monthly membership fees. We recognize these membership fees as revenues when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed and determinable, and collectibility is reasonably assured. We electronically debit customer accounts for the monthly membership fees. At the beginning of each membership period, the membership fees are typically charged to the member's credit card, resulting in deferred revenue. We then recognize the membership fees as revenue after the services have been rendered. In the event we sell membership programs offering a free trial period, we do not recognize membership revenue until the trial term expires, at which point membership revenues are recognized as services are rendered. Any non-refundable one-time shipping and handling fees that we receive for the shipment of the membership packages that we distribute in connection with the sale of our membership programs are included in our membership fees and recorded as deferred revenue when received and recognized as revenue as services are rendered.


Valuation of Stock-Based Compensation

         We account for employee stock-based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. APB 25 requires that we recognize compensation cost for stock options issued to employees to the extent the fair value of our common stock exceeds the exercise price of the options on the date of grant. We have presented the required disclosures of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation" ("SFAS No. 123"), as amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" and, accordingly, make pro forma disclosures for net income and earnings per share as if the fair value method of valuing options had been applied.

         We account for non-employee stock-based compensation in accordance with SFAS No. 123, "Accounting For Stock-Based Compensation" and Emerging Issues Task Force No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services" ("EITF 96-18"). SFAS No. 123 and EITF 96-18 require that we account for our option and warrant grants to non-employees based on the fair value of the options and warrants granted.


         We use the Black-Scholes pricing model to determine the fair value of the options and warrants we grant to employees and non-employees. We are required to make certain assumptions in connection with this determination, the most important of which involves the calculation of volatility with respect to the price of our common stock. The computation of volatility is intended to produce a volatility value that is representative of our expectations about the future volatility of the price of our common stock over an expected term. At this point in time, we are only able to use our past share price history to determine volatility. We cannot predict how the price of our shares of common stock will react on the open market in the event they are listed for trading on the OTC Bulletin Board. As a result, the volatility value we have calculated may differ from the future volatility of the price of our shares of common stock.


         We will adopt Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS No. 123R"), which revised SFAS No. 123, on January 1, 2006. A summary of SFAS No. 123R is provided below under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Accounting Pronouncements."

RECENT ACCOUNTING PRONOUNCEMENTS


         In December 2004, FASB issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS No. 123R"), which revised Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123R establishes standards for accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS No. 123R, only certain pro forma disclosures of fair value were required. SFAS No. 123R will be effective for small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. As a result, we will adopt SFAS No. 123R on January 1, 2006. The impact of the adoption of this new accounting pronouncement on our results of operations for our fiscal year ended December 31, 2004 and our nine-month period ended September 30, 2005 would be similar to our calculation of the pro forma impact on net income of Statement of Financial Accounting Standards No. 123 included in Note 1j. to our audited consolidated financial statements and Note 1c. to our unaudited consolidated financial statements, respectively. We are unable to determine what, if any, impact the adoption of SFAS No. 123R will have on our financial condition and results of operations for future periods.


         For a more complete discussion of our accounting policies and procedures, see our Notes to Consolidated Financial Statements beginning on page F-8.

COMPARISON OF NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

Revenues


         Revenues consist of the monthly membership fees that we receive from members of our CARExpress membership programs and commissions that we receive from the sale of CARExpress membership programs sold in combination with third-party insurance products. To date, revenues have consisted almost exclusively of the monthly membership fees we receive from members of our CARExpress membership programs. Revenues increased $54,343, or 185%, to $83,658 for the nine months ended September 30, 2005 from $29,315 for the nine months ended September 30, 2004. The increase of $54,343 was primarily a result of increased sales of our CARExpress membership programs to new customers and existing members.

         Approximately 80% of our revenues generated during the nine months ended September 30, 2005 was derived from sales of our CARExpress membership programs to first-time members, compared to approximately 20% during the nine months ended September 30, 2004. The remainder of the revenues that we generated during these periods was derived from existing members. For the nine months ended September 30, 2005, we derived approximately 60% of our revenues from independent marketing representatives, approximately 10% of our revenues from small businesses and trade associations, approximately 15% of our revenues from unions and associations, and approximately 10% of our revenues from retailers and outlets. We derived nominal revenues from brokers and agents during the nine months ended September 30, 2005. By comparison, for the nine months ended September 30, 2004, we derived approximately 50% of our revenues from independent marketing representatives, approximately 10% of our revenues from small businesses and trade associations, and approximately 20% of our revenues from unions and associations. We derived nominal revenues from retailers and outlets and brokers and agents during the nine months ended September 30, 2004. The remainder of the revenues that we generated during these periods was derived primarily from sales of our CARExpress membership programs by us directly to consumers.

         We expect growth in revenues to accelerate over the next 12 months as Trident and Hispanic Global increase the number of sales persons marketing our CARExpress membership programs and as we continue to enter into sales and marketing agreements with independent marketing representatives, brokers and agents, retailers and outlets, small businesses and trade associations, and unions and associations, execute upon our advertising and marketing campaigns, and design and sell unique discount healthcare membership solutions to new and existing customers. We also expect to begin generating commissions from the sale of CARExpress membership programs sold in combination with third-party insurance products over the next 12 months. The percentage of future revenues derived from first-time and existing members and the percentage of future revenues derived from independent marketing representatives, brokers and agents, retailers and outlets, small businesses and trade associations, and unions and associations may differ significantly from the percentages set forth in the comparisons of the nine-month periods and years discussed in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" as we have been selling our CARExpress membership programs for only a short period of time and have generated minimal revenues to date.

Cost of Sales


         Cost of sales consists primarily of sales salaries for employees directly involved in generating and supporting sales of our CARExpress membership programs, sales commissions paid primarily to independent marketing representatives, brokers and agents, depreciation and amortization expense relating to our computers, phone system and website, which provides broker support and information to customers and potential customers, and healthcare provider network costs, which consist of fees we pay to our various suppliers for access to their provider networks, costs that we incur in connection with the various advertising and marketing campaigns for our CARExpress membership programs, such as direct mail, print ad, television and internet campaigns, rent expense associated with our cost of sales, and all of our other selling and marketing expenses. We include all of our selling and marketing expenses in our cost of sales because our selling and marketing activities are an integral part of the sale of our CARExpress membership programs. Cost of sales increased $27,535, or 10%, to $318,331 for the nine months ended September 30, 2005, from $290,796 for the nine months ended September 30, 2004. The increase of $27,535 was due primarily to an increase of $31,185 for sales commissions, $27,604 in depreciation expense relating to our computers, phone system and website, $12,959 in rent expense, and $6,044 in healthcare provider network costs, partially offset by a decrease of $48,351 for sales salaries for employees directly involved in generating and supporting sales of our CARExpress membership programs. We expect cost of sales to increase over the next 12 months as increased sales of our CARExpress membership programs result in higher overall sales commission expenses being paid to independent marketing representatives.

General and Administrative Expenses

         General and administrative expenses consist primarily of salary expense, professional fees, rent expense, and other general and administrative expenses.

         Salary Expense. Salary expense consists of all salaries and related compensation that we pay to our employees and the payroll taxes associated therewith that are not associated with our cost of sales. Salary expense decreased $582,134 to $574,907 for the nine months ended September 30, 2005, from $1,157,041 for the nine months ended September 30, 2004. The decrease of $582,134 was due to our issuance of 1,748,250 shares of our common stock valued at $874,125 to David M. Daniels in February 2004 as a signing bonus in connection with Mr. Daniels accepting his appointment as our Chief Executive Officer, partially offset by an increase of $275,740 for salaries and related compensation resulting from the fact that only six employees were paid for only seven months in 2004 while nine employees were paid for nine months in 2005, and $16,251 in additional taxes paid due to the increased payroll in 2005. We are party to an employment agreement with each of David M. Daniels, Roger H. Folts and Patricia S. Bathurst, three of our executive officers, pursuant to which they will receive a fixed increase in salary on January 1 of each year of the remaining term of their respective agreements, and may be paid bonuses and other compensation at the discretion of our board of directors. In addition, we have entered into employment arrangements with Alex Soufflas and David A. Taylor. A summary of the material terms of these employment agreements and arrangements and our financial obligations thereunder is provided below under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Contractual Obligations" and "Executive Compensation," and under "Note 4 - Commitments and Contingencies - Employment Agreements" of our unaudited consolidated financial statements for the nine months ended September 30, 2005. In addition, we may retain additional executive management personnel with substantial experience in the healthcare or health savings industry. As a result, we expect salary expense to increase over the next 12 months.

         Professional Fees. Professional fees consist of fees paid to our independent accountants, lawyers and other professionals. Professional fees increased $1,420,360 to $1,633,343 for the nine months ended September 30, 2005 from $212,983 for the nine months ended September 30, 2004. The increase of $1,420,360 was due primarily to an increase of $19,852 in fees paid to our independent accountant in connection with the preparation of our audited financial statements for our fiscal year ended December 31, 2004, an increase of $117,636 in legal fees paid in connection with the various capital-raising and business transactions that we commenced or completed during the period, and an increase of $1,370,449 in stock compensation paid to our various consultants and advisors for financial advisory services and marketing and advisory services, partially offset by a decrease of $87,457 in computer system and hardware consulting expenses due to the costs of our new computer system being amortized in connection with the completion and proper functioning of the computer system. A description of the securities that we issued to our consultants and advisors in 2005 is provided below under "The Offering - June 2005 Sale of Common Stock, Class A Warrants, Class B Warrants and Class C Warrants to Consultants" and Note 4 to our unaudited financial statements for the nine months ended September 30, 2005, and a summary of the agreements we entered into with consultants and advisors for marketing and advisory services and a description of these services is provided below under "Description of Business - Marketing Consultants and Advisors." We expect professional fees to increase over the next 12 months as we recognize consulting expense for fees paid to our various consultants and advisors for financial advisory services and marketing and advisory services as such services are performed and as we attempt to enter into agreements with additional independent marketing representatives, brokers and agents, retailers and outlets, small businesses and trade associations, and unions and associations for the marketing and sale of our CARExpress membership programs.

         Rent Expense. Rent expense consists of the rent that we pay under the lease for our principal executive offices that is not associated with our cost of sales. Rent expense increased $51,836 to $127,634 for the nine months ended September 30, 2005 from $75,798 for the nine months ended September 30, 2004. The increase of $51,836 resulted primarily from our decision to move into a larger facility in Horsham, Pennsylvania in April 2004 that provides us with 17 executive offices, a fully equipped state-of-the-art computer and telecommunications room, and the capacity to expand our customer service base to approximately 80 customer service agents, and rent payments that we made under the lease we entered into on July 1, 2005 for our facility in Sarasota, Florida. A summary of the material terms of these leases is provided under "Note 4 - Commitments and Contingencies - PA Facility Lease" and "- FL Facility Lease," respectively, of our unaudited consolidated financial statements for the nine months ended September 30, 2005. We expect rent expense to increase over the next 12 months as a result of annual increases in our lease payments for these facilities.

         Other General and Administrative Expenses. Other general and administrative expenses consist of the cost of stock issued to previous investors for an amendment and release to their securities purchase agreements, filing fees for general business transactions, moving expenses, health insurance costs and other miscellaneous general and administrative expenses not associated with our cost of sales. Other general and administrative expenses increased $261,135 to $586,322 for the nine months ended September 30, 2005 from $325,187 for the nine months ended September 30, 2004. The increase of $261,135 resulted primarily from our issuance of 737,750 shares of our common stock valued at $295,100 to previous investors in exchange for their execution of an amendment and release to their securities purchase agreements (a description of this transaction is set forth below under "The Offering - March 2005 Offering of Common Stock, Class A Warrants and Class B Warrants"), an increase of $5,644 for filing fees associated with our various business transactions, $6,694 for moving expenses related to our new office space in Sarasota, Florida, and an increase of $7,256 in health insurance costs for the employees hired in 2005. We expect other general and administrative expenses to decrease over the next 12 months because we do not expect to issue any additional securities to previous investors for amendments and releases to their securities purchase agreements.


COMPARISON OF YEARS ENDED DECEMBER 31, 2004 AND 2003

Revenue


         Revenues decreased $22,442 to $27,929 for the year ended December 31, 2004 from $50,371 for the year ended December 31, 2003. The decrease of $22,442 was primarily a result our decision to reduce marketing efforts on direct sales of our CARExpress membership programs to consumers and instead focus our marketing efforts on sales of our CARExpress membership programs to retailers, outlets, unions and associations. Approximately 25% of our revenues generated during the year ended December 31, 2004 was derived from sales of our CARExpress membership programs to first-time members, compared to 20% during the year ended December 31, 2003. The remainder of the revenues that we generated during these periods was derived from existing members. For the year ended December 31, 2004, we derived approximately 50% of our revenues from independent marketing representatives, 10% of our revenues from small businesses and trade associations, and 20% of our revenues from unions and associations. We derived nominal revenues from brokers and agents and retailers and outlets during the year ended December 31, 2004. By comparison, for the year ended December 31, 2003, we derived approximately 50% of our revenues from independent marketing representatives, 5% of our revenues from small businesses and trade associations, and 10% of our revenues from unions and associations. We derived nominal revenues from brokers and agents and retailers and outlets during the year ended December 31, 2003. The remainder of the revenues that we generated during these periods was derived primarily from sales of our CARExpress membership programs by us directly to consumers.


Cost of Sales


         Cost of sales increased $313,767 to $443,382 for the year ended December 31, 2004, from $129,615 for the year ended December 31, 2003. The increase of $313,767 was due to an increase of $154,238 in sales salaries for employees directly involved in generating and supporting sales of our CARExpress membership programs, an increase of $170,377 for advertising and marketing expenses, an increase of $13,547 in rent expense and the incurrence of $16,209 for depreciation expense relating to our computers, phone system and website, partially offset by a decrease of $30,214 in healthcare provider network costs and $10,390 in sales commissions.

General and Administrative Expenses

         Salary Expense. Salary expense increased $1,255,335 to $1,323,738 for the year ended December 31, 2004 from $68,403 for the year ended December 31, 2003. The increase of $1,255,335 was due to our issuance of 1,748,250 shares of our common stock valued at $874,125 to David M. Daniels in February 2004 as a signing bonus in connection with Mr. Daniels accepting his appointment as our Chief Executive Officer, an increase of $342,131 in additional salaries and related compensation resulting from an increase in the number of personnel from one part-time employee in 2003 to 9 full-time employees and one part-time employee during 2004, and $39,099 in additional taxes paid due to the increased payroll in 2004.

         Professional Fees. We incurred professional fees of $304,773 during our fiscal year ended December 31, 2004. We did not incur any professional fees during our fiscal year ended December 31, 2003 as we did not engage in any business transactions or activities requiring the services of independent accountants, lawyers or other professionals during that year. The $304,773 of professional fees that we incurred during our fiscal year ended December 31, 2004 was comprised primarily of $106,875 in legal fees incurred in connection with various business transactions that we commenced or completed during the year, $17,726 of professional fees associated with accounting and tax services performed by our independent accountants, $19,971 of consulting fees in connection with setting up the computers and computer network in our new office, and $147,129 of consulting fees for general accounting and marketing activities performed during January and February 2004 prior to the hiring of full-time employees.

         Rent Expense. Rent expense increased $54,190 to $95,925 for the year ended December 31, 2004 from $41,735 for the year ended December 31, 2003. The increase of $54,190 resulted primarily from our decision to move into a larger facility in April 2004 that provides us with 17 executive offices, a fully equipped state-of-the-art computer and telecommunications room, and the capacity to expand our customer service base to approximately 80 customer service agents.

         Other General and Administrative Expenses. Other general and administrative expenses increased $303,147 to $359,517 for the year ended December 31, 2004 from $56,370 for the year ended December 31, 2003. The increase of $303,147 resulted primarily from an increase of $78,569 in health insurance costs for the employees hired in 2004, $100,152 of additional travel and entertainment expense associated with marketing, contract negotiation and other business activities, an increase of $31,400 for general marketing activities, $13,515 of additional supply costs as a result of increased personnel and activities, an increase of $10,006 for postage, a $5,734 increase in costs for additional computers, moving expenses of $6,618 for the move to our new offices in Horsham, Pennsylvania, $6,883 for computer repairs, an increase of $36,086 for customer service expenses and an increase of $13,415 for telephone expenses.

Loss on Extinguishment of Debt

         Loss on extinguishment of debt consists of losses realized upon the extinguishment of our existing debt obligations and the write-off of associated unamortized debt issuance costs. We incurred loss on extinguishment of debt of $83,388 for our fiscal year ended December 31, 2004. We did not incur any loss on extinguishment of debt for our fiscal year ended December 31, 2003. The loss on extinguishment of debt of $83,388 that we incurred during our fiscal year ended December 31, 2004 consisted of losses realized upon the issuance of shares of our common stock and the payment of cash in exchange for the extinguishment of debt obligations and the write-off of unamortized debt issuance costs resulting therefrom that we had incurred in connection with the funding of our business operations. Since we do not intend to fund our future operations by means of the issuance of debt, and since we had only $80,993 in notes payable outstanding on December 31, 2004, we do not expect to incur any material loss on extinguishment of debt during the next 12 months.

LIQUIDITY AND CAPITAL RESOURCES


         Since our inception, we have funded our operations primarily through private sales of equity securities and the use of short-term and long-term debt. As of September 30, 2005, we had a cash and cash equivalents balance of $445,717.

         Net cash used by operating activities was $1,496,845 for the nine months ended September 30, 2005 compared to $1,235,671 for the nine months ended September 30, 2004. The $261,174 increase in cash used in operating activities was primarily due to increased net loss of approximately $1,141,000 and a decrease in expenses for common stock issued for services of approximately $139,000, partially offset by an increase in the fair value of warrants expensed of approximately $755,000, an increase in accounts payable and accrued expenses of approximately $146,000 and a decrease in spending on current assets of approximately $83,000. Net cash used in operating activities was $1,622,875 for our fiscal year ended December 31, 2004, compared to $130,520 for our fiscal year ended December 31, 2003. The $1,492,355 increase was due primarily to and increase in net loss of approximately $2,324,000, and a decrease in accounts payable and accrued expenses of approximately $270,000 and interest payable of approximately $44,000, partially offset by an increase in noncash compensation consisting of shares of our common stock issued in exchange for professional, consulting, advisory and other services of approximately $1,049,000 and loss on the extinguishment of debt and related costs of approximately $83,000.

         Net cash used by investing activities was $94,329 for the nine months ended September 30, 2005 compared to $71,185 for the nine months ended September 30, 2004. The $23,144 increase in cash used by investing activities was due to our payment of notes receivable of $25,000 and our investment in a certificate of deposit of $35,000, partially offset by a decrease in purchases of fixed assets and Web site costs of approximately $37,000. Net cash used in investing activities was $161,956 for our fiscal year ended December 31, 2004. We did not have any cash flows from investing activities for our fiscal year ended December 31, 2003. The $161,956 increase was due to an increase in purchases of fixed assets and Web site costs.

         Net cash provided by financing activities was $1,579,976 for the nine months ended September 30, 2005 compared to $1,379,473 for the nine months ended September 30, 2004. The $200,503 increase in net cash provided by financing activities was due primarily to an increase in proceeds from sales of securities of approximately $324,000 and a decrease in payments on notes payable of approximately $312,000, partially offset by a decrease in proceeds from sales of shares of our common stock and subscriptions payable of approximately $437,000. Net cash provided by financing activities was $2,206,576 for our fiscal year ended December 31, 2004 compared to $114,551 for our fiscal year ended December 31, 2003. The $2,092,025 increase in cash flows from financing activities was due primarily to an increase in proceeds from sales of our common stock and subscriptions payable of approximately $2,403,000, partially offset by an increase in payments on our notes payable of approximately $203,000 and a decrease in proceeds from the issuance of notes payable of approximately $106,000.

         We had working capital of $328,929 at September 30, 2005.


         Our primary sources of capital over the past 18 months are set forth below.

         In August 2004, we completed a private offering of 2,777,000 shares of our common stock, Class A warrants to acquire 1,388,500 shares of our common stock, and Class B warrants to acquire 1,388,500 shares of our common stock, for aggregate cash consideration of $1,388,500. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.00 per unit. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $1.00 per share. Each Class B Warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share.

         In September 2004, we completed a private offering of 174,000 shares of our common stock, Class A warrants to acquire 87,000 shares of our common stock, and Class B warrants to acquire 87,000 shares of our common stock, for aggregate cash consideration of $87,000. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.00 per unit. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $1.00 per share. Each Class B Warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share.

         In February 2005, we completed a private offering of 2,448,750 shares of our common stock, Class A warrants to acquire 816,252 shares of our common stock, and Class B warrants to acquire 816,252 shares of our common stock, for aggregate cash consideration of $979,500. These securities were sold in units comprised of three shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $1.00 per share. Each Class B Warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share.

         In April 2005, we completed a private offering of 1,800,000 shares of our common stock, Class A warrants to acquire 1,800,000 shares of our common stock, and Class B warrants to acquire 1,800,000 shares of our common stock, for aggregate consideration consisting of 2,740,000 shares of common stock of Infinium Labs, Inc., a Delaware corporation, that was then valued at $720,000. These securities were sold in units comprised of three shares of common stock, three Class A warrants and three Class B warrants. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $.60 per share. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share.

         In May 2005, we completed a private offering of 635,750 shares of our common stock, Class A warrants to acquire 317,875 shares of our common stock, and Class B warrants to acquire 317,875 shares of our common stock, for aggregate cash consideration of $254,300. These securities were sold in units comprised of three shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one and one-half shares of our common Stock at an exercise price of $.60 per share. Each Class B warrant is initially exercisable into one and one-half shares of our common stock at an exercise price of $.80 per share.

         In June 2005, we completed a private offering of 1,490,000 shares of our common stock, Class A warrants to acquire 1,490,000 shares of our common stock, and Class B warrants to acquire 1,490,000 shares of our common stock, for aggregate cash consideration of $596,000. These securities were sold in units comprised of three shares of common stock, three Class A warrants and three Class B warrants. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $.60 per share. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share.


         In November 2005, we issued promissory notes in the aggregate principal amount of $155,000 to a small group of accredited investors for aggregate cash consideration of $155,000. The notes have a maturity date that is 90 days after the date we received the funds from the respective investors and accrue interest at the rate of 15% per annum. The principal and accrued interest are payable by the company on the maturity date and may be prepaid by us in whole or in part at any time prior to the maturity date at our option without penalty.


         The forgoing constitutes our principal sources of capital during the past 18 months. We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution. To date, our capital needs have been principally met through the receipt of proceeds from sales of our equity and debt securities. The company has used the proceeds from the private offerings it completed in 2004 and 2005 to pay virtually all of the costs and expenses it incurred during these years. These costs and expenses were comprised of operating expenses, which consisted of the salary expenses, general and administrative expenses, professional fees and rent expenses discussed above, and the costs of sales discussed above to the extent such costs of sales exceeded revenues.

         We believe that our current cash resources will not be sufficient to sustain our current operations for the next 12 months. We will need to obtain additional cash resources within the next 12 months to enable us to pay our ongoing costs and expenses as they are incurred, repay our outstanding indebtedness to third parties in the aggregate amount of approximately $185,000, all of which is due within the next 6 months, and finance the growth of our business. We intend to obtain these funds through sales of debt or equity securities and through proceeds received from the exercise of outstanding options and warrants by our security holders. We intend to continue to invest our cash in excess of current operating requirements in interest-bearing, investment-grade securities. The sale of additional equity or convertible debt securities would result in additional dilution to our shareholders. The issuance of additional debt would result in increased expenses and could subject us to covenants that may have the effect of restricting our operations. While we recently obtained $155,000 through the issuance of promissory notes, we have not made arrangements to obtain additional financing and we can provide no assurance that additional financing will be available in an amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may be unable to execute upon our business plan or pay our costs and expenses as they are incurred, which could have a material, adverse effect on our business, financial condition and results of operations.


CONTRACTUAL OBLIGATIONS


         The following summarizes our material long-term contractual obligations as of September 30, 2005:



Contractual                                 Remainder
Obligations                     Total        of 2005         2006          2007         2008         2009         2010
-----------                     -----       ---------       ------        ------       -----        -----        -----
Employment Agreements (1)   $2,415,692       $130,350     $573,540      $630,894     $500,722     $531,468      $48,718
Office Leases (2)              772,489         62,295      258,553       170,803      108,373      112,708       59,757
                            ----------       --------     --------      --------     --------     --------     --------
     Total                  $3,188,181       $192,645     $832,093      $801,697     $609,095     $644,176     $108,475
                            ==========       ========     ========      ========     ========     ========     ========

(1) We have entered into written employment agreements with David M. Daniels, Roger H. Folts and Patricia S. Bathurst. While we have entered into employment arrangements with Alex Soufflas and David A. Taylor, we have not entered into written employment agreements with them, and thus this table does not reflect any amounts that will be paid to them in the future. Under the terms of our employment arrangements with Mr. Soufflas and Mr. Taylor, we agreed to pay Mr. Soufflas and Mr. Taylor an annualized base salary of $158,400 and $132,000, respectively, for our fiscal year ended December 31, 2005. A summary of these employment agreements and arrangements is provided herein under "Executive Compensation - Employment Contracts and Arrangements."

(2) We have entered into two office leases. One is for our office space in Horsham, Pennsylvania and the other is for our office space in Sarasota, Florida. A summary of these office leases is provided herein under "Description of Business - Properties."

To date, we have made payments under these obligations with proceeds received from sales of our equity and debt securities. We intend to make future payments due under these obligations with proceeds from additional sales of our equity and debt securities and cash generated from the sale of our CARExpress membership programs.

OFF-BALANCE SHEET ARRANGEMENTS


         As of September 30, 2005, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, that had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.


                             DESCRIPTION OF BUSINESS

OVERVIEW

         National Health Partners, Inc. (d/b/a "International Health Partners, Inc.") is a national healthcare savings organization founded in 1989 and reorganized in 2001 by healthcare and finance experts to address the need for affordable healthcare nationwide. We create, market and distribute membership savings programs to predominantly underserved markets in the healthcare industry through a national healthcare savings network called CARExpress ("CARExpress").


         CARExpress is a network of hospitals, doctors, dentists, pharmacists and other healthcare providers comprised of an aggregate of over 1,000,000 medical professionals that have agreed to render their services and products to CARExpress members at discounted prices. CARExpress enables a person to engage in point-of-service transactions directly with these providers and receive discounts from the provider that are similar to those received by a person employed by a large corporation with hundreds of thousands of employees.


         Our programs offer savings on healthcare services to persons who are uninsured, underinsured, or who have elected to purchase only high deductible or limited benefit medical insurance policies, by providing access to the same preferred provider organizations ("PPOs") that are utilized by many insurance companies and employers who self-fund at least a portion of their employees' healthcare risk. Our programs are also used to supplement benefit plans and fill in the gaps created by the need to reduce health benefits to keep the costs of health insurance reasonable. These programs are sold primarily through a network marketing strategy under the name CARExpress, but are also offered through resellers who have privately labeled or co-branded the CARExpress services and through employers as part of an employee benefit plan.

HEALTHCARE INDUSTRY

         The healthcare industry remains in a state of turmoil and crisis. The U.S. Department of Commerce estimates that 15.6% of all Americans, or 45 million individuals, were without health insurance coverage in 2003, up from 15.2%, or
43.6 million individuals, in 2002, an increase of 1.4 million people. The percentage of people working full-time without health insurance in 2003 was 17.5%, an increase from 16.8% in 2002. Several factors have contributed to the increase in the cost of healthcare, including the following:

         Over Utilization of the Healthcare System. American citizens are utilizing healthcare services at an ever-increasing rate. Behind this phenomenon is the fact that insurance plans and healthcare management organizations are structured to encourage usage. Small co-payments, generally from $10 or $15 per office visit, encourage insured consumers to use the healthcare system more frequently because they do not perceive themselves ultimately as having to pay the full costs of the medical services received.

         Strict State Insurance Regulations. A number of insurance companies have pulled out of certain states due to state regulations that no longer provide for a viable operating environment. As a result of these health coverage cancellations, those formerly insured individuals and families are required to pay more for their insurance coverage, cannot obtain any coverage because of pre-existing conditions, or simply remain uninsured for healthcare.

         Escalating Tensions Between Medical Providers and Payors. Tensions between medical providers and payors are escalating. The medical decision is often no longer in the hands of the doctor and the patient. Rather, administrators at healthcare management organizations and insurance companies determine the procedures to be performed. Doctors and hospitals, having experienced decreases in their income and profits, are demanding higher compensation, particularly from the healthcare management organizations.

         These increasing costs have led to limitations on reimbursement from insurance companies, HMOs and government sources and have generated demand for products and services designed to control healthcare costs. Many employers have responded to the increased cost of providing health insurance to their employees by reducing or eliminating available insurance coverage and/or by requiring employees to contribute heavily to premiums, especially for family members.

         As a result, more Americans are being forced to self-insure and pay a growing portion of the cost of their healthcare. Some are entirely uninsured. Others can only afford or choose only a high deductible or limited benefit health insurance policy. In either case, this patient population increasingly forgoes medical procedures or relies on emergency care for its healthcare needs and often incurs prohibitive expenses. Additionally, costs of healthcare (in doctors' offices and hospitals) for this patient population are often far higher than the amount an insured and the insurance company would pay for the same healthcare services for its insureds. The uninsured and underinsured patients have had no one to negotiate healthcare service costs on their behalf.

         Market demand is significant for any product that can accomplish one or more of the following:

      o provide a low-cost alternative to health insurance for the 90-plus million Americans who have either no insurance or only catastrophic insurance coverage;

      o provide small businesses that do not provide health benefits to employees with an affordable way to provide benefits to their employees;

      o reduce the cost of claims and re-insurance premiums for large corporations, unions and insurance companies;

      o provide quality care at a price that is both affordable to consumers and that will pay providers a reasonable profit for their services; and

      o provide supplemental benefits, such as dental, vision, elective surgery, chiropractic and alternative care, that are not covered by insurance plans.

HEALTH SAVINGS INDUSTRY

         The problems facing the healthcare industry and the need for solutions to these problems fostered the development of the health savings industry. The health savings industry is generally comprised of organizations that offer discount health programs to uninsured and underinsured individuals that enable these individuals to purchase the healthcare products and services they need at discounted prices. Discount health programs provide these individuals with a low-cost alternative to insurance that assists them in reducing their out-of-pocket healthcare costs. Discount health programs have typically been offered to these individuals in the form of traditional membership service programs.

     Membership service programs offer selected products and services from a variety of vendors with the objective of enhancing the existing relationship between businesses and their customers. When designed, marketed, and managed effectively, membership service programs can be of significant value to:

      o     Consumers, who become members of the membership program;

      o     Vendors, through sales and marketing of their products and services;
            and

      o Wholesale clients, through which the program memberships are offered or sold in connection with other benefits or sales.

         Product vendors and service providers are seeking more cost-effective and efficient methods to expand their customer base and market share, other than through the traditional mass-marketing channels of distribution. In addition, vendors are seeking to reach new customers and strengthen relationships with existing customers.

OUR CAREXPRESS HEALTHCARE SOLUTION

Overview

         We offer a discount healthcare membership solution designed in response to rising healthcare costs and the growing number of people that can no longer afford traditional insurance coverage. Our healthcare solution is based upon the following underlying principles:

         (i) Healthcare decisions must be put back in the hands of the doctor and the patient, without undue oversight by parties with only economic interests in the decision. Health insurance companies and employers have been reducing the health benefits and health coverage provided to individuals due to the high cost of healthcare generally. Individuals are then forced to either pay for the health products and services they need on their own or forego treatment altogether. The decision of insurance companies and employers to reduce health benefits and health coverage should not prevent individuals from obtaining the health products and services they need.

         (ii) Responsibility for over-utilization of health products and services due to low co-pays and deductibles must be put back in the hands of the patient. The availability of low co-pays and deductibles provides little incentive to individuals to minimize the use of health products and services because the individual pays for only a small percentage of the total cost of such health products and services. If individuals minimize the utilization of health products and services, health insurance companies and employers will not be subject to healthcare costs that are as high as those that they are currently experiencing. Lower healthcare costs will provide health insurance companies and employers with an incentive to stop reducing the health benefits and health coverage they provide to individuals.

         (iii) Healthcare must be affordable for patients, while providing the medical providers with adequate payment on a timely basis for services provided.

         Our business model is based on these principles because we believe an opportunity exists for us to assist uninsured and underinsured individuals in obtaining the healthcare products and services they are otherwise unable to afford.

         We believe that our solutions address these underlying principles, and thus are appealing to our targeted customers, for the following reasons:

      o we assist our program members in saving between 10% and 50% on healthcare products and services by informing them who the most cost-effective healthcare providers in their area are and providing them access to these providers;


      o we allow the patient and the healthcare provider to decide treatment protocols with no interference from any third party because the ability of the patient to obtain the discounted healthcare products and services is not contingent upon insurance companies and employers agreeing to cover the cost of the desired products and services;

      o we facilitate the financial transaction between the healthcare provider and patient-member by enabling the provider to receive prompt payment for the healthcare products and services provided. Since our CARExpress membership programs are not insurance, healthcare providers do not have to submit claims to insurance companies after the products and services are provided and wait to receive payment from the insurance companies for the products or services. Instead, the patient pays for the products or services at the time the products are delivered or the services are performed; and

      o we provide the patient with an incentive to minimize utilization of healthcare products and services to achieve cost savings, regardless of whether the patient has a high deductible insurance policy or is self-insured, because the patient-member is directly responsible for paying the purchase price of the healthcare products and services purchased. While the purchase price paid will be discounted under CARExpress, the discounted purchase price will typically be greater than the amount of the typical co-pay or deductible that the patient-member is accustomed to paying.

         We believe that our emphasis on discount health services addresses two significant concerns in the healthcare industry: cost containment and the rising number of people who are uninsured or underinsured. We believe that our discount health programs provide a low-cost, non-insurance alternative to individuals who are seeking to reduce their out-of-pocket healthcare costs not covered by insurance or who are unable to obtain healthcare insurance due to their medical history, age or occupation. For a monthly fee, our members obtain discounts that are typically between 10% and 50% percent off the retail price of participating healthcare provider products and services. Acceptance into our health programs is unrestricted, and our programs may be utilized by the member's entire household.

Our CARExpress Membership Programs

         We design and offer discount healthcare membership programs for uninsured and underinsured individuals, and currently have approximately 2,500 members. Our membership programs encompass all aspects of healthcare, including physicians, hospitals, ancillary services, dentists, prescription drugs, vision care, hearing aids, chiropractic and alternative care, 24-hour nurseline, medical supplies and equipment, and long term care facilities, which include skilled nursing facilities, assisted living facilities, respite care and home health care. We offer our discount healthcare membership programs through a national healthcare savings network called CARExpress ("CARExpress"). Through CARExpress, we can provide members access to healthcare providers affiliated with preferred provider organizations such as PPONext, International Med-Care, CareMark, Cigna, Optum and Careington International. Through these and other networks, we provide members access to over 1,000,000 healthcare providers in the United States. Our CARExpress membership programs allow everyone in the country to utilize just about any type of healthcare service wherever it is available, whether the person needs a comprehensive healthcare package or simply needs supplemental healthcare benefits, such as dental or vision care or prescriptions.

         Memberships in our programs are offered and sold through our direct sales force and through independent marketing consultants. Memberships in our CARExpress programs range in price from $9.95 to $39.95 per month, depending upon the program selected. Healthcare products and services are bundled, priced and marketed utilizing relationship marketing strategies to target the profiled needs of our customers. The discounts realized by our members typically range from between 10% and 50% off providers' usual and customary fees. Our CARExpress membership programs require members to pay the provider at the time of service, thereby eliminating the need for any insurance claims filing. These discounts, which are similar to managed care discounts, typically save the individual more than the cost of the program itself.

         Our CARExpress membership programs are not insurance. There is no undertaking by us to pay any portion of any fee for services or prescriptions purchased using our CARExpress membership cards. Rather, our CARExpress membership programs provide consumers with access to providers who are members of PPOs or other provider networks and who have agreed in advance to honor our CARExpress membership cards and accept previously-negotiated reductions in their fees from patients who pay cash for their products and services. CARExpress members simply present their CARExpress membership card to the participating provider at the time of the service to qualify for the discount.

         We believe that millions of Americans can benefit in some manner from joining our CARExpress membership programs, regardless of whether they have health insurance or not. In general, we believe that our CARExpress membership programs are most attractive and beneficial to the following people and organizations:

      o people without insurance coverage, including self-employed individuals and part-time or temporary employees;

      o     people with gaps in their insurance coverage;

      o people who have been turned down for insurance coverage due to a pre-existing condition clause;

      o people who have been turned down for insurance because of age, occupation, medical history, lifestyle or other reasons;

      o people who have reached the yearly and/or lifetime benefit limits of their insurance policy;

      o people who choose alternative healthcare solutions that are often not covered by HMOs, PPOs, or other insurance, or who seek providers not covered by their present health plans;

      o small business owners who want to provide their employees with a low-cost healthcare program;

      o employees whose employers have terminated or curtailed employee health benefits;

      o people who may be underinsured because of restrictions or provisions in their managed care plans, such as limited coverage, high deductibles or co-insurance limits;

      o small businesses, chambers of commerce, employers of temporary or part-time personnel and other businesses seeking affordable health benefits for their employees in order to promote employee loyalty and differentiate their companies in the marketplace; and

      o unions, associations, trade groups and other organizations seeking to increase membership and promote member/customer loyalty by providing or offering a discount health benefit.

How CARExpress Works

         Most members pay for the program on a monthly basis, either through automatic bank draft or credit card. Individuals who do not wish to use either of these payment methods are required to pay annually at the time of enrollment. Groups of 20 or more can also choose to be billed on a monthly basis. Members may cancel their membership at any time by returning their identification cards, along with a written notice of cancellation. There is a 30-day money-back guarantee so that if a member is not completely satisfied with the program, the member will be refunded the program fee upon the return of the identification cards. Upon enrollment, new members receive a member kit that includes instructions on using the program, provider directories for their area and a CARExpress membership card. Except with respect to hospitals, members select a participating provider, make their appointment, present their CARExpress membership card to the provider and receive their discount at the time of service. The provider may verify an individual's membership status by calling a phone number imprinted on the CARExpress membership card or reviewing electronic files that we have submitted to the provider. There are no claim forms or bills to be processed. Both the member and provider are finished with the transaction.

         In order to obtain discounts from participating hospitals, our members complete a payment pre-certification process which will make their medical visit similar to other medical payment insurance plans. The member calls the plan administrator, which is currently International Med-Care, to arrange for pre-certification and prepayment using a major credit card or certified funds. The plan administrator assigns a case manager who coordinates and oversees the member's hospital stay. The member makes no payment to the provider at the time services are rendered but simply presents his CARExpress membership card. The provider bills the plan administrator and the plan administrator pays the provider and charges the discounted amount to the member. The member subsequently receives a statement of savings indicating the original amount billed, the amount charged after savings were applied and the total amount saved.

Benefits of Using CARExpress

         Our CARExpress membership programs provide benefits to our members, unions, associations, and organizations, as well as providers and healthcare networks.

         Benefits to Members. We believe that members will be attracted to our CARExpress membership programs because they provide members with access to healthcare products and services on a discounted basis and because of their flexibility and ease of use. Membership in our CARExpress membership programs is unrestricted and provides benefits to individuals who, because of their medical history, age or occupation, are unable to obtain health insurance. Our CARExpress membership programs cover each person in the member's immediate family and can be used as often as they wish. In addition, unlike many insurance or managed care programs, members have no paperwork or claims to prepare and no waiting periods.

         Benefits to Unions/Associations/Organizations. We believe that our CARExpress membership programs will be attractive to unions, associations, corporations and other organizations with large memberships or employee bases because they can assist these organizations in their efforts to attract and retain members and employees by enabling them to offer a more complete healthcare benefits package. Similarly, as competition among HMOs for participants intensifies, we believe that our CARExpress membership programs will enable HMOs to offer a more complete array of potential healthcare benefits. Due to the low cost of our CARExpress membership programs, these organizations may offer them to part-time employees who often are not eligible for healthcare benefits offered to full-time employees. Moreover, because our CARExpress membership programs are discount health programs and not insurance products, these organizations can offer discounts to their members or employees without bearing any economic risk in excess of the annual cost of the program.

         Benefits to Providers and Healthcare Networks. We believe that physicians, hospitals and other healthcare providers will be attracted to our CARExpress membership programs because our programs will help the providers increase their customer base. While members will pay fees and charges that are less than those paid by non-members, the incremental business from members offers an additional source of revenue to the providers, with little or no increase in their overhead costs. In addition, healthcare providers are paid at the time of service, reducing the in-office billing procedures and cost and allowing the provider to immediately collect payment. We believe that our CARExpress membership programs are also attractive to provider networks because they increase the likelihood that providers will affiliate with provider networks in order to gain access to more members.







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


STRATEGY

         Our strategy is to sustain and expand our position as a provider of unique healthcare membership service programs. We intend to focus predominantly in underserved markets where individuals either have limited healthcare benefits or no insurance. We have developed programs that give individuals access to healthcare providers at reduced fees, and offer value and savings to healthcare consumers throughout the country. Through product design, competitive membership pricing and strong distribution channel partners, we plan to fill a significant void in the healthcare market that insurance plans have not addressed.

         Key elements of our strategy are as follows:

         Develop Unique Healthcare Service Programs For Broad Markets. Our focus is on the continued development and introduction of unique programs that address the health and lifestyle needs of targeted consumer groups. We continually research our markets to keep abreast of trends in the demand for consumer-paid healthcare. We intend to further develop and expand our marketing capabilities by increasing the content currently available on our Web site, developing programs to offer our CARExpress membership programs directly to affinity groups, such as unions, small businesses, trade associations and charitable organizations, and expanding our in-house marketing staff. We intend to increase sales of our CARExpress membership programs by adding related discounted products and services, such as accidental death coverage. We also may acquire additional products and services complementary to our CARExpress membership programs to expand the breadth of our healthcare solutions, and may start up or acquire other companies engaged in healthcare or related industries. We anticipate that this plan will allow us to obtain a larger share of the healthcare market through existing marketing channels and through establishment of new customer relationships.


         Recruit Independent Marketing Representatives. Growth in sales of our CARExpress membership programs is dependent upon our independent marketing representatives continuing to market our CARExpress membership programs and recruit additional independent marketing representatives to market our CARExpress membership programs. We intend to continually increase our support for these marketing representatives to maximize the volume generated through this sales channel by training our customer service staff to completely and accurately explain the benefits, limitations, and use of our CARExpress membership programs. We also plan to improve the productivity of our existing marketing representatives through lead development, marketing support, sales assistance and training. Recurring revenue from members of unions and associations is dependent upon marketing representatives continuously marketing our products to their customer base. We intend to continue to focus our efforts on retaining our existing marketing representatives and obtaining new marketing representatives through our direct sales team.

         Leverage and Develop Multiple Network Partners. We are constantly seeking and negotiating new agreements with PPOs and other provider networks. While we currently have contractual relationships with several preferred provider organizations and other provider networks for access to savings on healthcare provider products and services, we need to continuously assess the capabilities of that network and work towards providing alternative network solutions for our members. We believe that our large provider base enhances our CARExpress membership programs with market credibility, and we intend to leverage this credibility to further our market penetration.

         Provide High Quality Customer Service. In order to achieve our anticipated growth and to ensure member, provider and marketing representative loyalty, we continue to develop and invest significantly in our member service systems. We recently moved into a sophisticated customer service center from which both cardholders and providers can get prompt, courteous, and complete information about all aspects of our CARExpress membership programs. We have also developed a proprietary computer database system that provides customer service representatives immediate access to provider demographic data and member information, including the components of each member program or plan and the details a member requires to properly utilize the program.

         Develop a Corporate-Level Sales Team. To complement individual and group sales and lead generation accomplished through our marketing representatives, we have undertaken a strategy to promote sales to groups and self-funded employers with a corporate-level sales team having experience with the group insurance market and the operations of a third party administrator.

PRODUCTS

         We offer several distinct CARExpress membership programs that provide members with access to distinct discounted healthcare products and services, and design healthcare membership programs for unions, associations, corporations and other organizations that combine our CARExpress membership programs with certain insurance products on a co-branded basis.

CARExpress Membership Programs

         We currently offer five standard CARExpress membership programs that provide benefits that range from prescription drug and vision care to comprehensive physician, hospital, vision, dental and other care. A description of each of these programs is provided below.

         Comprehensive Care Program. This program is designed for individuals and families with no health insurance. It provides members with access to all of our CARExpress products and services, including physician, hospital and ancillary care, dental and vision care, retail and mail order pharmacy, 24-hour nurseline, hearing care, chiropractic and complementary alternative care, medical supplies and equipment, and long-term care facilities. Our comprehensive care program targets those with little or no insurance, or those with just catastrophic coverage. We believe that our comprehensive care program will be of particular interest to consumers who are not covered by group health or individual benefit plans. The monthly retail price for this membership program is $39.95 per family.

         Supplemental Care Program. This program is designed for individuals and families who are underinsured. It offers everything that our comprehensive care program except for access to doctors and hospitals. Our supplemental care program generally presumes the member has some level of basic medical insurance coverage. It offers services that are typically not covered under a traditional health insurance plan or an insurance plan that may have certain coverage limits. This program typically is marketed as an add-on service alongside an existing health plan or as a stand-alone plan for those who have health insurance but with minimal benefits for prescription or other ancillary services. The monthly retail price for this membership program is $29.95 per family.

         Preferred Program. This program is designed for individuals and families who are under-insured and need to save on the basic health services not covered under a traditional health insurance plan. It offers savings on prescriptions, vision and dental care, and a 24-hour nurseline. The monthly retail price for this membership program is $19.95 per family.

         Dental & Vision Care Program. This program is designed for individuals and families who typically have health insurance, but who do not have either dental care or vision care. The monthly retail price for this membership program is $14.95 per family.

         Prescription & Vision Care Program. This program is designed to offer members an inexpensive way to save money on prescriptions and vision care. This program is our low-cost entry program from which we up-sell to our other CARExpress membership programs. The monthly retail price for this program is $9.95 per family.

CARExpress Membership Programs Combined With Insurance Products

         We also design healthcare membership programs for organizations, associations and corporations that combine our CARExpress membership programs with various types of insurance products. The use of these products in conjunction with our CARExpress membership programs can provide an affordable solution to individuals and groups who previously could not afford fully inclusive medical plans, and can provide greater assurance of payment to the healthcare providers. These products are bundled, priced and marketed utilizing relationship marketing strategies or direct marketing to target the profiled needs of the clients' particular member base.

         Insurance products that are suitable for combination with our CARExpress membership programs include:

         Catastrophic Health Insurance. This type of insurance usually takes the form of a high deductible major medical policy in which the insurance company pays nothing until expenditures reach a threshold that is typically between $2,500 and $20,000. We have identified several A+ rated insurance companies that may offer the CARExpress program as a supplement to their catastrophic health insurance products. The consumer would use one of our CARExpress membership programs to reduce his or her out-of-pocket costs until he or she reaches the deductible amount and then use the insurance for all additional expenses.

         Mini-Med Programs. Mini-Med programs are insurance options offered by insurance companies that restrict claim losses by limiting the amount of insurance that can be paid. For example, the amount of insurance that would be payable to an individual for a particular outpatient hospital procedure could be limited to $1,000. Our CARExpress membership programs can be designed as a supplement to insurance companies' Mini-Med programs. The consumer would then use CARExpress to reduce their out-of-pocket costs and use the Mini-Med program to reimburse them a fixed amount per visit.

         Our CARExpress membership programs are currently sold in combination with insurance products indirectly, through insurance companies and independent third parties. We intend to sell these combined products directly in the future through National Health Brokerage Group, Inc., our wholly-owned subsidiary. We plan to operate National Health Brokerage Group like an insurance brokerage with respect to sales of these combined products. We plan to obtain the necessary licenses in all states in which National Health Brokerage Group may sell our CARExpress membership programs in combination with insurance products and offer these combined products for sale through marketing representatives who are licensed insurance agents.

CUSTOMERS

         The target customers of CARExpress products are individuals who are uninsured and underinsured.

         Our primary target customer group is comprised of the 45 million Americans who have no health insurance of any kind. This group includes self-employed individuals and part-time or temporary employees, and people who have been turned down for insurance because of age, occupation, medical history, lifestyle or other reasons. For this group, CARExpress is an effective and low cost alternative to health insurance.

         Our secondary target customer group includes the approximately 61 million Americans who lack complete health insurance coverage. This group includes people with gaps in their insurance coverage, employees paying large deductibles or premiums, and employees who do not receive adequate insurance coverage for family members. It also includes people who are underinsured because of restrictions or provisions in their managed care plans, such as limited coverage, high deductibles or co-insurance limits, people who have been turned down for insurance coverage for a medical procedure due to a pre-existing condition clause, and people who have been turned down for insurance because of age, occupation, medical history, lifestyle or other reasons. The supplementary programs offered by CARExpress allow an individual to purchase whatever benefits they need to fill the gaps in their insurance coverage.

         We believe that our CARExpress membership programs are attractive to small businesses, chambers of commerce, employers of temporary or part-time personnel and other businesses seeking affordable health benefits for their employees in order to promote employee loyalty and differentiate their companies in the marketplace, as well as unions, associations, trade groups and other organizations seeking to increase membership and promote member and customer loyalty by providing or offering a discount health benefit. We believe our CARExpress membership programs are also attractive to people who choose alternative healthcare solutions that are often not covered by HMOs, PPOs or other insurance companies, or who seek providers not covered by their present health plans.

SALES CHANNELS

         We sell our CARExpress membership programs through three primary sales channels: (i) retail chains and outlets, (ii) unions, associations and other organizations, and (iii) consumers.


         Retail Chains and Outlets. This channel is comprised of various retail chains and outlets that sell products to consumers on a retail level, such as grocery stores, pharmacy chains and convenience stores. Because the retail market offers a large target audience, immediate sales and enhanced credibility, we are committed to marketing CARExpress membership programs to the retail market. Retail distribution of our CARExpress membership programs offers us several benefits, including: (i) a large pool of potential target customers,
(ii) increased credibility from being aligned with well-named retailers, (iii) private labeling opportunities with the retailers, and (iv) high visibility through in-store membership displays. We generated approximately 10% of our revenues from this sales channel for the nine months ended September 30, 2005 and do not currently have any agreements in place with any retail chains and outlets.

         Unions, Associations and Other Organizations. This channel is comprised primarily of unions, associations, trade groups, corporations and similar organizations that have a large number of employees or members. Unlike retail chains and outlets, this sales channel presents us with the opportunity to acquire a large group of members. Group accounts provide higher retention rates for memberships because of factors such as: (i) union sponsorship of its members, (ii) corporate subsidizing of monthly membership fees, and (iii) lower cost memberships to employees resulting from significantly lower prices charged to the corporation. We currently sell our CARExpress membership programs to members of the International Brotherhood of Trade Unions and IndCom Association, Inc. and have agreements in place with several small businesses, none of which are currently material to our business and operations. We generated approximately 25% of our revenues from this sales channel during the nine months ended September 30, 2005.

         Consumers. This channel is comprised primarily of individual consumers who are targeted directly through television, radio, newspapers, magazines and the Internet. Direct sales to consumers provide us with higher long-term margins on sales because we do not have to pay commissions to any intermediary organization of which the consumer is a member. In addition, the advertising and marketing campaigns that we engage in to target consumers provide us with increased market awareness and support for the retail chains, outlets, unions and associations comprising our other sales channels. We currently sell substantially all of our CARExpress membership programs through Trident Marketing International, Inc. and Hispanic Global LLC, and have agreements in place with several other independent marketing representatives and organizations and several brokers, none of which are currently material to our business and operations. We generated approximately 65% of our revenues from this sales channel during the nine months ended September 30, 2005. Trident and Hispanic Global accounted for substantially all of the revenues generated by this sales channel for this period.

SUPPLIERS


         We do not contract directly with any physicians, dentists, hearing care specialists, eye care specialists or other healthcare providers. Instead, we contract with numerous PPOs or their affiliates and other provider networks for access to the discounted rates they have negotiated with their healthcare providers. We only select and utilize those provider networks that we believe can deliver adequate savings to our members while providing adequate support for our CARExpress membership programs with the healthcare providers. We typically pay a per member per month fee for use of a provider network which is determined in part based on the number of providers participating in the network, the number of CARExpress members accessing the network, and the particular products and services utilized by the CARExpress members. We only pay fees for those members authorized to utilize the network. The agreements through which we have contracted for access to the PPO or other provider networks are generally for a term of between one and two years, may be terminated by either party on between 45 and 180 days' prior written notice, and renew automatically for additional terms unless so terminated. Most of these agreements are not exclusive as it is not customary in the health savings industry for PPOs to agree to work exclusively with a single healthcare savings organization, and most contain provisions maintaining the confidentiality of the terms of the agreement.


         The principal suppliers of the over 1,000,000 healthcare providers that comprise CARExpress are PPONext, International Med-Care, CareMark, Cigna, Optum and Careington International. Under our various agreements with these PPOs or their respective affiliates, our members are guaranteed access to their network of healthcare providers in varying combinations of specialties and at varying discounts from the scheduled prices for covered services. Although we have arrangements in place with secondary networks, these PPOs currently supply the provider commitments for almost all of our members. If we lose our arrangement with any of these PPOs for any reason, we would attempt to establish a primary relationship with one of our secondary suppliers. If we are unable to replace the lost arrangement with a similar arrangement with another provider network, however, our business may be adversely affected.

         Below is a summary of the agreements through which we obtain access to the PPO Next, International Med-Care, CareMark, Cigna, Optum and Careington International provider networks. The summary is subject to and qualified in its entirety by reference to the agreements, a copy of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

         Our agreement with First Access, Inc. provides CARExpress with access to the network of healthcare providers of PPONext and International Medcare at discounted rates, and services consisting of pre-certification of members, re-pricing of claims, claim resolution and healthcare provider relations. The healthcare provider networks of PPONext and International Medcare are comprised of an aggregate of approximately 610,000 physicians, 5,300 hospitals and acute care facilities, and 33,000 ancillary healthcare providers, including laboratory, radiology, rehabilitation, mental health and physical therapy providers. We make monthly payments under this agreement equal to the greater of a flat fee or a monthly rate based on the number of CARExpress members utilizing the PPONext and International Medcare networks. This agreement is for an approximate 15-month term that commenced September 1, 2002 and continues indefinitely unless terminated by either party on 90 days' prior written notice.

         Our agreement with AdvancePCS, L.P. (now known as Caremark) provides CARExpress with access to the Caremark pharmacy network at discounted rates and provides pharmacy benefit management services, including the electronic maintenance of prescription, price, eligibility and plan information, the negotiation of discounts and rebates on pharmaceutical products with pharmaceutical companies, and the preparation of reports of services performed. The Caremark pharmacy network is comprised of an aggregate of 45,000 retail pharmacies plus a mail order pharmacy option. This agreement was entered into on July 1, 2001 and may be terminated by either party on 60 days' prior written notice.

         Our agreement with National Benefit Builders, Inc. provides CARExpress with access to the CIGNA dental network at discounted rates. The CIGNA dental network is comprised of an aggregate of approximately 50,000 dentists and other dental service providers. We make monthly payments under this agreement equal to the greater of a flat fee or a monthly rate based on the number of CARExpress members utilizing the CIGNA network. This agreement is for a two-year term that commenced March 1, 2004 and renews automatically for additional one-year terms unless terminated by either party pursuant to a written notice provided at least 60 days prior the expiration of the then current term.

         Our agreement with United HealthCare Services, Inc. provides CARExpress with access to the network of nurses of Optum at discounted rates. The Optum nurses provide a nurseline 24 hours per day for general health information, the identification of specific health-related concerns and the provision of educational information regarding those concerns. Optum also provides an audiotape library covering over 1,100 healthcare topics that are accessible by CARExpress members. We make monthly payments under this agreement equal to the greater of a flat fee or a monthly rate based on the number of CARExpress members utilizing the Optum services and the type of Optum services utilized. This agreement is for a one-year term that commenced October 1, 2001 and renews automatically for additional one-year terms unless terminated by either party on 90 days' prior written notice.

         Our agreement with Careington International Corporation provides CARExpress with access to its network of dentists at discounted rates. The Careington dental network is comprised of an aggregate of approximately 28,000 dentists and other dental service providers. We make monthly payments under this agreement based on the number of CARExpress members utilizing the Careington network. This agreement is for a two-year term that commenced on April 30, 2001 and renews automatically for additional two-years terms unless terminated by either party pursuant to a written notice provided at least 45 days prior the expiration of the then current term or pursuant to 180 days' prior written notice.

         We can provide no assurance that our contracts with these PPOs and their affiliates will not expire or be terminated by us or them, nor can we provide any assurance that we will be able to replace the revenues generated under these agreements in the event they do expire or are terminated. In addition, we can provide no assurance that these organizations will refrain from partnering with one of our competitors or competing directly with our CARExpress membership programs. Accordingly, the expiration or termination of these relationships, or the decision by these organizations to partner with one of our competitors or compete directly with us, may substantially reduce our revenues and, thus, have a material adverse effect on our business, financial performance and operations.

MARKETING AND DISTRIBUTION

         Prior to 2004, we generated sales leads from brokers, agents and referrals from our executive officers and board of directors and the efforts of sales professionals. In 2004, we initiated sales and marketing programs to expand our visibility in the industry and to increase the pool of sales leads.

         We market our CARExpress membership programs directly through value infomercials, newspaper inserts, and strategic use of life style oriented publications. We also market and support our CARExpress membership programs through a sophisticated, interactive Web site that is accessible to members, healthcare providers and PPOs. Those accessing our Web site are able to review our CARExpress membership plans, a list of our healthcare providers and their locations, products and services provided by our healthcare providers, discounts available to members for their products and services, and special promotions. Individuals accessing our Web site can also purchase one of our CARExpress membership programs by filling out an application online. Eventually, password-protected areas of the Web site will permit members to obtain news and information specific to their interests, and sales reps to access the training materials, schedules, and individual commission information.

         We also market our CARExpress membership programs indirectly through:
(i) independent marketing representatives, (ii) brokers and agents, (iii) retail chains and outlets, (iv) small businesses and trade associations, and (v) unions and associations. We are offering features to encourage new subscribers to try out our CARExpress membership programs, including refund guarantees and "trial" periods of free or discounted membership.


         Independent Marketing Representatives. We utilize the services of approximately 25 independent marketing representatives and organizations to market our CARExpress membership programs to prospective customers, such as individual consumers and employers typically having less than 50 employees. Independent marketing representatives and organizations are sales persons or groups of typically between 2 and 25 sales persons, respectively, that market our CARExpress membership programs directly to prospective customers through face-to-face contact and such media as television, radio, internet and print ads. We estimate that a total of between 150 and 200 such sales persons currently market our CARExpress membership programs to prospective customers. The independent marketing representatives that we utilize typically offer and sell our CARExpress membership programs on a part-time basis, and may engage in other related or unrelated business activities, including selling the products or services of our competitors. Most of the prospective customers to whom the independent marketing representatives market our programs are current clients of the marketing representatives who have purchased products or services through the marketing representatives in the past. The other prospective customers are new clients that the marketing representatives have identified through their own efforts. To receive the right to market and sell our CARExpress membership programs, marketing representatives sign a standard representative agreement. These agreements are typically for a term of one year and renew automatically for additional one-year terms unless written notice of termination is delivered by either party at least 30 days prior to the then-current term. Marketing representatives of CARExpress membership programs are not required to be licensed insurance agents unless they are selling these programs in combination with insurance products.

         We pay the marketing representatives fees that are typically comprised of a commission of between 35% and 50% of the sale price of the CARExpress membership program and/or an up-front fee of between $3 and $20 per member. The amount of the commissions and up-front fees that we pay to marketing representatives are determined based on the type of membership programs being sold by the marketing representatives and the number of members being generated over a set period of time by the marketing representatives. Marketing representatives are paid these commissions for each member they enroll for the life of that member's enrollment with CARExpress. Marketing representatives may also recruit other representatives to sell our CARExpress membership programs and receive a portion of the commissions earned by the other representatives on sales made by those representatives. While the process of marketing representatives recruiting other marketing representatives can extend through as many as five levels of marketing representatives, it typically extends to only between one and three levels. Regardless of how many marketing representatives are involved in the sale of a particular CARExpress membership program, the aggregate commissions that we typically pay on the sale of the program do not exceed between 35% and 50% of the sale price of the program. We have also established bonus programs through which marketing representatives who achieve sales of an agreed-upon number of CARExpress membership programs can receive additional commissions of between 5% and 10% of the sale price of the programs.

         While we have agreements in place with approximately 25 independent marketing representatives and organizations, we have generated most of our current members under our agreements with Trident Marketing International, Inc. and Hispanic Global LLC. We entered into our agreements with Trident and Hispanic Global in March 2005 and August 2005, respectively. Under these agreements, Trident and Hispanic Global agreed to market our CARExpress membership programs to prospective customers, such as individual consumers and employers typically having less than 50 employees. We agreed to pay Trident commissions and an up-front fee for each new member it acquires for us that varies depending upon the type of membership program that was sold. We agreed to pay Hispanic Global a fee equal to the hourly wages it pays to the sales persons it is utilizing to sell our CARExpress membership programs rather than commissions as well as an upfront fee for each new member it acquires for us that varies depending upon the type of membership program that was sold and the number of members that were generated over set periods of time. In addition, in June 2005 we entered into a marketing incentive plan with Trident to provide Trident with an added incentive to market and sell our CARExpress membership programs. Under the plan, we issued an option to acquire 400,000 shares of our common stock to Trident. The option is initially exercisable into shares of our common stock at an exercise price of $.50 per share upon the achievement of various revenue targets during the remainder of 2005 and expires on June 24, 2006. We agreed to file a registration statement with the SEC within six months of the date of the option to register all of the shares of common stock underlying the option. The marketing incentive plan terminates on December 31, 2005.

         Trident and Hispanic Global market our CARExpress membership programs directly to prospective customers through face-to-face contact and such media as television, radio, internet and print ads. They offer and sell our CARExpress membership programs on a part-time basis, and may engage in other related or unrelated business activities, including selling the products or services of our competitors to our prospective customers. Most of the prospective customers to whom Trident and Hispanic Global market our programs are current clients of theirs who have purchased products or services through them in the past. The other prospective customers are new clients that Trident and Hispanic Global have identified through their own efforts. Our CARExpress membership programs are currently being sold by only a small percentage of the sales persons employed by Trident and Hispanic Global. As a result, Trident and Hispanic Global have an adequate number of sales persons available to support our projected growth in sales of our CARExpress membership programs for the foreseeable future. Each of these agreements is for a term of one year and renews automatically for additional one-year terms unless written notice of termination is delivered by either us or the applicable party at least 30 days prior to the then-current term.


         Brokers and Agents. Our commission-sharing arrangement with brokers and agents enables them to market and distribute our CARExpress membership programs and cards to individual consumers through large employer groups, insurance brokers and associations. Our CARExpress membership programs are not competitive with the insurance products they sell, but instead are viewed as complementary product offerings. Brokers and agents who sell healthcare benefits programs to employers and individuals may use our CARExpress membership programs as a value-added offering to the traditional insurance products that they sell. We currently have agreements in place with several brokers, none of which are currently material to our business and operations.

         Retail Chains and Outlets. We market our CARExpress membership programs to retail chains and outlets that in turn provide or sell our CARExpress membership cards to their constituencies in a co-branded program. Our private-label program equips organizations with an added-value service that further positions them as a resource for wide-ranging healthcare. These organizations will typically market our CARExpress membership programs themselves by adding our CARExpress membership cards to floor and display racks where other prepaid, discount and gift cards are sold, and will typically earn a marketing fee of between 30% and 40% for each membership sold. The customized sales model is best suited for large pharmacy chains, as well as trade groups and healthcare provider organizations. We do not currently have agreements in place with any retail chains and outlets.

         Small Businesses and Trade Associations. We use small businesses, trade associations, charitable organizations and other similar organizations to market our CARExpress membership programs. Under these types of arrangements, we customize our CARExpress membership cards by adding the sponsoring organization name and/or logo on the card and provide access to our networks as well as all required fulfillment services. We believe that these private label cards are attractive to these organizations because the cards will enable them to more closely identify themselves with the benefits provided to their members. Moreover, we believe that the preexisting relationship between the sponsor and its employees or members will enhance the likelihood that the employee or member will purchase our CARExpress membership cards. These organizations may purchase our CARExpress membership programs for their employees or members, or subsidize a portion of the monthly membership fees of our programs for their employees or members. No fee will typically be paid by us to the organizations if the organizations opt to purchase or subsidize our programs. Alternatively, these organizations may simply offer our programs to their employees or members, allowing their employees or members to decide whether to participate on an individual basis. In this event, we will typically pay the organizations a marketing fee of between 10% and 30% for each membership sold. We currently have agreements in place with several small businesses, none of which are currently material to our business and operations.

         Unions and Associations. We market our CARExpress membership programs to unions, associations, companies, third party administrators and similar organizations. We expect that these organizations will purchase or subsidize our CARExpress membership programs on behalf of their members or employees so that every eligible individual in the organization becomes a member. No fee will typically be paid by us to the organizations if the organizations opt to purchase or subsidize our programs. We also expect that these organizations may offer our CARExpress membership programs to their members or employees as an option where each individual will be responsible for purchasing his or her CARExpress membership program and paying the monthly fee either directly or through a payroll deduction plan, in which case we will typically pay the organizations a marketing fee of between 10% and 30% for each membership sold. We also expect to market our CARExpress membership programs directly to members or employees of these organizations with the full endorsement of the sponsoring organization, particularly in cases where the organization offers our CARExpress membership programs as an option to its members or employees. We currently sell our CARExpress membership programs to members of the International Brotherhood of Trade Unions and IndCom Association, Inc.

MARKETING CONSULTANTS AND ADVISORS


         In May and June 2005, we entered into agreements with several consultants and advisors for the provision of marketing and advisory services on our behalf. These services generally consist of the marketing and promotion of our business and CARExpress membership programs, support for our marketing activities, advise with respect to our marketing strategies, product development and business development, and assistance regarding the identification and evaluation of opportunities for us to engage in joint ventures, strategic partnerships and alliances with companies offering complementary products and services. Under the terms of these agreements, we agreed to compensate the consultants and advisors in shares of our common stock and/or warrants exercisable into shares of our common stock to assist us in conserving our cash resources and to provide the consultants and advisors with an incentive to help us succeed in our efforts to grow our business. We also provided the consultants and advisors with registration rights with respect to certain of these shares. Each of these agreements is for a term ending on December 30, 2005. The names of these consultants and advisors and a description of the securities issued to them is provided below under "The Offering - June 2005 Sale of Common Stock, Class A Warrants, Class B Warrants and Class C Warrants to Consultants" and Note 4 to our unaudited consolidated financial statements for the nine months ended September 30, 2005.

CUSTOMER SERVICE, TRAINING AND SUPPORT

         We believe that customer support is critical to retaining and expanding our customer base and to strengthening the affinity of those individuals who are offered our CARExpress membership programs through unions, associations and other organizations. Currently, we maintain a call center at our corporate headquarters in Horsham, Pennsylvania, where we employ five full-time customer service representatives and utilize the services of several temporary customer service representatives on an as-needed basis. Our call center is available to members and may be accessed via e-mail or toll-free numbers, Monday through Friday, from 9:00 a.m. to 7:00 p.m. Eastern Standard Time. We also utilize an outside call center for after-hours calls so that we are able to provide full 24-hour toll-free coverage for our members. Our call center provides dependable and timely resolution of customer technical inquiries and is available to customers by telephone and e-mail. Our call center staff delivers education, training and pre-sales support to our members, marketing representatives and providers. We also offer online training to our customers and resellers to provide them with the knowledge and skills to successfully deploy, use and maintain our products. Our customer service team is responsible for handling general customer inquires, answering questions about the ordering process, updating and maintaining customer account information, investigating the status of orders and payments, as well as processing customer orders. In addition, our customer service team proactively updates customers on a variety of topics, including release dates of new products and updates to existing products.

         We provide customer service to our:

      o members, in order to assure that they achieve the best available savings when utilizing our CARExpress membership programs;

      o marketing representatives, so that they can be more effective in marketing and selling our CARExpress membership programs; and

      o healthcare providers, who require assistance in understanding how our CARExpress membership programs work and in verifying eligibility and arranging for the payment of the amount billed to the patient for each procedure performed.


         In order to achieve our anticipated growth and to ensure client, member and marketing representative loyalty, we intend to continue to develop and invest in our customer service systems and staff. In 2004, we moved into a fully-equipped facility with a state-of-the-art computer and telecommunications room that is wired to handle our growing needs and provides us with the capacity to expand our customer service base to approximately 80 customer service agents. Our proprietary computer database system provides our customer service representatives immediate access to provider demographic data and member information, including the components of each member program or plan and the details a member requires to properly utilize the program. All new customer service representatives are required to complete a training course before beginning to take calls and attend on-the-job training thereafter. Through our training programs, systems and software, we seek to provide members with friendly, rapid and effective answers to questions. We continue to work closely with our healthcare providers and organizations to ensure that their representatives are knowledgeable about our CARExpress membership programs.

         We provide extensive training to our marketing representatives to assure that they accurately represent our products and services. This training is available in a variety of forms, including a training manual, audio- and videotapes, local and regional training meetings and weekly conference calls. The training encompasses both product training as well as marketing training and sales techniques.

         We have also implemented policies and procedures in place to control any advertising or promotions that are utilized by our marketing representatives. We believe these policies and procedures are necessary to assure the proper representation of the program at all times and include the pre-approval of all advertising, adherence to anti-spamming and anti-fax blasting rules, and limits where representatives can advertise. A representative's failure to follow these rules can result in fines to the representative or termination of the representative's relationship with us.

TECHNOLOGY


         In 2004, we completed the installation of a state-of-the-art telecommunication network and purchased additional computers for our customer service department. Our management information systems were designed in-house and are used in most aspects of our business, including:


      o     maintaining member eligibility and demographic information;

      o     maintaining representative information;

      o     paying commissions;

      o maintaining a database of all providers and offering provider locator services;

      o     drafting members' accounts on a monthly basis; and

      o     tracking of cash receipts and revenues.


         We have also created an extensive Web site for our CARExpress membership programs that provides information about the various services, allows for provider searches, answers questions, provides savings schedules, and allows new members and representatives to enroll online. It also allows representatives to access support and training files and to view their genealogy and commission information through a password-protected area.

COMPETITION

         The medical savings industry is rapidly evolving and competition for members is becoming increasingly intense. Competitors vary in size and in scope and breadth of the products and services they offer. We offer membership programs that provide products and services similar to or directly in competition with products and services offered by PPOs, HMOs, healthcare membership programs, retail pharmacies, mail order prescription companies, and other ancillary healthcare insurance organizations. Competition for new representatives is also intense, as these individuals have a variety of products that they can choose to market, whether competing with us in the healthcare market or not.

         We believe that success in the health savings industry is dependent upon the ability of companies to:

      o identify retail markets and outlets, unions and associations, and consumers that may benefit from health membership programs;

      o maintain contracts with reputable preferred provider organization networks that offer substantial healthcare savings;

      o     identify, develop and market unique membership healthcare programs;

      o     develop and implement effective marketing campaigns;

      o provide programs comparable or superior to those of competitors at competitive prices;

      o     enhance the quality and breadth of the membership programs offered;

      o maintain and improve the quality and extent of customer service offered to providers and members;

      o offer substantial savings on the major-medical costs such as hospital and surgical costs;

      o combine the programs with affordable insurance plans that have high deductibles or set pre-defined payment for hospitalization;

      o adapt quickly to evolving industry trends or changing market requirements;

      o satisfy investigations on the part of state attorney generals, insurance commissioners and other regulatory bodies; and

      o hire and retain marketing representatives and finance promotions for the recruiting of new members.

         Our principal competitors include Best Benefits, Care Entree, Family Care, People's Benefit Services, AmeriPlan, Full Access Medical and New Benefits, Inc. People's Benefit Services, AmeriPlan and New Benefits focus generally on the provision of retail and mail order pharmacy services and vision and dental care, and thus compete with only a portion of our CARExpress membership programs. Best Benefits, Care Entree, Family Care and Full Access Medical provide a broader range of products and services including hospital, physician, 24-hour nurseline, chiropractic and nursing home care, and thus compete with our full range of CARExpress membership programs. Our principal competitors generally offer their discount health membership programs at a monthly or annual fee that is equal to or greater than the monthly fees that we charge for comparable CARExpress membership programs, and offer cancellation privileges, refund guarantees, and "trial" periods of free or discounted memberships similar in nature and amount to those that we offer.

         We also face current and potential competition from insurance carriers, third-party administrators, retail pharmacies, financial institutions, federal and state governments, PPOs, HMOs and other healthcare networks. In addition, a number of companies offer medical discount programs that are localized geographically, or specialized in certain service categories such as dental, chiropractic, or pharmacy only. Recently, several of the major drug manufacturers have begun, or announced plans to begin, offering prescription discount cards applicable to their own drug brands only.

         Some of our current and potential competitors have longer operating histories and significantly greater financial, technical, marketing, administrative and other resources than we do. They may have significantly greater name recognition, established marketing relationships and access to a larger installed base of customers. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to design customized products to better address customer needs. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse affect on our business, financial condition and results of operations.

REGULATORY AND LEGISLATIVE ISSUES

         We are subject to a variety of laws and regulations applicable to companies engaged in the healthcare industry. Because the nature of our services is relatively new and the health savings industry is rapidly evolving, we may not be able to accurately predict which regulations will be applied to our business and we may become subject to new or amended regulations.

         Insurance Regulations. The sale of our CARExpress membership programs is subject to federal, state and local regulation, including the prohibition of business corporations from providing medical care, the fraud and abuse provisions of the Medicare and Medicaid statutes, state laws that prohibit referral fees and fee splitting, and regulations applicable to insurance companies and organizations that provide healthcare services. Our CARExpress membership programs are not insurance programs and we are not subject to regulation as an insurance company or as a seller of insurance in connection with the sale of our CARExpress membership programs. However, a few states, such as Florida, Illinois and Kansas, currently regulate or restrict companies offering discount health savings programs by requiring such companies to obtain a license or register with them prior to offering such programs there.

         Occasionally, we receive inquires from insurance commissioners in various states that require us to supply information about our CARExpress membership programs to the insurance commissioner or other state regulatory agency. To date, these agencies have concurred with our view that these programs are not a form of insurance and are being sold in a proper manner. We can provide no assurance that this situation will not change in the future, or that an insurance commissioner will not successfully challenge our ability to offer our CARExpress membership programs without compliance with state insurance regulations. Furthermore, states may adopt regulations or enact legislation that may affect the manner by which we sell our CARExpress membership programs or restrict or prohibit the sale of our CARExpress membership programs. A few states, such as Florida, Illinois and Kansas, currently regulate or restrict the manner by which companies may offer discount health savings programs by requiring the companies to obtain a license or register with them and comply with applicable regulations regarding the sale of such programs. Compliance with such regulations or legislation could have a material adverse affect on our operations and financial condition.

         In addition, we intend to sell our CARExpress membership programs in combination with various types of insurance products, such as catastrophic health insurance and Mini-Med programs, through National Health Brokerage Group, our wholly-owned subsidiary. The sale of insurance products and licensing of insurance brokers and agents are subject to regulation and supervision predominantly by state authorities. While the scope of regulation and form of supervision may vary from state to state, insurance laws relating to the sale of insurance products and licensing of insurance brokers and agents are often complex and generally grant broad discretion to supervisory authorities in adopting regulations. States have broad powers over the granting, renewing and revoking of licenses and approvals, marketing activities and the receipt of commissions. While we have obtained insurance licenses for National Health Brokerage Group in some states, we have not yet engaged in the sale of our CARExpress membership programs in combination with insurance products. In the event we decide to sell these combined products in the future, we will need to comply with the insurance brokerage laws and regulations of each state in which we wish to sell the combined products. If we do not comply with the rules and regulations of any of these states, the regulatory authorities of the applicable state may revoke our license to sell combined products in that state and may subject us to fines and penalties.

         Our failure to comply with current, as well as newly enacted or adopted, federal and state regulations could have a material adverse effect upon our business, financial condition and results of operations in addition to the following:

      o non-compliance may cause us to become the subject of a variety of enforcement or private actions;

      o compliance with changes in applicable regulations could materially increase the associated operating costs;

      o non-compliance with any rules and regulations enforced by a federal or state consumer protection authority may subject us or our management personnel to fines or various forms of civil or criminal prosecution; and

      o non-compliance or alleged non-compliance may result in negative publicity potentially damaging our reputation, network relationships, client relationships and the relationship with program members, representatives and consumers in general.

         Product Claims and Advertising Laws. The Federal Trade Commission and certain states regulate advertising, product claims, and other consumer matters. The Federal Trade Commission may institute enforcement actions against companies for false and misleading advertising of consumer products. In addition, the Federal Trade Commission has increased its scrutiny of the use of testimonials, including those used by us and our marketing representatives. We have not been the target of Federal Trade Commission enforcement action since entering the health savings industry in 2001. We can provide no assurance, however, that:

      o the Federal Trade Commission will not question our advertising or other operations in the future;

      o a state will not interpret product claims presumptively valid under federal law as illegal under that state's regulations; or

      o future Federal Trade Commission regulations or decisions will not restrict the permissible scope of such claims.

         We are also subject to the risk of claims by marketing representatives and their customers who may file actions on their own behalf, as a class or otherwise, and may file complaints with the Federal Trade Commission or state or local consumer affairs offices. These agencies may take action on their own initiative against us for alleged advertising or product claim violations, or on a referral from independent marketing representatives, customers or others. Remedies sought in these actions may include consent decrees and the refund of amounts paid by the complaining independent marketing representatives or consumer, refunds to an entire class of independent marketing representatives or customers, client refunds, or other damages, as well as changes in our method of doing business. A complaint based on the practice of one marketing representative, whether or not we authorized the practice, could result in an order affecting some or all of our marketing representatives in a particular state. Also, an order in one state could influence courts or government agencies in other states considering similar matters. Proceedings resulting from these complaints could result in significant defense costs, settlement payments or judgments and could have a material adverse effect on us.

         Marketing Laws and Regulations. While we do not employ any network marketing personnel and do not intend to employ any such personnel in the future, we utilize the services of independent marketing representatives to market our CARExpress membership programs to the public. The marketing activities of the marketing representatives that we utilize, including the manner by which such marketing representatives recruit additional marketing representatives to market our CARExpress membership programs and the number of levels of marketing representatives through which the marketing representative recruitment process extends, may be subject to scrutiny by various state and federal governmental regulatory agencies to ensure compliance with securities, franchise investment, business opportunity, marketing and criminal laws prohibiting the use of "pyramid" or "endless chain" types of selling organizations. These regulations are generally directed at ensuring that advancement within a network marketing organization is based on sales of the organization's products rather than investment in the organization or other non-sales related criteria. For instance, some of these regulations place limits on the extent to which marketing representatives may receive commissions on sales of products or services generated by marketing representatives that were not directly recruited by the marketing representative. The compensation structure of these selling organizations is very complex, and compliance with all of the applicable laws is uncertain in light of evolving interpretation of existing laws and the enactment of new laws and regulations pertaining to this type of product distribution. We are not aware of any legal actions pending or threatened by any governmental authority against us regarding the legality of the network marketing operations of the marketing representatives that we utilize.

         Health Insurance Portability and Accountability Act. In December 2000, The Department of Health and Human Services issued final privacy regulations pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") that became effective in April 2003. HIPAA and the applicable regulations impose extensive restrictions on the use and disclosure of individually identifiable health information by certain entities. Also as part of HIPAA, the Department of Health and Human Services has issued final regulations standardizing electronic transactions between health plans, providers and clearinghouses. Health plans, providers and clearinghouses are required to conform their electronic and data processing systems with HIPAA's electronic transaction requirements. We believe that we are not currently required to comply with HIPAA since our CARExpress membership programs are not insurance. In the event we obtain the necessary insurance licenses for National Health Brokerage Group and decide to sell CARExpress membership programs in combination with insurance products, we may in the future be required to comply with HIPAA. In the event we do become subject to HIPAA, we will be subject to HIPAA's extensive restrictions on the use and disclosure of individually identifiable health information by certain entities. This may subject us to increased costs of compliance which may have a negative impact on our business and operations. Sanctions for failing to comply with standards issued pursuant to HIPAA include criminal penalties and civil sanctions.

         Franchise Laws and Regulations. The Federal Trade Commission, as well as the securities regulators in states having a franchise law, may assert that our relationships with marketing representatives are subject to the registration, disclosure and reporting requirements applicable to franchises. Although we intend to structure our marketing relationships so as to avoid application of franchise laws, we may from time to time have to expend resources in refuting such franchise law claims, and if we are found to be in violation may have to pay civil penalties, be enjoined from doing business in the jurisdiction, or expend funds to bring our operations into compliance with those laws.

INTELLECTUAL PROPERTY RIGHTS

         Our intellectual property rights are important to our business. We rely upon confidentiality procedures and contractual provisions to protect our business, proprietary technology and CARExpress brand. Our general policy is to enter into confidentiality agreements with our employees and consultants, and nondisclosure agreements with all other parties to whom we disclose confidential information. We do not have any trademark registrations for our CARExpress brand or patents relating to our proprietary technologies, nor do we have any applications for such rights pending. We intend to apply for legal protection for certain of our intellectual property in the future. However, we can provide no assurance that we will receive such legal protection or that, if received, such legal protection will be adequate to protect our intellectual property rights.

EMPLOYEES


         As of December 5, 2005, we had 14 employees. Of this number, 13 were full-time employees, comprised of our management and full-time customer service personnel, and one was a part-time employee. We also utilize the services of approximately 16 consultants and approximately 25 independent marketing representatives. We do not employ the independent marketing representatives, the individuals working for our after-hours call center or the temporary customer service representatives that are used on an as-needed basis. None of our employees are represented by a labor union, and we have never experienced a work stoppage. We believe that our relations with our employees are good.


PROPERTIES

         Our corporate headquarters and principal offices are located at 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044, where we lease approximately 7,100 square feet of space for a monthly rent payment of approximately $13,000. This lease expires on May 30, 2007. We also entered into a lease for additional offices at 2033 Main Street, Suite 501, Sarasota, Florida 34237. We lease approximately 4,000 square feet of space for a monthly rent payment of approximately $8,200. This lease commenced on July 1, 2005 and will expire on June 30, 2010. We believe that our office space is adequate to support our current operations and that adequate additional space is available to support our operations over the next 12 months.

LEGAL PROCEEDINGS

         We are not currently a party to any material legal proceedings. We may from time to time become involved in litigation relating to claims arising in the ordinary course of our business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following chart sets forth certain information about each director and executive officer of the Company.

Name                                       Age                           Positions Held
----                                       ---                           ---------------
David M. Daniels                            48         Chairman, Chief Executive Officer and President
Roger H. Folts                              67         Chief Financial Officer and Secretary
Patricia S. Bathurst                        51         Vice President - Marketing
Alex Soufflas                               31         General Counsel and Executive Vice President
David A. Taylor                             48         Vice President - Sales

         The following is a brief summary of the business experience of each of the above-named individuals:

         David M. Daniels has served as our Chief Executive Officer and a member of our board of directors since February 2004, and has served as our President since February 2005. From 1998 to February 2004, Mr. Daniels provided financing and management consulting services to several companies operating in the manufacturing, technology and services industries, including Market Pathways Financial Relations, Inc., a financial consulting firm, from April 2000 until February 2004, The Research Works, Inc., an equity research firm, from April 2001 until December 2003, and XRAYMEDIA, Inc., an advertising agency, from September 2001 until February 2004. Mr. Daniels served as the Chief Financial Officer of North American Technologies Group, Inc., a research and development company, from 1994 to 1995, and served as the President and Chief Operating Officer from 1995 to 1998. Mr. Daniels founded Industrial Pipe Fittings, Inc., a manufacturer of industrial fittings for the high density polyethylene market, in 1994 and served as the Chairman, President and Chief Executive Officer until 1998. Prior to 1994, Mr. Daniels served in several capacities with Morgan Stanley Dean Witter, achieving the position of First Vice President of the company in 1986. Mr. Daniels is a graduate of the Georgia Military Academy and the University of Houston, where he received a B.A. in finance.

         Roger H. Folts has served as our Chief Financial Officer since March 2001 and as our Secretary since February 2004. From 1989 to 2000, Mr. Folts also served as Chief Financial Officer and Treasurer and as a member of the board of directors of National Health and Safety Corporation, a provider of healthcare services utilizing national provider networks. From 1989 to the present, Mr. Folts has served as an adjunct professor in the Business Administration Department of Philadelphia University teaching a course in business strategy. Prior to 1989, Mr. Folts served as an executive officer for various companies operating in the manufacturing, healthcare and information technology industries. Mr. Folts received a B.A. from Harvard College and an MBA from the University of Chicago with an accounting and math methods major.

         Patricia S. Bathurst has served as our Vice President - Marketing since March 2001. From 1989 to 2000, Ms. Bathurst served as the Vice President of Marketing for National Health and Safety Corporation, where she was responsible for all of the marketing, advertising and promotional functions for the company. From 1985 to 1989, Ms. Bathurst served as the Director of Marketing of Horizon Healthcare Group, Inc., a provider of healthcare services utilizing national provider networks that she co-founded in 1985. Prior to 1985, Ms. Bathurst served as the Director of Administration and Customer Service for Phoenix International Corporation, a provider of healthcare services utilizing national provider networks. Ms. Bathurst is a graduate of Temple University with a B.A. in business administration.

         Alex Soufflas has served as our General Counsel and Executive Vice President since August 2005. From May 2004 to August 2005, Mr. Soufflas was an attorney at Duane Morris LLP, a national law firm, where he specialized in securities, mergers & acquisitions, contracts and general corporate counseling. Prior to that, Mr. Soufflas specialized in general corporate law as an attorney at Spector Gadon & Rosen, P.C., a Philadelphia-based law firm, from April 2003 to May 2004, and at Sullivan & Worcester, LLP, a Boston-based law firm, from September 2000 to October 2002. Mr. Soufflas received a B.S. in accounting from Purdue University and a juris doctor from Boston College Law School.

         David A. Taylor has served as our Vice President - Sales since August 2005. From March 2005 to August 2005, Mr. Taylor was a partner and served as the Chief Financial Officer and Senior Vice President of Trident Marketing International, Inc., a customer interaction solutions company, and from April 1998 to March 2005, Mr. Taylor served as the Vice President - Sales Operations and Systems for Z-Tel Communications, a communications service provider. Prior to that, Mr. Taylor served in various capacities for Delta Air Lines, Inc., an international airline, serving as a financial planner from 1991 to 1992, the Controller - Corporate Services from 1992 to 1994, the General Manager - Marketing Services from 1994 to 1995, and the Director - Purchasing, Contract Services and Sales from 1995 to April 1998. Mr. Taylor received a B.A. in business administration from Oswego State University and an MBA from Dowling College.

BOARD OF DIRECTORS

         Our board of directors consists of a single director, who is David M. Daniels. Mr. Daniels will serve until the next annual meeting of shareholders or until his successor is duly elected and qualified. Officers are elected annually by our board of directors and serve at the discretion of the Board. We do not currently have any committees of our board of directors.

DIRECTORS COMPENSATION

         We provide our non-employee directors with a standard compensation package for serving as a member of our board of directors. Non-employee directors receive an option to acquire 350,000 shares of our common stock, and $1,000 plus reasonable travel expenses for attendance in person at any meetings of the board of directors for which attendance in person was specifically requested by the chairman of the board of directors. The options have a five-year term, an exercise price of $.40 per share, and vest as follows: (i) 100,000 shares on the date of grant, and (ii) 250,000 shares on the first anniversary of the date of grant if the director is a member of the Board of Directors of the Company on the first anniversary of the date of grant and the director has been a member of the Board of Directors of the Company continuously during the period commencing on the date of grant and ending on the first anniversary of the date of grant. We do not provide any director compensation to our employee directors.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation earned by the executive officers named below during the fiscal years ended December 31, 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE


Name and                           Fiscal                                      Other Annual        Restricted Stock
Principal Position                  Year     Salary ($)      Bonus ($)     Compensation ($) (3)       Awards ($)
------------------                -------    -----------     ---------     --------------------     ----------------
David M. Daniels (1)                2004       148,000         12,000                1,748           874,125 (4)
President and
Chief Executive Officer

Roger H. Folts                      2004       113,500            -0-                7,270            18,120 (5)
Chief Financial Officer and         2003           -0-            -0-               13,685                   -0-
Secretary                           2002           -0-            -0-               31,105                   -0-

Patricia S. Bathurst                2004        88,000            -0-               10,000            43,040 (6)
Vice President -- Marketing         2003           -0-            -0-               60,000                   -0-
                                    2002           -0-            -0-               57,500                   -0-

R. Dennis Bowers (2)                2004        48,000            -0-               14,612                   -0-
Former President and                2003           -0-            -0-               12,476                   -0-
Chief Executive Officer             2002           -0-            -0-                2,611                   -0-

(1) Mr. Daniels was appointed our Chief Executive Officer on February 17, 2004 and our President on February 13, 2005.

(2) Mr. Bowers served as our Chief Executive Officer from March 1, 2001 until February 13, 2004, and served as our President from March 1, 2001 until January 31, 2005.

(3) Consists of non-salary cash consulting fees paid to the applicable executive officers prior to our implementation of salaries for them in March 2004.

(4) Represents 1,748,250 shares of common stock issued at an ascribed value of $.40 per share.

(5) Represents 45,300 shares of common stock issued at an ascribed value of $.40 per share.

(6) Represents 107,600 shares of common stock issued at an ascribed value of $.40 per share.

         We have entered into employment agreements with each of Mr. Daniels, Mr. Folts and Ms. Bathurst. Under these agreements, we agreed to pay Mr. Daniels, Mr. Folts and Ms. Bathurst an annualized base salary of $231,000, $158,400 and $132,000, respectively, for our fiscal year ended December 31, 2005, issued Mr. Daniels an option to acquire 2,500,000 shares of our common stock, and issued each of Mr. Folts and Ms. Bathurst an option to acquire 1,000,000 shares of our common stock. In addition, we have agreed to pay Mr. Soufflas and Mr. Taylor an annualized base salary of $158,400 and $132,000, respectively, for our fiscal year ended December 31, 2005, and issued each of Mr. Soufflas and Mr. Taylor an option to acquire 1,000,000 shares of our common stock. A summary of the employment agreements and arrangements and the stock options granted thereunder is provided herein under "Executive Compensation - Employment Contracts and Arrangements."

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

         The following table sets forth, for each named executive officer, information regarding options granted to the officers during our fiscal year ended December 31, 2004. We have not granted any stock appreciation rights ("SARs") to any of our named executive officers.

                                                     Percent of
                                  Number of         Total Options
                                  Securities         Granted to     Exercise or
                                  Underlying        Employees in     Base Price
Name                        Options Granted (#)(1)   Fiscal Year      ($ / Sh)         Expiration Date
----                        ----------------------  -------------    -----------        --------------
David M. Daniels                  2,500,000             35.6%            0.40          September 27, 2014
Patricia S. Bathurst              1,000,000             14.3%            0.40          September 27, 2014
Roger H. Folts                    1,000,000             14.3%            0.40          September 27, 2014
R. Dennis Bowers                  2,500,000             35.6%            0.40          September 27, 2014

(1) Each of these options was subsequently cancelled by us effective February 1, 2005. New options were subsequently issued to Mr. Daniels, Ms. Bathurst and Mr. Folts, the terms of which are summarized below under "Employment Contracts and Arrangements."

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


         The following table sets forth, for each named executive officer, information regarding the number and value of stock options held by the officers at December 31, 2004, each on an aggregated basis. We have not issued any SARs to any of our named executive officers. No stock options were exercised by any of our executive officers during our fiscal year ended December 31, 2004.



                                             Number Of Unexercised          Value Of Unexercised
                                               Options At Fiscal       In-The-Money Options At Fiscal
                                             Year-End Exercisable/          Year-End Exercisable/
Name                                         Unexercisable (#) (1)         Unexercisable ($) (2)
----                                         ----------------------     -------------------------------
David M. Daniels                                2,500,000 / -0-                      *
Patricia S. Bathurst                            1,000,000 / -0-                      *
Roger H. Folts                                  1,000,000 / -0-                      *
R. Dennis Bowers                                2,500,000 / -0-                      *
* Not applicable.

(1) Each of these options was subsequently cancelled by us effective February 1, 2005. New options were subsequently issued to Mr. Daniels, Ms. Bathurst and Mr. Folts, the terms of which are summarized below under "Employment Contracts and Arrangements."

(2) We believe that the fair market value of the shares of our common stock issuable upon the exercise of the options granted to our named executive officers was equivalent to the $.40 per share exercise price of the options at December 31, 2004. As a result, we believe that none of the options held by our named executive officers were in-the-money at December 31, 2004.

            LONG-TERM INCENTIVE PLANS AND AWARDS IN LAST FISCAL YEAR

         We did not make any awards under long-term incentive plans to any of our named executive officers during the fiscal year ended December 31, 2004.

                      EMPLOYMENT CONTRACTS AND ARRANGEMENTS

         We have entered into employment agreements with David M. Daniels, Roger
H. Folts and Patricia S. Bathurst, and have entered into employment arrangements with Alex Soufflas and David A. Taylor. The following summary of these employment agreements and arrangements and the stock options granted thereunder is intended as a summary only and is subject to and qualified in its entirety by reference to the employment agreements and the options, a copy of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

David M. Daniels

         On May 13, 2005, we entered into an employment agreement with David M. Daniels to serve as our Chief Executive Officer effective February 1, 2005. The agreement is for an initial term of five years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party. Under the agreement, Mr. Daniels is entitled to an annual base salary of $231,000 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion. Pursuant to the agreement, Mr. Daniels received an option to acquire 2,500,000 shares of our common stock.

Roger H. Folts

         On May 13, 2005, we entered into an employment agreement with Roger H. Folts to serve as our Chief Financial Officer effective February 1, 2005. The agreement is for an initial term of three years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party. Under the agreement, Mr. Folts is entitled to an annual base salary of $158,400 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion. Pursuant to the agreement, Mr. Folts received an option to acquire 1,000,000 shares of our common stock.

Patricia S. Bathurst

         On May 13, 2005, we entered into an employment agreement with Patricia
S. Bathurst to serve as our Vice President - Marketing effective February 1, 2005. The agreement is for an initial term of five years and renews automatically for successive one-year periods unless earlier terminated or prior notice of non-renewal is provided by either party. Under the agreement, Ms. Bathurst is entitled to an annual base salary of $132,000 with annual increases on January 1 of each year of a minimum of 10% of the annual base salary for the immediately preceding year, and is eligible for an annual bonus and incentive compensation awards in an amount and form to be determined by our board of directors in its sole discretion. Pursuant to the agreement, Ms. Bathurst received an option to acquire 1,000,000 shares of our common stock.

Alex Soufflas

         On August 15, 2005, we entered into an employment arrangement with Alex Soufflas to serve as our General Counsel and Executive Vice President. Under the arrangement, Mr. Soufflas is entitled to an annual base salary of $158,400 and received an option to acquire 1,000,000 shares of our common stock.

David A. Taylor

         On August 15, 2005, we entered into an employment arrangement with David A. Taylor to serve as our Vice President - Sales. Under the arrangement, Mr. Taylor is entitled to an annual base salary of $132,000 and received an option to acquire 1,000,000 shares of our common stock.

         The employment agreements with Mr. Daniels, Mr. Folts and Ms. Bathurst provide that if we terminate the employment of the applicable executive officer without "cause" or the officer terminates his or her employment with us for "good reason," as such terms are defined in the agreements, the officer is immediately entitled to two years' annual base salary, the full annual base salary to which the officer would otherwise have been entitled during the remainder of the initial term, and all other compensation and benefits to which the officer would have been entitled had the officer been employed by us for the remainder of the initial term. "Good reason" includes a "change in control," which includes: (i) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities; (ii) a change in the majority of our board of directors that was not approved by at least 50% of our board of directors; (iii) the completion of a reorganization, merger or consolidation of us, or the sale or other disposition of at least 80% of our assets; or (iv) approval by our stockholders of a liquidation or dissolution of us.

         The options granted to Mr. Daniels, Mr. Folts and Ms. Bathurst under their applicable employment agreements are for a term of 10 years, have an exercise price of $.40 per share, and vest in four equal installments commencing on the date of grant and continuing on February 1 of each of the following three years. In the event the employment of the applicable executive officer is terminated for any reason other than for "cause," as such term is defined in the employment agreements, the officer's option vests in full immediately and may be exercised at any time prior to the expiration date of the option. In the event we terminate the employment of the applicable executive officer without "cause" or the officer terminates his or her employment with us for "good reason" (including a "change in control"), as such terms are defined in the employment agreements, we are required to use our best efforts to prepare and file a registration statement with the SEC within 180 days of the date of termination to register the public resale of the shares underlying the officer's option. In the event the employment of the applicable executive officer is terminated for "cause," the option terminates immediately.

         The options granted to Mr. Soufflas and Mr. Taylor under their applicable employment arrangements are for a term of 10 years, have an exercise price of $.40 per share, and vest in four equal annual installments commencing on February 1, 2006. In the event the employment of the applicable executive officer is terminated for any reason other than for "cause," as such term is defined in the option, the option may be exercised to the extent exercisable on the date of such termination of employment until the earlier of the date that is 90 days after the date of such termination of employment or the expiration date of the option. In the event the employment of the applicable executive officer is terminated for "cause," the option terminates immediately.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of December 5, 2005, information with respect to the securities holdings of all persons that we have reason to believe, pursuant to filings with the SEC, may be deemed the beneficial owner of more than five percent (5%) of our outstanding common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all executive officers and directors, individually and as a group.

         The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of December 5, 2005 upon the exercise or conversion of any options, warrants or other convertible securities. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all common stock beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below, and has an address of 120 Gibraltar Road, Suite 107, Horsham, Pennsylvania 19044.


                                                                        Amount and Nature
                                                                          of Beneficial              Percentage
Name and Address of Beneficial Owner                                      Ownership (1)            of Class (1)
-------------------------------------                                   ------------------         --------------
David M. Daniels                                                           1,633,050 (2)                 9.6%

Roger H. Folts                                                               345,300 (3)                 2.0%

Patricia S. Bathurst                                                         357,600 (4)                 2.1%

Alex Soufflas                                                                        -0-                    *

David A. Taylor                                                                      -0-                    *

Ronald F. Westman                                                          5,680,000 (5)                33.3%

R. Dennis Bowers                                                           1,181,250                     6.9%
P.O. Box 94
Lahaska, PA 18974

James Creed                                                                  866,834 (7)                 5.1%

Ben Giese                                                                    927,000 (8)                 5.4%

Dennis Lastine                                                             1,095,000 (9)                 6.4%

Jesus Lozano                                                               1,650,000 (10)                9.7%

Jose Lozano                                                                1,800,000 (11)               10.6%

All officers and directors as a group (5 persons)                          2,335,950 (12)               13.7%

__________
* Less than 1%.


(1) This table has been prepared based on 17,054,200 shares of common stock outstanding on December 5, 2005.


(2) Includes 625,000 shares issuable upon the exercise of options that have an exercise price of $.40 per share.

(3) Includes 250,000 shares issuable upon the exercise of options that have an exercise price of $.40 per share.

(4) Includes 250,000 shares issuable upon the exercise of options that have an exercise price of $.40 per share.

(5) Includes 100,000 shares issuable upon the exercise of options that have an exercise price of $.40 per share, 1,860,000 shares issuable upon the exercise of warrants that have an exercise price of $.60 per share, and 1,860,000 shares issuable upon the exercise of warrants that have an exercise price of $.80 per share.

(6) Includes 100,000 shares issuable upon the exercise of options that have an exercise price of $.40 per share, 60,000 shares issuable upon the exercise of warrants that have an exercise price of $.60 per share, and 60,000 shares issuable upon the exercise of warrants that have an exercise price of $.80 per share.

(7) Includes 204,167 shares issuable upon the exercise of warrants that have an exercise price of $1.00 per share and 204,167 shares issuable upon the exercise of warrants that have an exercise price of $2.00 per share.

(8) Includes 150,000 shares issuable upon the exercise of warrants that have an exercise price of $.60 per share, 142,000 shares issuable upon the exercise of warrants that have an exercise price of $1.00 per share, and 142,000 shares issuable upon the exercise of warrants that have an exercise price of $2.00 per share.

(9) Includes 30,000 shares issuable upon the exercise of warrants that have an exercise price of $.60 per share, 30,000 shares issuable upon the exercise of warrants that have an exercise price of $.80 per share, 238,750 shares issuable upon the exercise of warrants that have an exercise price of $1.00 per share, and 238,750 shares issuable upon the exercise of warrants that have an exercise price of $2.00 per share.

(10) Includes 550,000 shares issuable upon the exercise of warrants that have an exercise price of $.60 per share and 550,000 shares issuable upon the exercise of warrants that have an exercise price of $.80 per share.

(11) Includes 600,000 shares issuable upon the exercise of warrants that have an exercise price of $.60 per share and 600,000 shares issuable upon the exercise of warrants that have an exercise price of $.80 per share.

(12) Includes 1,125,000 shares issuable upon the exercise of options that have an exercise price of $.40 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In April 2005, we issued 1,800,000 shares of our common stock, Class A warrants to acquire 1,800,000 shares of our common stock, and Class B warrants to acquire 1,800,000 shares of our common stock to Ronald F. Westman for aggregate consideration consisting of 2,740,000 shares of common stock of Infinium Labs, Inc., a Delaware corporation, that Mr. Westman owned and that were then valued at $720,000. Under the terms of the agreement, in the event we obtained less than $720,000 from the sale of the Infinium Labs shares, Mr. Westman was required to pay the difference to us in cash or additional shares of Infinium Labs common stock. We completed the sale of the last of our shares of common stock of Infinium Labs on September 7, 2005, resulting in aggregate gross proceeds from the sale of all 2,740,000 shares of $320,506. Mr. Westman paid the remaining funds to us in cash on September 16, 2005. Mr. Westman beneficially owns approximately 33.3% of our common stock and served as a member of our board of directors from June 29, 2005 to September 26, 2005. We sold the shares of our common stock and warrants to Mr. Westman at a price per share of $.40, which is the same price we received for shares of our common stock sold in the private offerings we conducted immediately prior to and after the date of the transaction with Mr. Westman.

         In May 2005, we entered into a consulting agreement with Jose Lozano. Under the agreement, Mr. Lozano agreed to perform marketing and advisory services consisting primarily of the marketing and promotion of us and our products and services, support for our marketing and related activities, and consultation and advice with respect to our marketing strategies, product development, business development and opportunities, joint ventures, strategic partnerships and alliances, and general corporate and marketing matters. In consideration for these services, we agreed to issue Mr. Lozano 600,000 shares of our common stock, Class A warrants to acquire 600,000 shares of our common stock, and Class B warrants to acquire 600,000 shares of our common stock, and agreed to include all of the shares of common stock issued and all of the shares of common stock underlying the warrants in a registration statement to be filed with the SEC by June 30, 2005. Each Class A warrant is exercisable into one share of our common stock at an exercise price of $.60 per share during a period of 18 months beginning on the date the registration statement is declared effective by the SEC and expires on December 31, 2007. Each Class B warrant is exercisable into one share of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date the registration statement is declared effective by the SEC and expires on December 31, 2008. Upon receiving the shares of common stock and warrants, Mr. Lozano became the beneficial owner of approximately 10.6% of our common stock. The agreement is for a term ending on December 30, 2005. We believe that the compensation we are paying to Mr. Lozano under this agreement approximates the fair value of the services to be provided by Mr. Lozano during the term of the agreement.

         In June 2005, we entered into a lease for additional office space in the Centerpointe Office Building located at 2033 Main Street, Suite 501, Sarasota, Florida 34237. The lease is for approximately 4,000 square feet of space for a monthly rent payment of approximately $7,500, commenced on July 1, 2005 and expires on July 1, 2010. Centerpointe Office Building is owned by Centerpointe Property, LLC. Ronald F. Westman owns all of the outstanding membership interests in Centerpointe Property, LLC jointly with his wife, beneficially owns approximately 33.3% of our common stock, and served as a member of our board of directors from June 29, 2005 to September 26, 2005. The rent per square foot that we pay for this office space is the same price per square foot that the other tenants in the building pay for office space in this building.

         In October 2005, we entered into a severance arrangement with R. Dennis Bowers. Under this arrangement, we agreed to pay Mr. Bowers $20,000 upon entering into the arrangement and agreed to enter into a 15-month consulting agreement with Mr. Bowers. Under the consulting agreement, Mr. Bowers agreed to market and promote us and our products to prospective customers whom Mr. Bowers may identify from time to time. In consideration for these services, we agreed to pay Mr. Bowers a monthly consulting fee of $9,500 in cash or, if certain conditions are met, $10,000 in shares of our common stock, the form of such payment to be decided upon at our sole discretion, the first of such payments to be made on October 13, 2005 and the remainder of such payments to be made monthly beginning October 22, 2005 and ending November 22, 2005. We also agreed to pay Mr. Bowers commissions ranging from between 40% and 50% of the gross revenues that we receive from sales of our products generated by Mr. Bowers. The agreement is for a term ending on January 5, 2007. Mr. Bowers served as our Chief Executive Officer from March 1, 2001 until February 13, 2004, our President from March 1, 2001 to January 31, 2005, and our Chairman of the Board from March 1, 2001 to February 13, 2005. Mr. Bowers beneficially owns approximately 6.9% of our common stock. We believe that the compensation we are paying to Mr. Bowers under this agreement approximates the fair value of the services to be provided by Mr. Bowers during the term of the agreement.

                            DESCRIPTION OF SECURITIES

         The following summary of our capital stock, our articles of incorporation, our bylaws and the Indiana Business Corporation Law ("IBCL") is intended as a summary only and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the IBCL.

COMMON STOCK

         We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 17,054,200 shares are currently outstanding. Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and are not entitled to cumulative voting rights. Our shares of our common stock do not carry any preemptive, conversion or subscription rights, and there are no sinking fund or redemption provisions applicable to the shares of our common stock. Holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions, subject to dividend or distribution preferences that may be applicable to any then outstanding shares of our preferred stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock are entitled to share ratably in the assets legally available for distribution to stockholders after payment of all debts and other liabilities and satisfaction of the liquidation preference, if any, granted to the holders of any of our preferred stock then outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION, OUR BYLAWS AND THE IBCL

         The following provisions of our articles of incorporation, our bylaws and the IBCL may discourage takeover attempts of us that may be considered by some stockholders to be in their best interest. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders. Such effect could cause the market price of our common stock to decrease or could cause temporary fluctuations in the market price of our common stock that otherwise would not have resulted from actual or rumored takeover attempts.

Special Meetings of Shareholders

         Our bylaws and the provisions of the IBCL provide that special meetings of our shareholders may be called only by our Chief Executive Officer or a majority of our directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual meetings of our stockholders

Director Vacancies

         Our bylaws provide that any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by the board of directors or, if less than a quorum, by the vote of our remaining directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual and special meetings of the stockholders.

Amendments to Our Bylaws

         Our bylaws provide that they may be amended only by the vote of a majority of our board of directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision makes it more difficult for stockholders to amend the provisions in our bylaws relating to special meetings of shareholders and director vacancies.

No Cumulative Voting

         Our articles of incorporation and bylaws to not provide for cumulative voting in the election of directors. The absence of cumulative voting rights may limit the ability of minority stockholders to effect changes to our board of directors and delay or prevent a change in control or change in management of us.

HOLDERS


         As of December 5, 2005, the number of stockholders of record of our common stock was 127.


DIVIDENDS

         We have not paid any cash dividends on our common stock to date, nor do we intend to pay any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to finance the operation and development of our business.

TRANSFER AGENT

         The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this offering, there has not been any public market for our common stock. Future market sales or the availability of shares for sale may decrease the market price of our common stock prevailing from time to time. Only a portion of our outstanding shares of common stock will be available for sale upon the completion of this offering due to contractual and legal restrictions on resale. Nevertheless, sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity or equity-related securities on a date and at a price that we deem appropriate.

         Upon the completion of this offering, 17,054,200 shares of our common stock will be outstanding. In addition, 8,015,000 shares of our common stock will be issuable upon the exercise of outstanding options and 15,636,004 shares of our common stock will be issuable upon the exercise of outstanding warrants. Of these shares, 5,445,125 shares of our common stock, 400,000 shares of our common stock underlying outstanding options and 4,813,008 shares of our common stock underlying outstanding warrants will be freely tradable without restriction or further registration under the Securities Act, unless held by our "affiliates" as that term is defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below, or another exemption from registration.

         We may issue additional shares of our common stock, or securities convertible or exercisable into shares of our common stock, from time to time for capital-raising purposes, future acquisitions or other purposes. In the event any such transactions are significant, the number of shares of common stock or securities convertible or exercisable into shares of common stock that we may issue may in turn be significant. In addition, we may grant registration rights covering any securities issued in connection with any such transactions.

RULE 144

         In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, any person or group of persons whose shares are required to be aggregated, including an affiliate, who has beneficially owned shares of our common stock for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:


      o 1% of the number of shares of our common stock then outstanding, which will equal approximately 170,542 shares immediately after this offering based on the number of shares of common stock outstanding as of December 5, 2005; or


      o the average weekly trading volume in our common stock on the Over-the-Counter Bulletin Board during the four calendar weeks preceding the date on which a Notice on Form 144 with respect to such sale is filed with the SEC.

Sales under Rule 144 are also subject to provisions relating to notice and manner of sale requirements and the availability of current public information about us.

RULE 144(K)

         Under Rule 144(k), a person that is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and that has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell the shares without complying with the notice, manner of sale, volume limitation or current public information provisions of Rule 144.

RULE 701

         Under Rule 701 of the Securities Act, as currently in effect, shares of our common stock acquired, or that may be acquired upon exercise of currently outstanding options, warrants or other rights, under our stock or other compensatory plans or agreements may be resold beginning 90 days after the effective date of the registration statement of which this prospectus is a part if such resale is conducted in accordance with the applicable provisions of Rule
144. If the security holders are not an affiliate of us, such sale may be made subject only to the manner of sale provisions of Rule 144. If such person is an affiliate of us, such sale may be made without compliance with the one-year holding period requirement of Rule 144, but subject to the notice, manner of sale, volume limitation and current public information provisions of Rule 144. Some of our officers, directors, employees and consultants who purchased shares of our common stock or securities convertible into shares of our common stock under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701.

COMPENSATORY PLANS AND AGREEMENTS

         We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock that we may reserve for issuance under stock incentive, stock option or similar plans, shares of our common stock that were previously issued to certain of our employees, consultants and advisors, and shares of our common stock that we may in the future issue to certain of our employees, consultants and advisors. The first of these registration statements is expected to be filed soon after the date of this prospectus and will be effective immediately upon filing. Shares registered under these registration statements and held by non-affiliates will be available for sale in the open market, subject to vesting and contractual restrictions. Those held by affiliates will also be subject to the volume limitation provisions of Rule 144.

REGISTRATION RIGHTS

         Most of the shares of our common stock to which this prospectus relates are being registered by us in satisfaction of our obligation to register such shares on behalf of the selling security holders. We granted these registration rights to the selling security holders prior to the date of the initial filing of the registration statement of which this prospectus is a part in connection with their prior investment in us. These security holders have certain "piggy-back" registration rights on registration statements filed subsequent to the effective date of the registration statement of which this prospectus is a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

OFFERING PERIOD RESTRICTIONS

         We are currently registering 4,813,008 shares of our common stock underlying outstanding warrants, all of which become exercisable on the effective date of the registration statement of which this prospectus forms a part. Of this amount, 4,545,508 shares underlie warrants that are exercisable for a fixed period of time commencing on the effective date of the registration statement of which this prospectus forms a part and contain varying exercise prices and expiration dates. A summary of the exercise periods, exercise prices and expiration dates of these warrants is set forth below.

                                                   Exercise Period Commencing
     Number of                                        on Effective Date of
     Shares                                               Registration
     Underlying                 Exercise                    Statement
     Warrants                  Price ($)                                                     Expiration Date
     ---------                 ---------            ---------------------------              ----------------
       267,500                      .60                             *                        December 31, 2006
     1,330,316                     1.00                      180 Days                        November 30, 2006
     1,330,316                     2.00                      360 Days                        November 30, 2006
       942,438                      .60                     18 Months                        November 30, 2007
       942,438                      .80                       3 Years                        November 30, 2008
      _______________
      *  Not applicable

LOCK-UP ARRANGEMENTS

         None of our officers, directors or employees, nor any of the selling stockholders, are parties to any agreements or arrangements relating to the disposition of any of our shares of common stock in connection with this offering, except as set forth above under "Registration Rights."

                                  THE OFFERING

         This prospectus covers the public sale of 10,658,133 shares of common stock to be sold by the selling security holders identified in this prospectus. Of this amount, 400,000 shares are issuable upon the exercise of options and 4,813,008 shares are issuable upon the exercise of warrants. This prospectus also covers any additional shares of our common stock that we may issue or that may be issuable by reason of any stock split, stock dividend or similar transaction involving our common stock.

         The selling security holders may sell all or a portion of their shares at a fixed price of $1.50 per share until the shares are listed on the OTC Bulletin Board, and thereafter through public or private transactions at prevailing market prices or at privately negotiated prices. We can provide no assurance that the shares will be approved for listing on the OTC Bulletin Board or that a public market will develop for the shares.

         Set forth below is a description of the shares of our common stock being registered for resale hereby.

August 2004 Offering of Common Stock, Class A Warrants and Class B Warrants

         In August 2004, we completed a private offering of 2,777,000 shares of our common stock, Class A warrants to acquire 1,388,500 shares of our common stock, and Class B warrants to acquire 1,388,500 shares of our common stock, for aggregate cash consideration of $1,388,500 (the "August 2004 Offering"). These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.00 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. We originally agreed to use our reasonable best efforts to file a registration statement with the SEC within two months of the date of termination of the offering to register 50% of the shares of our common stock issued in the offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering. We subsequently extended this deadline to June 30, 2005 in exchange for the issuance of the securities described below under "March 2005 Offering of Common Stock, Class A Warrants and Class B Warrants." The registration statement of which this prospectus is a part is being filed in part to satisfy our obligation to register these shares.

         This prospectus covers the public resale of 1,388,500 shares of common stock, 694,250 shares of common stock issuable upon the exercise of the Class A warrants and 694,250 shares of common stock issuable upon exercise of the Class B Warrants.

September 2004 Offering of Common Stock, Class A Warrants and Class B Warrants

         In September 2004, we completed a private offering of 174,000 shares of our common stock, Class A warrants to acquire 87,000 shares of our common stock, and Class B warrants to acquire 87,000 shares of our common stock, for aggregate cash consideration of $87,000 (the "September 2004 Offering"). These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.00 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. We originally agreed to use our reasonable best efforts to file a registration statement with the SEC within two months of the date of termination of the offering to register 50% of the shares of our common stock issued in the offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering. We subsequently extended this deadline to June 30, 2005 in exchange for the issuance of the securities described below under "March 2005 Offering of Common Stock, Class A Warrants and Class B Warrants." The registration statement of which this prospectus is a part is being filed in part to satisfy our obligation to register these shares.

         This prospectus covers the public resale of 87,000 shares of common stock, 43,500 shares of common stock issuable upon the exercise of the Class A warrants and 43,500 shares of common stock issuable upon exercise of the Class B Warrants.

February 2005 Offering of Common Stock, Class A Warrants and Class B Warrants

         In February 2005, we completed a private offering of 2,448,750 shares of our common stock, Class A warrants to acquire 816,252 shares of our common stock, and Class B warrants to acquire 816,252 shares of our common stock, for aggregate cash consideration of $979,500 (the "February 2005 Offering"). These securities were sold in units comprised of three shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. We agreed to use our reasonable best efforts to file a registration statement with the SEC within six months of the date of termination of the offering to register 50% of the shares of our common stock issued in this offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in this offering. The registration statement of which this prospectus is a part is being filed in part to satisfy our obligation to register these shares.

         This prospectus covers the public resale of 1,224,375 shares of common stock, 408,128 shares of common stock issuable upon the exercise of the Class A warrants and 408,128 shares of common stock issuable upon exercise of the Class B Warrants.

March 2005 Offering of Common Stock, Class A Warrants and Class B Warrants

         In March 2005, we completed a private offering of 737,750 shares of our common stock, Class A warrants to acquire 368,875 shares of our common stock, and Class B warrants to acquire 368,875 shares of our common stock (the "March 2005 Offering"). These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. These units were issued to each person that purchased units in the August 2004 Offering and the September 2004 Offering (collectively, the "August and September 2004 Offerings"), and the number of units issued was equal to 25% of the aggregate number of units purchased in the August and September 2004 Offerings. The units were issued to each person in exchange for each person agreeing to an amendment to their respective securities purchase agreements for the August and September 2004 Offerings pursuant to which the date by which we would use our reasonable best efforts to file a registration statement with the SEC for certain of the securities purchased in the August and September 2004 Offerings was extended from a date that was within two months of the date of termination of the August and September 2004 Offerings to June 30, 2005. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. We agreed to use our reasonable best efforts to file a registration statement with the SEC by June 30, 2005 to register 50% of the shares of our common stock issued in this offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in this offering. The registration statement of which this prospectus is a part is being filed in part to satisfy our obligation to register these shares.

         This prospectus covers the public resale of 368,875 shares of common stock, 184,438 shares of common stock issuable upon the exercise of the Class A warrants and 184,438 shares of common stock issuable upon exercise of the Class B Warrants.

April 2005 Sale of Common Stock, Class A Warrants and Class B Warrants to Ronald
F. Westman

         In April 2005, we issued 1,800,000 shares of our common stock, Class A warrants to acquire 1,800,000 shares of our common stock, and Class B warrants to acquire 1,800,000 shares of our common stock to Ronald F. Westman, one of our former directors, for aggregate consideration consisting of 2,740,000 shares of common stock of Infinium Labs, Inc., a Delaware corporation, that Mr. Westman owned and that was then valued at $720,000. Our securities were sold in units comprised of three shares of common stock, three Class A warrants and three Class B warrants. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2007. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2008. We agreed to use our reasonable best efforts to file a registration statement with the SEC within six months of the closing date of the transaction to register 50% of the shares of our common stock issued in this offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in this transaction. The registration statement of which this prospectus is a part is being filed in part to satisfy our obligation to register these shares.

         The securities purchase agreement governing this transaction contained price protection provisions that provided that: (i) in the event we obtained less than $720,000 from the sale of the Infinium Labs shares, Mr. Westman would pay the difference to us in cash or additional shares of Infinium Labs common stock, and (ii) in the event we obtained more than $720,000 from the sale of the Infinium Labs shares, we would pay the difference to Mr. Westman in cash. We completed the sale of the last of our shares of common stock of Infinium Labs on September 7, 2005, resulting in aggregate gross proceeds from the sale of all 2,740,000 shares of $320,506. Mr. Westman paid the remaining funds to us in cash on September 16, 2005.

         Mr. Westman requested that we register only 650,000 out of the 900,000 shares of our common stock purchased in this transaction that are subject to registration rights, and that we register none of the shares of our common stock underlying the Class A warrants and Class B warrants purchased in this transaction that are subject to registration rights. Pursuant to the terms of the securities purchase agreement governing this transaction, we will not incur any penalty in connection with Mr. Westman's request that we register only 650,000 shares of common stock that he purchased in this transaction.

         This prospectus thus covers the public resale of 650,000 shares of common stock issued to Mr. Westman in this transaction.

May 2005 Offering of Common Stock, Class A Warrants and Class B Warrants

         In May 2005, we completed a private offering of 635,750 shares of our common stock, Class A warrants to acquire 317,875 shares of our common stock, and Class B warrants to acquire 317,875 shares of our common stock, for aggregate cash consideration of $254,300 (the "May 2005 Offering"). These securities were sold in units comprised of three shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one and one-half shares of our common stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2007. Each Class B warrant is initially exercisable into one and one-half shares of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2008. We agreed to use our reasonable best efforts to file a registration statement with the SEC within six months of the date of termination of the offering to register 50% of the shares of our common stock issued in this offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in this offering. The registration statement of which this prospectus is a part is being filed in part to satisfy our obligation to register these shares.

         This prospectus covers the public resale of 317,875 shares of common stock, 158,938 shares of common stock issuable upon the exercise of the Class A warrants and 158,938 shares of common stock issuable upon exercise of the Class B Warrants.

June 2005 Offering of Common Stock, Class A Warrants and Class B Warrants

         In June 2005, we completed a private offering of 1,490,000 shares of our common stock, Class A warrants to acquire 1,490,000 shares of our common stock, and Class B warrants to acquire 1,490,000 shares of our common stock to a limited number of accredited investors for aggregate cash consideration of $596,000 (the "June 2005 Offering"). These securities were sold in units comprised of three shares of common stock, three Class A warrants and three Class B warrants. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2007. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2008. We agreed to use our reasonable best efforts to file a registration statement with the SEC within six months of the date of termination of the offering to register 50% of the shares of our common stock issued in this offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in this offering. The registration statement of which this prospectus is a part is being filed in part to satisfy our obligation to register these shares.

         Ronald F. Westman purchased 20,000 units in this offering comprised of 60,000 shares of our common stock, Class A warrants to acquire 60,000 shares of our common stock, and Class B warrants to acquire 60,000 shares of our common stock. Mr. Westman requested that we register none of the shares of our common stock purchased in this offering that are subject to registration rights, and that we register none of the shares of our common stock underlying the Class A warrants and Class B warrants purchased in this offering that are subject to registration rights. Pursuant to the terms of the offering, we will not incur any penalty in connection with Mr. Westman's request that we register none of the shares of common stock that he purchased in this offering.

         This prospectus thus covers the public resale of 715,000 shares of common stock, 715,000 shares of common stock issuable upon the exercise of the Class A warrants and 715,000 shares of common stock issuable upon the exercise of the Class B Warrants.

June 2005 Sale of Common Stock, Class A Warrants, Class B Warrants and Class C Warrants to Consultants


         In June 2005, we issued an aggregate of 2,587,000 shares of our common stock, Class A warrants to acquire 737,000 shares of our common stock, Class B warrants to acquire 737,000 shares of our common stock, and Class C warrants to acquire 1,625,000 shares of our common stock to a limited number of accredited investors in exchange for various consulting services to be rendered to us. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2007. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2008. Each Class C warrant is initially exercisable into one share of our common stock at an exercise price of $.60 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2006. We agreed to file a registration statement with the SEC by June 30, 2005 to register 100% of the shares of our common stock and 100% of the shares of our common stock underlying the Class A warrants and Class B warrants with respect to an aggregate of 1,800,000 shares of common stock issued to these investors, and 50% of the shares of our common stock and 50% of the shares of our common stock underlying the Class A warrants, Class B and Class C warrants with respect to an aggregate of 3,886,000 shares of our common stock issued to these investors. The registration statement of which this prospectus is a part is being filed in part to satisfy certain of our obligations to register these shares. The names of each of these consultants, a description of the securities issued to each of them and the value ascribed to each such issuance for financial accounting purposes is provided below under Note 4 to our unaudited consolidated financial statements for the nine months ended September 30, 2005, and a summary of the agreements we entered into with consultants and advisors for marketing and advisory services and a description of these services is provided above under "Description of Business - Marketing Consultants and Advisors."


         Some of the consultants and advisors requested that we not register an aggregate of 1,080,000 shares of our common stock, 600,000 shares of common stock issuable upon the exercise of the Class A warrants, 600,000 shares of common stock issuable upon exercise of the Class B warrants, and 545,000 shares of common stock issuable upon exercise of the Class C warrants that are subject to registration rights. Pursuant to the terms of the consulting agreements under which these securities were issued, we will not incur any penalty in connection with their request that we not register these shares.

         This prospectus thus covers the public resale of 513,500 shares of common stock, 68,500 shares of common stock issuable upon the exercise of the Class A warrants, 68,500 shares of common stock issuable upon exercise of the Class B warrants, and 267,500 shares of common stock issuable upon exercise of the Class C warrants.

June 2005 Issuance of Option to Trident Marketing International, Inc.


         In June 2005, we issued an option to acquire 400,000 shares of our common stock to Trident Marketing International, Inc., an accredited investor, in exchange for services to be rendered to us in connection with the marketing of our various CARExpress membership programs. The option is initially exercisable into shares of our common stock at an exercise price of $.50 per share upon the achievement of various revenue targets during the remainder of 2005 and expires on June 24, 2006. As of December 5, 2005, the option was not exercisable into any shares of common stock since Trident had not achieved any of the revenue targets as of that date. We agreed to file a registration statement with the SEC within six months of the date of the option to register all of the shares of common stock underlying the option. The registration statement of which this prospectus is a part is being filed in part to satisfy our obligation to register these shares.


         This prospectus covers the public resale of the 400,000 shares of common stock issuable upon the exercise of the option.

Shares Acquired in Private Transactions with Third Parties

         This prospectus covers the public resale of 180,000 shares of common stock acquired by certain of the selling security holders from third parties in privately negotiated transactions.

                         DETERMINATION OF OFFERING PRICE

The selling security holders may sell all or a portion of their shares of common stock at a fixed price of $1.50 per share until the shares are listed on the OTC Bulletin Board, and thereafter through public or private transactions at prevailing market prices or at privately negotiated prices. In determining the initial public offering price for the shares, the material factors that we considered are as follows:

      o     Our business potential and prospects;

      o     The industry in which we operate;

      o     Our management;

      o     Our relative cash requirements;

      o     Our capital structure;

      o     Current market conditions;

      o The price paid by investors for shares of our common stock in our private offerings in 2004 and 2005; and

      o The price we believe a purchaser will be willing to pay for shares of our common stock when the shares are listed on the OTC Bulletin Board.

         The offering price of the shares offered hereby does not necessarily bear any relation to our assets, book value, financial condition or other established valuation criteria. Accordingly, the offering price of the shares may not be indicative of the actual value of our common stock or the prices that may prevail at any time or from time to time in the event a public market for our common stock develops. We can provide you with no assurance that a public market for our common stock will develop and continue or that our common stock will ever trade at a price at or higher than the offering price in this offering.

                            SELLING SECURITY HOLDERS

         The selling security holders identified in the following table are offering for resale 10,658,133 shares of our common stock of which 400,000 are issuable upon the exercise of options and 4,813,008 are issuable upon exercise of warrants. All of the shares of common stock, options and warrants were previously issued to the selling security holders in private placement transactions. A description of these transactions is set forth above under "The Offering."


         The following table sets forth as of December 5, 2005:


      o The name of each selling security holder and any material relationship between us and such selling security holder based upon information currently available to us;

      o The number of shares owned beneficially by each selling security holder before the offering;

      o The percentage ownership of each selling security holder prior to the offering;

      o The number of shares offered hereunder by each selling security holder;

      o The number of shares owned beneficially by each selling security holder after the offering; and

      o The percentage ownership of each selling security holder after the offering.

         The information presented in this table has been calculated based on the assumption that all options and warrants will be exercised prior to completion of the offering, that all shares offered hereby will be sold, and that no other shares of our common stock will be acquired or disposed of by the selling security holder prior to the termination of this offering. The beneficial ownership set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Except as indicated by footnote, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below have sole voting power and investments power with respect to their shares.


                                         Beneficial Ownership of                          Beneficial Ownership of
                                         Selling Security Holders                         Selling Security Holders
                                          Prior to the Offering                              After the Offering
                                       -----------------------------                   -------------------------------
                                                                        Number of
                                                                     Shares Offered
Name of Selling Security Holder            Number        Percent          Hereby            Number         Percent
--------------------------------           ------        -------     ---------------       --------       ---------
Steve Adelstein (1)                        628,500         3.7%          296,250            332,250          2.0%
Bart Alink (2)                             112,500          *             56,250             56,250           *
M.T. Anthesia (3)                           75,000          *             37,500             37,500           *
Harry Baas (4)                             208,334         1.2%          104,168            104,166           *
William Barker (5)                          60,000          *             30,000             30,000           *
Frederick Bates (6)                          5,000          *              2,500              2,500           *
Marco Boschetti (7)                         50,000          *             25,000             25,000           *
Maya Boschetti (8)                          50,000          *             25,000             25,000           *
Gordon Cantley (9)                         606,000         3.6%           87,500            518,500          3.0%
Rene Carrel (10)                           160,000          *             80,000             80,000           *
Andrew Catignani (11)                       50,000          *             25,000             25,000           *
Mark Clark (12)                             20,000          *             10,000             10,000           *
Charles Cleland, Jr. (13)                  390,000         2.3%          180,000            210,000          1.2%
Charles Cleland, Sr. (14)                  180,000         1.1%           90,000             90,000           *
Evans Connelly (15)                         60,000          *             30,000             30,000           *
Freeman Correa, Jr. (16)                    60,000          *             30,000             30,000           *
James Creed (17)                           866,834         5.1%          422,918            443,916          2.6%
Gertrude Daniels (18)                       20,000          *             10,000             10,000           *
Julia Daniels (19)                          20,000          *             10,000             10,000           *
Andreas Eggenberger (20)                   150,000          *             75,000             75,000           *
Daniel Eggenberger (21)                    725,000         4.3%           75,000            650,000          3.8%
El CID IV (22)                             780,000         4.6%          390,000            390,000          2.3%
Federal Corp (23)                          120,000          *             60,000             60,000           *
Jon Fisher (24)                             50,000          *             25,000             25,000           *
Gwen and Louis Forman (25)                  50,000          *             25,000             25,000           *
Lukas Frei (26)                             50,000          *             25,000             25,000           *
Lukas and Luzia Weber Frei (27)             50,000          *             25,000             25,000           *
GE Globo Entertainment (28)                575,000         3.4%          287,500            287,500          1.7%
Ben Giese (29)                             927,000         5.4%          292,500            634,500          3.7%
Michael Gillis (30)                        165,000          *             82,500             82,500           *
Basil and Susan Gray (31)                   25,000          *             12,500             12,500           *
Basil Gray (32)                             22,498          *             11,249             11,249           *
Susan Gray (33)                              6,702          *              1,251              5,451           *
Edward Harris (34)                         110,534          *             47,918             62,616           *
Gunther Heinkel (35)                       160,000          *             80,000             80,000           *
Walter Hill (36)                           375,200         2.2%          150,000            225,200          1.3%
Jean Hill (37)                             100,000          *             50,000             50,000           *
Robert Hillier (38)                        320,000         1.9%          135,000            185,000          1.1%
Ramon Huber (39)                           150,000          *             75,000             75,000           *
Rita Huerzeler (40)                         50,000          *             25,000             25,000           *



                                         Beneficial Ownership of                          Beneficial Ownership of
                                         Selling Security Holders                         Selling Security Holders
                                          Prior to the Offering                              After the Offering
                                       -----------------------------                   -------------------------------
                                                                        Number of
                                                                     Shares Offered
Name of Selling Security Holder            Number        Percent          Hereby            Number         Percent
--------------------------------           ------        -------     ---------------       --------       ---------
RWA Huuskes-Krabbe (41)                     62,500          *             31,250             31,250           *
Lawrence Jellen (42)                       255,000         1.5%          125,000            130,000           *
Marold Kamai (43)                          100,000          *             50,000             50,000           *
L&L Investments (44)                       202,000         1.2%           95,000            107,000           *
Paul Langton (45)                           37,500          *             18,751             18,749           *
Henry Tripler Larzelere, Jr. (46)          338,000         2.0%           62,500            275,500          1.6%
Dennis Lastine (47)                      1,095,000         6.4%          547,500            547,500          3.2%
Jesus Lozano (48)                        1,650,000         9.7%          825,000            825,000          4.8%
Thomas Lustgarten (49)                      50,000          *             25,000             25,000           *
Jorg Meier (50)                             50,000          *             25,000             25,000           *
Richard Merritt (51)                        25,000          *             12,500             12,500           *
Michael Mitsuka (52)                       310,000         1.8%          155,000            155,000           *
Thomas Moser (53)                          210,000         1.2%          105,000            105,000           *
Claire Mumenthaler (54)                     50,000          *             25,000             25,000           *
Freek Nietsch (55)                         112,500          *             56,250             56,250           *
Rene Ortega, Jr. (56)                      470,000         2.8%          205,000            265,000          1.6%
Park Financial Group, Inc. (57)            411,000         2.4%          205,500            205,500          1.2%
Philipp Portenier (58)                     110,000          *             55,000             55,000           *
Guy Quigley (59)                           100,000          *             50,000             50,000           *
Suzanne Ragsdale (60)                      208,334         1.2%          104,168            104,166           *
Michael Reichstein (61)                     50,000          *             25,000             25,000           *
William Ritger (62)                        800,000         4.7%          400,000            400,000          2.4%
Jay Rosen (63)                             280,000         1.6%           90,000            190,000          1.1%
Robert Sage (64)                           670,000         3.9%          275,000            395,000          2.3%
Martin Salm (65)                            50,000          *             25,000             25,000           *
Peter Schaetti (66)                        100,000          *             50,000             50,000           *
Thomas Schaetti (67)                        50,000          *             25,000             25,000           *
Ernst Schoenbaechler (68)                  600,000         3.5%          125,000            475,000          2.8%
Keith Shelly (69)                          815,000         4.8%          175,000            640,000          3.8%
Kenneth Shelly (70)                        145,068          *             70,834             74,234           *
Tammi Shnider (71)                         180,000         1.1%           90,000             90,000           *
J. Kimo Spencer (72)                       120,000          *             60,000             60,000           *
Adrian Spring (73)                         100,000          *             50,000             50,000           *
James Sutherland (74)                        5,000          *              2,500              2,500           *
John Szychowski (75)                        85,000          *             37,500             47,500           *
Nathanne Tankersley (76)                   300,000         1.8%          150,000            150,000           *
Martin Thony (77)                          150,000          *             75,000             75,000           *
Stuart Tiplitsky (78)                      247,700         1.5%           87,500            160,200           *
Manuel Torres, Jr. (79)                     62,500          *             31,251             31,249           *
Trident Marketing                          400,000         2.4%          400,000                  0           *
    International, Inc. (80)
Marvin Vaught (81)                         236,000         1.4%          110,000            126,000           *
Gabriel Vidales (82)                     1,350,000         7.9%          675,000            675,000          4.0%
Stefan Waldner (83)                         50,000          *             25,000             25,000           *
Wegelin & Co. (84)                         250,000         1.5%          125,000            125,000           *
Sandra Weibel (85)                         100,000          *             50,000             50,000           *
Ronald Westman (86)                      5,680,000        33.3%          650,000          5,030,000         29.5%
Ronda Westman (87)                         300,000         1.8%          150,000            150,000           *
Urs Wigger (88)                            100,000          *             50,000             50,000           *
Warren Wise (89)                           295,250         1.7%          147,625            147,625           *
Julie Wukie (90)                            25,000          *             12,500             12,500           *
Jerome Ziarko (91)                         286,000         1.7%          137,500            148,500           *

*        Represents less than one percent (1%) of our shares outstanding.

(1) The registered shares consist of: (i) 117,000 shares of common stock, 58,500 shares underlying Class A warrants and 58,500 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 29,250 shares of common stock, 14,625 shares underlying Class A warrants and 14,625 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 56,250 shares of common stock, 18,750 shares underlying Class A warrants and 18,750 shares underlying Class B warrants acquired in the February 2005 Offering; less (iv) 90,000 shares of common stock transferred to a third party in a privately negotiated transaction. Mr. Adelstein served as a director of the Company from February 13, 2005 until April 4, 2005.

(2) The registered shares consist of: (i) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the September 2004 Offering; (ii) 3,750 shares of common stock, 1,875 shares underlying Class A warrants and 1,875 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 11,250 shares of common stock, 3,750 shares underlying Class A warrants and 3,750 shares underlying Class B warrants acquired in the February 2005 Offering.

(3) The registered shares consist of: (i) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 3,750 shares of common stock, 1,875 shares underlying Class A warrants and 1,875 shares underlying Class B warrants acquired in the March 2005 Offering.

(4) The registered shares consist of: (i) 25,000 shares of common stock, 12,500 shares underlying Class A warrants and 12,500 shares underlying Class B warrants acquired in the September 2004 Offering; (ii) 6,250 shares of common stock, 3,125 shares underlying Class A warrants and 3,125 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 25,000 shares of common stock, 8,334 shares underlying Class A warrants and 8,334 shares underlying Class B warrants acquired in the February 2005 Offering.

(5) The registered shares consist of 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the May 2005 Offering.

(6) The registered shares consist of: (i) 1,000 shares of common stock, 500 shares underlying Class A warrants and 500 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 250 shares of common stock, 125 shares underlying Class A warrants and 125 shares underlying Class B warrants acquired in the March 2005 Offering.

(7) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(8) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(9) The registered shares consist of: (i) 25,000 shares of common stock, 12,500 shares underlying Class A warrants and 12,500 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 6,250 shares of common stock, 3,125 shares underlying Class A warrants and 3,125 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering. Mr. Cantley is an affiliate of Park Financial Group, Inc., a registered broker-dealer. Mr. Cantley purchased the securities in the ordinary course of business and, at the time he purchased the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(10) The registered shares consist of: (i) 30,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the February 2005 Offering; and (ii) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the May 2005 Offering.

(11) The registered shares consist of: (i) 10,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 2,500 shares of common stock, 1,250 shares underlying Class A warrants and 1,250 shares underlying Class B warrants acquired in the March 2005 Offering.

(12) The registered shares consist of 10,000 shares of common stock acquired from a third party in a privately negotiated transaction.

(13) The registered shares consist of 60,000 shares of common stock, 60,000 shares underlying Class A warrants and 60,000 shares underlying Class B warrants acquired in the June 2005 Offering.

(14) The registered shares consist of 30,000 shares of common stock, 30,000 shares underlying Class A warrants and 30,000 shares underlying Class B warrants acquired in the June 2005 Offering.

(15) The registered shares consist of 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the May 2005 Offering.

(16) The registered shares consist of 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the May 2005 Offering.

(17) The registered shares consist of: (i) 140,000 shares of common stock, 70,000 shares underlying Class A warrants and 70,000 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 35,000 shares of common stock, 17,500 shares underlying Class A warrants and 17,500 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 43,750 shares of common stock, 14,584 shares underlying Class A warrants and 14,584 shares underlying Class B warrants acquired in the February 2005 Offering.

(18) The registered shares consist of 10,000 shares of common stock acquired from a third party in a privately negotiated transaction.

(19) The registered shares consist of 10,000 shares of common stock acquired from a third party in a privately negotiated transaction.

(20) The registered shares consist of 45,000 shares of common stock, 15,000 shares underlying Class A warrants and 15,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(21) The registered shares consist of 45,000 shares of common stock, 15,000 shares underlying Class A warrants and 15,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(22) The registered shares consist of 240,000 shares of common stock and 150,000 shares underlying Class C warrants acquired in June 2005 in exchange for marketing and advisory services. The power to vote and dispose of these shares is controlled by Andrea Vargas.

(23) The registered shares consist of 30,000 shares of common stock and 30,000 shares underlying Class C warrants acquired in June 2005 in exchange for marketing and advisory services. The power to vote and dispose of these shares is controlled by Robert Sage.

(24) The registered shares consist of: (i) 10,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 2,500 shares of common stock, 1,250 shares underlying Class A warrants and 1,250 shares underlying Class B warrants acquired in the March 2005 Offering.

(25) The registered shares consist of: (i) 10,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 2,500 shares of common stock, 1,250 shares underlying Class A warrants and 1,250 shares underlying Class B warrants acquired in the March 2005 Offering.

(26) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(27) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(28) The registered shares consist of: (i) 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering; and (ii) 175,000 shares of common stock and 87,500 shares underlying Class C warrants acquired in June 2005 in exchange for marketing and advisory services. The power to vote and dispose of these shares is controlled by Daniel Eggenberger.

(29) The registered shares consist of: (i) 100,000 shares of common stock, 50,000 shares underlying Class A warrants and 50,000 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 25,000 shares of common stock, 12,500 shares underlying Class A warrants and 12,500 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 25,500 shares of common stock, 8,500 shares underlying Class A warrants and 8,500 shares underlying Class B warrants acquired in the February 2005 Offering.

(30) The registered shares consist of: (i) 33,000 shares of common stock, 16,500 shares underlying Class A warrants and 16,500 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 8,250 shares of common stock, 4,125 shares underlying Class A warrants and 4,125 shares underlying Class B warrants acquired in the March 2005 Offering.

(31) The registered shares consist of 7,500 shares of common stock, 2,500 shares underlying Class A warrants and 2,500 shares underlying Class B warrants acquired in the February 2005 Offering.

(32) The registered shares consist of: (i) 4,500 shares of common stock, 2,250 shares underlying Class A warrants and 2,250 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 1,125 shares of common stock, 562 shares underlying Class A warrants and 562 shares underlying Class B warrants acquired in the March 2005 Offering.

(33) The registered shares consist of: (i) 500 shares of common stock, 250 shares underlying Class A warrants and 250 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 125 shares of common stock, 63 shares underlying Class A warrants and 63 shares underlying Class B warrants acquired in the March 2005 Offering.

(34) The registered shares consist of: (i) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 3,750 shares of common stock, 1,875 shares underlying Class A warrants and 1,875 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 6,250 shares of common stock, 2,084 shares underlying Class A warrants and 2,084 shares underlying Class B warrants acquired in the February 2005 Offering.

(35) The registered shares consist of: (i) 30,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the February 2005 Offering; and (ii) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the May 2005 Offering.

(36) The registered shares consist of: (i) 60,000 shares of common stock, 30,000 shares underlying Class A warrants and 30,000 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the March 2005 Offering.

(37) The registered shares consist of: (i) 20,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 5,000 shares of common stock, 2,500 shares underlying Class A warrants and 2,500 shares underlying Class B warrants acquired in the March 2005 Offering.

(38) The registered shares consist of 45,000 shares of common stock, 45,000 shares underlying Class A warrants and 45,000 shares underlying Class B warrants acquired in the June 2005 Offering.

(39) The registered shares consist of 45,000 shares of common stock, 15,000 shares underlying Class A warrants and 15,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(40) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(41) The registered shares consist of 18,750 shares of common stock, 6,250 shares underlying Class A warrants and 6,250 shares underlying Class B warrants acquired in the February 2005 Offering.

(42) The registered shares consist of: (i) 50,000 shares of common stock, 25,000 shares underlying Class A warrants and 25,000 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 12,500 shares of common stock, 6,250 shares underlying Class A warrants and 6,250 shares underlying Class B warrants acquired in the March 2005 Offering.

(43) The registered shares consist of: (i) 20,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 5,000 shares of common stock, 2,500 shares underlying Class A warrants and 2,500 shares underlying Class B warrants acquired in the March 2005 Offering.

(44) The registered shares consist of: (i) 20,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 5,000 shares of common stock, 2,500 shares underlying Class A warrants and 2,500 shares underlying Class B warrants acquired in the March 2005 Offering; (iii) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the May 2005 Offering; and (iv) 15,000 shares of common stock acquired from a third party in a privately negotiated transaction. The power to vote and dispose of these shares is controlled by H.T. Larzelere.

(45) The registered shares consist of: (i) 7,500 shares of common stock, 3,750 shares underlying Class A warrants and 3,750 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 1,875 shares of common stock, 938 shares underlying Class A warrants and 938 shares underlying Class B warrants acquired in the March 2005 Offering.

(46) The registered shares consist of: (i) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 3,750 shares of common stock, 1,875 shares underlying Class A warrants and 1,875 shares underlying Class B warrants acquired in the March 2005 Offering; (iii) 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering; and (iv) 7,500 shares of common stock, 3,750 shares underlying Class A warrants and 3,750 shares underlying Class B warrants acquired in the May 2005 Offering; less (v) 15,000 shares of common stock transferred to a third party in a privately negotiated transaction.

(47) The registered shares consist of: (i) 175,000 shares of common stock, 87,500 shares underlying Class A warrants and 87,500 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 43,750 shares of common stock, 21,875 shares underlying Class A warrants and 21,875 shares underlying Class B warrants acquired in the March 2005 Offering; (iii) 30,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the February 2005 Offering; and (iv) 30,000 shares of common stock, 15,000 shares underlying Class A warrants and 15,000 shares underlying Class B warrants acquired in the May 2005 Offering.

(48) The registered shares consist of 275,000 shares of common stock, 275,000 shares underlying Class A warrants and 275,000 shares underlying Class B warrants acquired in the June 2005 Offering.

(49) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.


(50) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(51) The registered shares consist of: (i) 5,000 shares of common stock, 2,500 shares underlying Class A warrants and 2,500 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 1,250 shares of common stock, 625 shares underlying Class A warrants and 625 shares underlying Class B warrants acquired in the March 2005 Offering.

(52) The registered shares consist of: (i) 50,000 shares of common stock, 25,000 shares underlying Class A warrants and 25,000 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 12,500 shares of common stock, 6,250 shares underlying Class A warrants and 6,250 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the May 2005 Offering.

(53) The registered shares consist of: (i) 45,000 shares of common stock, 15,000 shares underlying Class A warrants and 15,000 shares underlying Class B warrants acquired in the February 2005 Offering; and (ii) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the May 2005 Offering.

(54) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(55) The registered shares consist of: (i) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the September 2004 Offering; (ii) 3,750 shares of common stock, 1,875 shares underlying Class A warrants and 1,875 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 11,250 shares of common stock, 3,750 shares underlying Class A warrants and 3,750 shares underlying Class B warrants acquired in the February 2005 Offering.

(56) The registered shares consist of: (i) 70,000 shares of common stock, 35,000 shares underlying Class A warrants and 35,000 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 17,500 shares of common stock, 8,750 shares underlying Class A warrants and 8,750 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the May 2005 Offering.

(57) The registered shares consist of 68,500 shares of common stock, 68,500 shares underlying Class A warrants and 68,500 shares underlying Class B warrants acquired in June 2005 in exchange for acting as financial advisor and placement agent in connection with the June 2005 Offering. Park Financial Group, Inc. is a registered broker-dealer and thus, an underwriter. Park Financial Group, Inc. purchased the securities in the ordinary course of business and, at the time it purchased the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The power to vote and dispose of these shares is controlled by Gordon Cantley.

(58) The registered shares consist of: (i) 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering; and (ii) 15,000 shares of common stock, 7,500 shares underlying Class A warrants and 7,500 shares underlying Class B warrants acquired in the May 2005 Offering.

(59) The registered shares consist of: (i) 20,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 5,000 shares of common stock, 2,500 shares underlying Class A warrants and 2,500 shares underlying Class B warrants acquired in the March 2005 Offering.

(60) The registered shares consist of 62,500 shares of common stock, 20,834 shares underlying Class A warrants and 20,834 shares underlying Class B warrants acquired in the February 2005 Offering.

(61) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(62) The registered shares consist of: (i) 100,000 shares of common stock, 50,000 shares underlying Class A warrants and 50,000 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 25,000 shares of common stock, 12,500 shares underlying Class A warrants and 12,500 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 75,000 shares of common stock, 37,500 shares underlying Class A warrants and 37,500 shares underlying Class B warrants acquired in the May 2005 Offering.

(63) The registered shares consist of 30,000 shares of common stock, 30,000 shares underlying Class A warrants and 30,000 shares underlying Class B warrants acquired in the June 2005 Offering. Mr. Rosen served as a director of the Company from June 29, 2005 to September 26, 2005.

(64) The registered shares consist of: (i) 100,000 shares of common stock, 50,000 shares underlying Class A warrants and 50,000 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 25,000 shares of common stock, 12,500 shares underlying Class A warrants and 12,500 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(65) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(66) The registered shares consist of 30,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(67) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(68) The registered shares consist of 75,000 shares of common stock, 25,000 shares underlying Class A warrants and 25,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(69) The registered shares consist of: (i) 70,000 shares of common stock, 35,000 shares underlying Class A warrants and 35,000 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 17,500 shares of common stock, 8,750 shares underlying Class A warrants and 8,750 shares underlying Class B warrants acquired in the March 2005 Offering. Mr. Shelly served as a director of the Company from February 13, 2005 until June 1, 2005.

(70) The registered shares consist of: (i) 10,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 2,500 shares of common stock, 1,250 shares underlying Class A warrants and 1,250 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 27,500 shares of common stock, 9,167 shares underlying Class A warrants and 9,167 shares underlying Class B warrants acquired in the February 2005 Offering.

(71) The registered shares consist of 90,000 shares of common stock acquired from a third party in a privately negotiated transaction.

(72) The registered shares consist of 30,000 shares of common stock, 15,000 shares underlying Class A warrants and 15,000 shares underlying Class B warrants acquired in the May 2005 Offering.

(73) The registered shares consist of 30,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(74) The registered shares consist of: (i) 1,000 shares of common stock, 500 shares underlying Class A warrants and 500 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 250 shares of common stock, 125 shares underlying Class A warrants and 125 shares underlying Class B warrants acquired in the March 2005 Offering.

(75) The registered shares consist of: (i) 10,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 2,500 shares of common stock, 1,250 shares underlying Class A warrants and 1,250 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 7,500 shares of common stock, 2,500 shares underlying Class A warrants and 2,500 shares underlying Class B warrants acquired in the February 2005 Offering.

(76) The registered shares consist of 150,000 shares of common stock acquired from a third party in a privately negotiated transaction.

(77) The registered shares consist of 45,000 shares of common stock, 15,000 shares underlying Class A warrants and 15,000 shares underlying Class B warrants acquired in the February 2005 Offering.


(78) The registered shares consist of: (i) 35,000 shares of common stock, 17,500 shares underlying Class A warrants and 17,500 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 8,750 shares of common stock, 4,375 shares underlying Class A warrants and 4,375 shares underlying Class B warrants acquired in the March 2005 Offering.

(79) The registered shares consist of 15,625 shares of common stock, 7,813 shares underlying Class A warrants and 7,813 shares underlying Class B warrants acquired in the May 2005 Offering.

(80) The registered shares consist of an option to acquire 400,000 shares of our common stock acquired in June 2005 in exchange for marketing services related to our CARExpress membership programs. The power to vote and dispose of these shares is controlled by David Reilly.

(81) The registered shares consist of: (i) 44,000 shares of common stock, 22,000 shares underlying Class A warrants and 22,000 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 11,000 shares of common stock, 5,500 shares underlying Class A warrants and 5,500 shares underlying Class B warrants acquired in the March 2005 Offering.

(82) The registered shares consist of 225,000 shares of common stock, 225,000 shares underlying Class A warrants and 225,000 shares underlying Class B warrants acquired in the June 2005 Offering.

(83) The registered shares consist of 15,000 shares of common stock, 5,000 shares underlying Class A warrants and 5,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(84) The registered shares consist of 75,000 shares of common stock, 25,000 shares underlying Class A warrants and 25,000 shares underlying Class B warrants acquired in the February 2005 Offering. The power to vote and dispose of these shares is controlled by Marcel Ruegg.

(85) The registered shares consist of 30,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(86) The registered shares consist of 650,000 shares of common stock acquired in April 2005 in connection with the acquisition of 1,800,000 shares of common stock, Class A warrants to acquire 1,800,000 shares of common stock and Class B warrants to acquire 1,800,000 shares of common stock in exchange for aggregate consideration of $720,000. Mr. Westman served as a director of the Company from June 29, 2005 to September 26, 2005.

(87) The registered shares consist of 50,000 shares of common stock, 50,000 shares underlying Class A warrants and 50,000 shares underlying Class B warrants acquired in the June 2005 Offering.

(88) The registered shares consist of 30,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the February 2005 Offering.

(89) The registered shares consist of: (i) 32,000 shares of common stock, 16,000 shares underlying Class A warrants and 16,000 shares underlying Class B warrants acquired in the September 2004 Offering; (ii) 8,000 shares of common stock, 4,000 shares underlying Class A warrants and 4,000 shares underlying Class B warrants acquired in the March 2005 Offering; (iii) 28,875 shares of common stock, 9,625 shares underlying Class A warrants and 9,625 shares underlying Class B warrants acquired in the February 2005 Offering; and (iv) 9,750 shares of common stock, 4,875 shares underlying Class A warrants and 4,875 shares underlying Class B warrants acquired in the May 2005 Offering.

(90) The registered shares consist of: (i) 5,000 shares of common stock, 2,500 shares underlying Class A warrants and 2,500 shares underlying Class B warrants acquired in the August 2004 Offering; and (ii) 1,250 shares of common stock, 625 shares underlying Class A warrants and 625 shares underlying Class B warrants acquired in the March 2005 Offering.

(91) The registered shares consist of: (i) 20,000 shares of common stock, 10,000 shares underlying Class A warrants and 10,000 shares underlying Class B warrants acquired in the August 2004 Offering; (ii) 5,000 shares of common stock, 2,500 shares underlying Class A warrants and 2,500 shares underlying Class B warrants acquired in the March 2005 Offering; and (iii) 52,500 shares of common stock, 17,500 shares underlying Class A warrants and 17,500 shares underlying Class B warrants acquired in the February 2005 Offering.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of common stock by the selling security holders. If all of the options and warrants for which the underlying shares of common stock that are being registered hereby are exercised by the applicable selling security holders, we will receive approximately $5,870,860 in proceeds upon the exercise thereof. We intend to use the proceeds from any such exercises for general working capital purposes.

                              PLAN OF DISTRIBUTION

         We are registering all of the shares of common stock offered by this prospectus on behalf of the selling security holders. The selling security holders may sell any or all of the shares, subject to federal and state securities law, but are under no obligation to do so. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock covered hereby.

         The selling security holders, or their pledges, donees, transferees or any of their other successors-in-interest, may sell all or a portion of the common stock offered hereby from time to time in one or more transactions directly or through one or more underwriters, brokers, dealers or agents at a fixed price of $1.50 per share until the shares are listed on the OTC Bulletin Board. Thereafter, the shares may be sold at fixed prices, at market prices prevailing at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in any one or more of the following methods:

         o cross trades or block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker, dealer or underwriter as principal and resale by such broker, dealer or underwriter for its own account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of any stock exchange on which the securities may be listed;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o        privately negotiated transactions;

         o        short sales;

         o through the writing of options, swaps or other derivatives on the securities, regardless of whether the options, swaps or derivatives are listed on an exchange;

         o through the distribution of the securities by any selling security holder to its partners, members or stockholders;

         o        any combinations of any of these methods of sale; and

         o        any other manner permitted by law.

         The selling security holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

         The selling security holders may sell their shares to or through underwriters, brokers, dealers or agents, in which event the underwriters, brokers, dealers or agents may receive discounts, concessions, commissions or other fees from the selling security holders, or discounts, concessions, commissions or other fees from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions, commissions or fees as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved.

         The selling security holders may also enter into hedging transactions with brokers or dealers that may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and loan or pledge shares of our common stock to brokers or dealers that in turn may sell such shares.

         The selling security holders may additionally pledge, hypothecate or grant a security interest in some or all of the shares of our common stock owned by them and, if such holders default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or any amendment to this prospectus, if necessary, to include the pledge, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders may also transfer or donate their shares of our common stock in other circumstances, in which case the transferees, donees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares offered hereby may be deemed "underwriters" within the meaning of the Securities Act. In that event, any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         The selling security holders and any other person participating in the distribution of the shares of our common stock being offered hereby will be subject to applicable provisions of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M. These regulations may limit the timing of purchases and sales of any of the shares of our common stock by the selling security holders and may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to our common stock.

         We have agreed to indemnify certain of the selling security holders against liabilities, including certain liabilities under the Securities Act, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby. We may be indemnified by certain of the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished by such selling security holders specifically for use in this prospectus, pursuant to the terms of the agreements by which the selling securities holders purchased their shares of our common stock being registered hereby.

         We will not receive any proceeds from the sale of the shares of our common stock registered hereby. We will pay all expenses incurred in connection with this registration of the shares of our common stock under the Securities Act, including registration and filing fees, fees an expenses of compliance with securities or blue sky laws, listing fees, printing and engraving expenses, messenger and delivery expenses, and fees and disbursements of our counsel, accountants and other persons retained by us, but excluding commissions and discounts incurred by the selling security holders in connection with the resale of such shares.

         We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Indiana Business Corporation Law (the "IBCL") provides that an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Unless limited by its articles of incorporation, an Indiana corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Our articles of incorporation do not limit our obligations to so indemnify our directors.

         The IBCL also provides that, unless the corporation's articles of incorporation provide otherwise: (i) an officer of an Indiana corporation, whether or not a director, is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, whether or not a director, to the same extent as to a director; and (iii) the corporation may also indemnify and advance expenses to an officer, employee or agent, whether or not a director, to the extent, consistent with public policy, it is permitted to do so by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. Our articles of incorporation do not limit our ability to so indemnify our officers.

         We are authorized to enter into indemnification agreements with our directors, officers, employees and agents, and those serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, which may, in some cases, be broader than the specific indemnification provisions set forth in the IBCL. In addition, we are authorized to purchase and maintain insurance on behalf of these persons to indemnify them for expenses and liabilities incurred by them by reason of their being or having been such a director, officer, employee or agent, regardless of whether we have the power to indemnify such persons against such expenses and liabilities under our articles of incorporation, our bylaws, the IBCL, or otherwise. We have not entered into any such agreements or obtained such insurance.

         The limitation of liability and indemnification provisions of the IBCL may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty of care. These provisions may also reduce the likelihood of derivative litigation against our directors, officers, employees and agents, and those serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, even though an action, if successful, might benefit us and our stockholders. The price of our shares may be adversely affected to the extent we pay the costs of settlement and damage awards against such persons pursuant to these indemnification provisions.

         We believe that the limitation of liability, indemnification and insurance provisions of the IBCL are useful to attract and retain qualified officers, directors, employees and agents. No material litigation or proceeding involving any of our officers, directors, employees or agents is currently pending for which indemnification or advancement of expenses is being sought.

         The effect of these indemnification provisions is to authorize indemnification for liabilities arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors and controlling persons pursuant to our articles of incorporation, our bylaws, the IBCL or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby is being passed upon for us by Carson Boxberger LLP, 1400 One Summit Square, Fort Wayne, Indiana 46802.

                                     EXPERTS


         The audited consolidated balance sheet as of December 31, 2004 and the audited consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003 have been audited by H J & Associates, LLC, our independent accountants. We have included these financial statements in this registration statement in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we filed with the United States Securities and Exchange Commission. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future. This preliminary prospectus is subject to completion prior to this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any report, statement or other information that we file with the SEC at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov, as well as our Internet site at http://www.carexpresshealth.com. Information contained on our Web site does not constitute part of this prospectus.

         This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement, and certain statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. In addition, we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. To obtain all of the information that we filed with the SEC in connection herewith, we refer you to the registration statement, including its exhibits and schedules. You should assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the date appearing on the front of the prospectus or prospectus supplement, respectively.

         Since our shares of common stock are not currently listed on a national securities exchange or any other established electronic trading system, we are not required to deliver an annual report to our shareholders. While we intend to submit an application to the OTC Bulletin Board immediately after the effective date of the registration statement of which this prospectus is a part, we will not be required to deliver an annual report to our shareholders, even if our shares of common stock are approved for listing on the OTC Bulletin Board. However, we intend to provide an annual report to our shareholders containing audited financial statements in connection with the annual meeting of shareholders that we intend to hold following the completion of our fiscal year ended December 31, 2005.

                                 C O N T E N T S


Report of Independent Registered Public Accounting Firm........................................................... F-2

Consolidated Balance Sheet at December 31, 2004................................................................... F-3

Consolidated Statements of Operations For the Years Ended December 31, 2004 and 2003.............................. F-4

Consolidated Statements of Stockholders' Equity For the Years Ended December 31, 2004 and 2003.................... F-5

Consolidated Statements of Cash Flows For the Years Ended December 31, 2004 and 2003.............................. F-6

Notes to the Consolidated Financial Statements - December 31, 2004 and 2003....................................... F-8

Consolidated Balance Sheet at September 30, 2005 (Unaudited)..................................................... F-23

Consolidated Statements of Operations For the Three and Nine Months Ended September 30, 2005 and 2004 (Unaudited) F-25

Consolidated Statements of Stockholders' Equity For the Nine Months Ended September 30, 2005 (Unaudited)..........F-26

Consolidated Statements of Cash Flows For the Nine Months Ended September 30, 2005 and 2004 (Unaudited).......... F-27

Notes to the Consolidated Financial Statements - September 30, 2005.............................................. F-28


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


National Health Partners, Inc. and Subsidiary
Board of Directors
Horsham, Pennsylvania

We have audited the accompanying consolidated balance sheet of National Health Partners, Inc. and Subsidiary as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examing, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Health Partners, Inc. and Subsidiary as of December 31, 2004 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company's recurring losses and cash used by operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note
6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
February 9, 2005

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                           Consolidated Balance Sheet

                                    ASSETS
                                                                                               December 31,
                                                                                                   2004
                                                                                               ------------
CURRENT ASSETS

   Cash                                                                                        $    421,915
                                                                                               ------------
     Total Current Assets                                                                           421,915
                                                                                               ------------
FIXED ASSETS, NET (Note 2)                                                                          142,454
                                                                                               ------------
OTHER ASSETS

   Deposits                                                                                          19,000
                                                                                               ------------
     Total Other Assets                                                                              19,000
                                                                                               ------------
     TOTAL ASSETS                                                                               $   583,369
                                                                                                ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable                                                                             $    41,649
   Accrued expenses (Note 3)                                                                         75,955
   Notes payable (Note 4)                                                                            57,251
   Deferred revenue (Note 1)                                                                          7,093
                                                                                               ------------
     Total Current Liabilities                                                                      181,948
                                                                                               ------------
LONG TERM LIABILITIES

   Notes payable                                                                                     23,742
                                                                                               ------------
     Total Long Term Liabilities                                                                     23,742
                                                                                               ------------
     Total Liabilities                                                                              205,690
                                                                                               ------------
COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS' EQUITY

   Common stock, $0.001, 100,000,000 shares authorized,
     9,636,200 shares issued and outstanding                                                          9,637
   Additional paid in capital                                                                     3,727,874
   Stock subscriptions payable                                                                       14,650
   Accumulated deficit                                                                           (3,374,482)
                                                                                               ------------
     Total Stockholders' Equity                                                                     377,679
                                                                                               ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                 $   583,369
                                                                                                ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations

                                                                                       For the Years Ended
                                                                                           December 31,
                                                                                 ------------------------------
                                                                                     2004                2003
                                                                                 -----------         ----------
REVENUE                                                                          $    27,929         $   50,371

COST OF SALES                                                                        443,382            129,615
                                                                                 -----------         ----------
   Gross Deficit                                                                    (415,453)           (79,244)
                                                                                 -----------         ----------
GENERAL AND ADMINISTRATIVE EXPENSES                                                2,083,953            166,508
                                                                                 -----------         ----------
     Loss from Operations                                                         (2,499,406)          (245,752)
                                                                                 -----------         ----------
OTHER (EXPENSE)

   Loss on extinguishment of debt                                                    (83,388)                 -
   Interest expense                                                                   (7,106)           (20,422)
                                                                                 -----------         ----------
     Total Other (Expense)                                                           (90,494)           (20,422)
                                                                                 -----------         ----------
NET LOSS                                                                         $(2,589,900)        $ (266,174)
                                                                                 ===========         ==========
BASIC LOSS PER SHARE                                                             $     (0.42)        $    (0.16)
                                                                                 ===========         ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                      6,233,471          1,687,500
                                                                                 ===========         ==========

        The accompanying notes are an integral part of these consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Consolidated Statements of Stockholders' Equity

                                                               Common Stock              Additional
                                                          ------------------------        Paid in        Accumulated
                                                           Shares         Amount          Capital         Deficit
                                                          ---------    -----------     -------------  --------------
Balance, December 31, 2002                                1,687,500    $     1,687     $      14,568  $     (518,408)

Net loss for the year ended
  December 31, 2003                                               -              -                 -        (266,174)
                                                          ---------    -----------     -------------  --------------
Balance, December 31, 2003                                1,687,500          1,687            14,568        (784,582)

Common stock issued for extinguishments of
  debt at an average price of $0.46 per share               618,200            618           283,512               -

Common stock issued for services at an
  average price of $0.50 per share                          350,000            350           174,651               -

Common stock issued for sign-on bonus at
  an average price of $0.50 per share                     1,748,250          1,749           872,376               -

Units issued for cash at an average price of
  $0.47 per unit                                          5,232,250          5,233         2,382,767               -

Net loss for the year ended
  December 31, 2004                                               -              -                 -      (2,589,900)
                                                          ---------    -----------     -------------  --------------
Balance, December 31, 2004                                9,636,200    $     9,637     $   3,727,874  $   (3,374,482)
                                                          =========    ===========     =============  ==============

       The accompanying notes are an integral part of these consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows

                                                                                For the Years Ended
                                                                                    December 31,
                                                                            ---------------------------
                                                                                 2004          2003
                                                                            -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                 $  (2,589,900) $   (266,174)
   Adjustments to reconcile net loss to net cash used by
    operating activities:
     Common stock issued for services                                           1,049,126             -
     Depreciation expense                                                          19,502             -
     Loss on extinguishments of debt                                               83,393             -
   Changes in operating assets and liabilities:
     Increase in deposits                                                         (15,000)            -
     Increase (decrease) in deferred revenue                                        7,093        (1,162)
     Increase in interest payable                                                 (23,529)       20,272
     Increase (decrease) in accounts payable - related party                      (16,350)       30,893
     Increase (decrease) in accounts payable and accrued
      expenses                                                                   (137,210)       85,651
                                                                            -------------  ------------
       Net Cash Used by Operating Activities                                   (1,622,875)     (130,520)
                                                                            -------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES

   Purchase of fixed assets and website costs                                    (161,956)            -
                                                                            -------------  ------------
     Net Cash Used by Investing Activities                                       (161,956)            -
                                                                            -------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES

   Increase (decrease) in cash overdraft                                             (840)          840
   Proceeds from notes payable                                                     11,000       116,711
   Payments on notes payable                                                     (196,234)            -
   Payments on notes payable - related party                                      (10,000)       (3,000)
   Proceeds from common stock and subscription payable                          2,402,650             -
                                                                            -------------  ------------
       Net Cash Provided by Financing Activities                                2,206,576       114,551
                                                                            -------------  ------------
NET INCREASE (DECREASE) IN CASH                                                   421,745       (15,969)

CASH AT BEGINNING OF YEAR                                                             170        16,139
                                                                            -------------  ------------
CASH AT END OF YEAR                                                         $     421,915  $        170
                                                                            =============  ============

        The accompanying notes are an integral part of these consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                Consolidated Statements of Cash Flows (Continued)


                                                                                  For the Years Ended
                                                                                       December 31,
                                                                               ---------------------------
                                                                                    2004         2003
                                                                               ------------  -------------
CASH PAID DURING THE PERIOD FOR:

   Interest                                                                    $          -  $           -
   Income taxes                                                                $          -  $           -

SCHEDULE OF NON CASH FINANCING ACTIVITIES

Common stock issued for services                                               $  1,049,126  $           -
Common stock issued for extinguishment of debt                                 $    284,130  $           -

        The accompanying notes are an integral part of these consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 -      NATURE OF ORGANIZATION

              This summary of significant accounting policies of National Health Partners, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

              a.  Organization and Business Activities

              National Health Partners, Inc. (Hereinafter referred to as the Company) was organized on March 10, 1989, under the laws of the State of Indiana. The Company was incorporated under the name of Spectrum Vision Systems of Indiana, Inc. on March 13, 2001, the Company changed its name to National Health Partners, Inc.

              On December 15, 2004, National Health Brokerage Group, Inc (Brokerage) was organized as a wholly owned subsidiary of National Health Partners, Inc.

              The Company sells membership programs that encompass all aspects of healthcare, including physicians, hospitals, ancillary services, dentists, prescription drugs and vision care through a national healthcare savings network called "CARExpress." The Company markets its programs directly through infomercials, newspapers, publications and its website, and indirectly through independent marketing representatives, brokers and agents, retail chains and outlets, small businesses and trade associates, and unions and associations. The Company derives almost all of its revenue from the monthly membership fees it receives from members of its membership programs. It also receives commissions from the sale of its membership programs that are sold in combination with third-party insurance products.

              The independent marketing representatives that the Company utilizes sign a standard representative agreement with the Company. The Company typically pays aggregate commissions to the marketing representatives of between 35% and 50% of the sale price of the membership programs and/or an up-front fee of between $3 and $20 per member. Marketing representatives are paid these commissions for each member they enroll for the life of that member's enrollment with CARExpress. Marketing representatives may also recruit other representatives to sell the Company's membership programs and receive a portion of the commissions earned by the other representatives on sales made by those representatives. The Company also has bonus programs through which marketing representatives who achieve sales of an agreed-upon number of membership programs can receive additional commissions of between 5% and 10% of the sale price of the programs. The marketing representatives do not pay the Company any initial or ongoing fees as a result of their relationship with the Company. They typically offer and sell the Company's membership programs on a part-time basis and may engage in other related or unrelated business activities, including selling the products or services of the Company's competitors. The Company's agreements with the marketing representatives are generally for a term of one year and renew automatically for additional one-year terms unless written notice of termination is delivered by either party at least 30 days prior to the then-current term. None of the company's employees are compensated on a basis similar to the independent marketing representatives.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 -      NATURE OF ORGANIZATION (Continued)

              a. Organization and Business Activities (Continued)

              The Company contracts with PPOs and other provider networks, or their affiliates, for access to the discounted rates they have negotiated with their healthcare providers. The principal suppliers of the healthcare providers that comprise CARExpress are PPONext, International Med-Care, CareMark, Cigna, Optum and Careington International. The Company selects and utilizes only those provider networks that it believes can deliver adequate savings to its members while providing adequate support for its CARExpress membership programs with the healthcare providers. The Company typically pays a per member per month fee for use of a provider network which is determined in part based on the number of providers participating in the network, the number of CARExpress members accessing the network, and the particular products and services utilized by the CARExpress members. The agreements through which the Company has contracted for access to the PPO or other provider networks are generally for a term of between one and two years, may be terminated by either party on between 45 and 180 days' prior written notice, and renew automatically for additional terms unless so terminated. Most of these agreements are not exclusive, and most contain provisions maintaining the confidentiality of the terms of the agreement.

              b.  Accounting Method

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

              c.  Cash and Cash Equivalents

              For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

              d.  Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 -      NATURE OF ORGANIZATION (Continued)

              e. Basic Loss Per Share

              The computation of basic loss per share of common stock is based on the weighted average number of shares of common stock outstanding during the periods presented. The Company, because of its net loss, has excluded 10,724,791, and -0- common stock equivalents for the years ended December 31, 2004 and 2003, respectively because they are anti-dilutive in nature.

                                                   For the Years Ended
                                                       December 31,
                                               --------------------------
                                                    2004         2003
                                               ------------  ------------

                         Loss                  $ (2,589,900) $   (266,174)
                         Shares                   6,233,471     1,687,500
                                               ------------  ------------
                         Per Share Amount      $      (0.42) $      (0.16)
                                               ============  ============

              f.  Income Taxes

              Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

              Net deferred tax assets consist of the following components as of December 31, 2004 and 2003:

                                                       December 31,
                                              -----------------------------
                                                   2004           2003
                                              -------------  --------------
              Deferred tax assets:
                NOL Carryover                 $     862,385  $      295,800

              Deferred tax liabilities:
                Depreciation                        (29,630)              -

              Valuation allowance                  (832,755)       (295,800)
                                              -------------  --------------
              Net deferred tax asset          $           -  $            -
                                              =============  ==============

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 -      NATURE OF ORGANIZATION (Continued)

              f. Income Taxes (Continued)

              The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2004 and 2003 due to the following:

                                                             December 31,
                                                     ------------------------
                                                          2004         2003
                                                     ------------  ----------
              Book Income                            $ (1,000,900) $ (103,850)
              Meals and Entertainment                      22,275       2,750
              Loss on Extinguishment of Debt               32,520           -
              Stock for Services/Options Expense          409,150           -
              Valuation allowance                         536,955     101,100
                                                     ------------  ----------
                                                     $          -  $        -
                                                     ============  ==========

              At December 31, 2004, the Company had net operating loss carryforwards of approximately $2,200,000 that may be offset against future taxable income from the year 2004 through 2024. No tax benefit has been reported in the December 31, 2004 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

              Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.


              g. Revenue Recognition and Cost of Sales


              The Company provides discount health care memberships in return for monthly membership fees. The Company recognizes revenue when
              1) persuasive evidence of an arrangement exists, 2) services have been rendered, 3) the price is fixed and determinable, and 4) collectibility is reasonably assured. The Company electronically debits customer accounts for the monthly membership fees. The date a monthly membership begins varies for each individual member depending upon when the particular member purchased a membership. At the beginning of each membership period, the membership fees are typically charged to the member's credit card, resulting in a debit to cash and a credit to deferred revenue. The Company then recognizes revenue as services are rendered by debiting deferred revenue and crediting revenue. The Company typically receives cash within 5 days of the date a member's account is debited. At December 31, 2004, the Company had deferred revenue of $7,093.

                 NATIONAL HEALTH PARTNERS, INC. AND SUBISIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 -      NATURE OF ORGANIZATION (Continued)


              g. Revenue Recognition and Cost of Sales (Continued)


              The Company offers a 30-day money-back guarantee to customers. Customers can cancel their membership during the first 30 days of their initial membership period and receive a full refund. After that, customers can cancel their membership at the end of any subsequent monthly membership period. If a customer cancels services and the credit card has already been processed for the next monthly membership period, a refund check will be issued. When refunds are issued, the Company debits deferred revenue and credits cash. As noted previously, revenue is recognized as services are rendered. Accordingly, if a customer cancels a membership for the next monthly membership period, no revenue will be recognized for that period. For the years ended December 31, 2004 and 2003, the Company had minimal cancellations and refunds.


              The Company's cost of sales consists of sales salaries for employees directly involved in selling its products, sales commissions, advertising and marketing expenses associated with the sale of its products, healthcare provider costs, rent expense associated with the Company's sales activities, depreciation and amortization expenses, and all of the Company's other selling and marketing expenses. Depreciation and amortization expenses included in cost of sales are related to assets associated with the Company's computer equipment, telephone system and website, which are an integral part of the Company's selling and marketing activities. The Company had sales commission expense of $11,838 and $22,228 for the years ended December 31, 2004 and 2003, respectively.


              h.  Newly Issued Accounting Pronouncements

              During the year ended December 31, 2004, the Company adopted the following accounting pronouncements:

              On December 16, 2004 the FASB issued SFAS No. 123(R), Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires such transactions to be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005. In addition, this new standard will apply to unvested options granted prior to the effective date. We will adopt this new standard effective for the fiscal year ended December 31, 2006, and have not yet determined what impact this standard will have on our financial position or results of operations.

              In November 2004, the FASB issued SFAS No. 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
              Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

                 NATIONAL HEALTH PARTNERS, INC. AND SUBISIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 -      NATURE OF ORGANIZATION (Continued)

              h. Newly Issued Accounting Pronouncements (Continued)

              In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-sharing Transactions, which amends FASB statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

              In December 2004, the FASB issued SFAS No.153, Exchange of Nonmonetary Assets. This Statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

              The implementation of the provisions of these pronouncements are not expected to have a significant effect on the Company's consolidated financial statement presentation.

              i. Advertising and Marketing

              The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the year ended December 31, 2004 and 2003 was $170,371 and $-, respectively.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 -      NATURE OF ORGANIZATION (Continued)

              j.  Stock Options

              As permitted by FASB Statement 148 "Accounting for Stock Based Compensation", the Company elected to measure and record compensation cost relative to employee stock option costs in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations and make proforma disclosures of net income and earnings per share as if the fair value method of valuing stock options had been applied. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

              Had compensation cost for the Company's stock options granted to directors and employees been based on the fair value as determined by the Black-Scholes option pricing model at the grant date under the accounting provisions of SFAS No. 123, the Company would have recorded an additional expense of $2,805,985 for the year ended December 31, 2004. Also under these same provisions, the Company's net loss would have been changed by the pro forma amounts indicated below:


                                                                                        For the Years Ended
                                                                                            December 31,
                                                                                ---------------------------------
                                                                                      2004                2003
                                                                                ---------------    --------------
                  Net Profit as Reported (Loss)                                 $    (2,589,900)   $     (266,174)

                  Stock-based employee compensation cost,
                  net of related tax effects included in net
                  income as reported                                                          -                 -

                  Stock-based employee compensation cost,
                  net of related tax effects if the fair value based
                  method had been applied                                            (2,805,985)                -

                  Pro Forma Net Profit (Loss)                                   $    (5,395,885)   $    (266,174)

                  Earnings per Share:

                           Basic - as reported                                  $         (0.42)   $       (0.16)
                           Basic - pro forma                                    $         (0.87)   $       (0.16)

                           Diluted - as reported                                $         (0.20)   $       (0.16)
                           Diluted - pro forma                                  $         (0.41)   $       (0.16)

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 -      NATURE OF ORGANIZATION (Continued)


              k.  Fixed Assets

              Fixed assets are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful lives of the assets are expensed as incurred. Depreciation expense is calculated on a straight line basis over the useful lives of the fixed assets as follows:

                          Computers     3 years
                          Furniture     5 years
                          Telephone     5 years
                          Website       3 years

              l.  Principles of Consolidation

              The financial statements include the balances of National Health Partners, Inc. and its wholly owned subsidiary, National Health Brokerage Group, Inc. All material balances have been eliminated in consolidation.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 2 -      FIXED ASSETS

              Fixed assets consisted of the following at December 31, 2004:

                       Computer equipment                     $    22,024
                       Furniture                                    7,572
                       Telephone system                            43,153
                       Website                                     89,207
                       Less accumulated depreciation              (19,502)
                                                              -----------
                           Net Fixed Assets                   $   142,454
                                                              ===========

              Depreciation expense for the years ended December 31, 2004 and 2003 was $19,502 and $-, respectively.

NOTE 3 -      ACCRUED EXPENSES

              Accrued expenses are amounts due to U.S. Script for services provided to the Company. Balance at December 31, 2004 was $75,955. U.S. Script is not a related party to the Company. U.S. Script had paid some of the Company's accounts payable in 2001 and 2002 and, in conjunction with the note payable (Note 4) has agreed to take payments of $5,000 per month until all amounts are paid in full. U.S. Script has provided no other services to the Company.

NOTE 4 -      NOTES PAYABLE

              Note payable to U.S. Script bearing
               interest at 5.00% per annum requiring
               monthly payments of $5,000, unsecured.               $   80,993

                   Less current portion                                 57,251)
                                                                    ----------
                   Long term portion                                $   23,742
                                                                    ==========

              Future maturities of long term debt are as follows:

                                                          2005      $   57,251
                                                          2006          23,742
                                                                    ----------
                                                                    $   80,993
                                                                    ==========

NOTE 5 -      COMMITMENTS AND CONTINGENCIES

              Facility Lease

              The Company entered into a facility lease on December 1, 2001 which was amended on April 22, 2004. This is a three year lease expiring on May 30, 2007. This lease required a deposit of $19,000. The starting monthly payment, including operating expenses is $12,579 for the first year and increases each subsequent year.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 5 -      COMMITMENTS AND CONTINGENCIES (Continued)

              Facility Lease (Continued)

              Future minimum lease payments under this facility lease are as follows:

                                                               Facility Lease
                                Year ended December 31,
                                         2005               $         154,064
                                         2006                         158,356
                                         2007                          66,598
                                                            -----------------
                                                            $         379,018
                                                            =================

              Equipment Leases

              On July 8, 2004, the Company entered into an equipment lease for a period of 60 months. The monthly lease payment is $131.

              Future minimum payments under this operating lease are as follows:

                             Year ended December 31, 2005   $           1,572
                                         2006                           1,572
                                         2007                           1,572
                                         2008                           1,572
                                         2009                             524
                                                            -----------------
                                                            $           6,812
                                                            =================

              Employment Agreements

              The Company has entered into the following employment agreements with the following officers of the Company on August 1, 2004.

              Future minimum payments under these employment agreements are as follows:

                                                                              Per Year Amount
                                                       ------------------------------------------------------------
                         Officer               Term        2005        2006        2007        2008        2009
                                              -------  ----------- -----------  ----------  ----------- -----------
              Chief Executive Officer         5 years  $   282,000 $   310,200  $  341,220  $   375,342 $   240,844
              President                       5 years  $   282,000 $   310,200  $  341,220  $   375,342 $   240,844
              Chief Financial Officer         3 years  $   188,400 $   207,240  $  132,979  $         - $         -
              Vice President Marketing        5 years  $   162,000 $   178,000  $  195,800  $   215,380 $   138,202

                                                       $   914,400 $ 1,005,640  $1,011,219  $   966,064 $   613,819
                                                       =========== ===========  ==========  =========== ===========

              Additionally the officers as a combined group are eligible for bonuses of up to 7% of the pretax profit of the Company.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 6 -      GOING CONCERN

              The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses, which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. Management intends to raise over $1,000,000 in a private placement.

              The Company has started a marketing campaign through several major chains. The Company has upgraded its computer and phone systems in anticipation of increased business.

NOTE 7 -      EQUITY TRANSACTIONS

              Share Issuances

              On February 17, 2004, the Company entered into an agreement to issue 150,000 shares of common stock for the extinguishment of debt. The shares were valued at $0.50 per share and resulted in an extinguishment of debt of $66,117 and a loss on extinguishment of debt of $8,883.

              On February 17, 2004, the Company issued 1,748,250 shares of common stock as an incentive for employment to the Chief Executive Officer. The shares valued at $0.50 per share for total consideration of $874,125 and are included in salary expense.

              On February 17, 2004, the Company issued 100,000 shares of common stock for consulting services. The shares were valued at $0.50 per share for total consideration of $50,000.

              On March 4, 2004, the Company issued 95,300 shares of common stock to the Company's CFO for unpaid consulting fees. The shares were valued at $0.50 per share and resulted in the extinguishment of $35,940 of debt. The loss on extinguishment of debt of $11,710 was debited to additional paid in capital because of the related party nature of the stock issuance.

              On March 4, 2004, the Company issued 107,600 shares of common stock to a related party for unpaid consulting fees. The shares were valued at $0.50 per share and resulted in the extinguishment of $40,540 of debt. The loss on extinguishment of debt of $13,260 was debited to additional paid in capital because of the related party nature of the stock issuance.

              On March 4, 2004, the Company issued 175,000 shares of common stock for unpaid consulting fees. The shares were valued at $0.50 per share and resulted in the extinguishment of $22,294 of debt and a loss on extinguishment of debt of $65,206.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 7 -      EQUITY TRANSACTIONS (Continued)

              Share Issuances (Continued)

              On March 19, 2004, the Company issued 100,000 shares of common stock for services. The shares were valued at $0.50 per share for total consideration of $50,000.

              On March 31, 2004, the Company entered into an agreement to issue 59,600 share of common stock and pay $10,000 as a partial payment on an outstanding loan. The shares were valued at $0.50 per share and resulted in an extinguishment of debt of $25,960 and a loss on extinguishment of debt of $3,840.


              On March 31, 2004, the Company entered into an agreement to issue 5,200 shares of common stock for the extinguishment of debt. The shares were valued at $0.50 per share and resulted in the extinguishment of debt of $2,104 and a loss on extinguishment of debt of $496.


              On March 31, 2004, the Company entered into an agreement to issue 25,500 shares of common stock for the extinguishment of debt. The shares were valued at $0.50 per share and resulted in the extinguisment of debt of $7,782 and a loss on extinguishment of debt of $4,963.

              On March 31, 2004 the Company issued 50,000 shares of common stock for services rendered. The shares were valued at $0.50 per share for total consideration of $25,000.

              On August 24, 2004, the Company issued 100,000 shares of common stock as payment for legal services. The shares were valued at $0.50 per share for total consideration of $50,000.

              Private Placements

              On February 18, 2004, the Company approved a private placement to issue up to 5,000,000 shares of common stock at $0.50 per share, up to 2,500,000 shares for Class A Warrants and up to 2,500,000 shares for Class B Warrants. The Company will issue up to 2,500,000 units at $1.00 each. Each unit will consist of 2 shares of common stock, 1 Class A Warrant, and 1 Class B Warrant. Each warrant gives the holder the right to purchase 1 share of common stock. The Company issued 2,777,000 shares of common stock and received $1,388,500 during the period of February 18, 2004 through August 17, 2004.

              In August 2004, the Company approved a private placement to issue up to 5,000,000 shares of common stock at $0.50 per share, up to 2,500,000 shares for Class A Warrants and up to 2,500,000 shares for Class B Warrants. The Company will issue up to 2,500,000 units at $1.00 each. Each unit will consist of 2 shares of common stock, 1 Class A Warrant, and 1 Class B Warrant. Each warrant gives the holder the right to purchase 1 share of common stock. The Company issued 175,000 shares of common stock and received $87,000 during the period from August 30, 2004 to September 8, 2004.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 7 -      EQUITY TRANSACTIONS (Continued)

              Private Placements (Continued)

              In September 2004, the Company approved a private placement to issue up to 9,000,000 shares of common stock and 3,000,000 Class A warrants as well as 3,000,000 Class B warrants. The shares and warrants were to be sold in units comprised of 3 shares of common stock, 1 Class A warrant and 1 Class B warrant for $1.20 per unit. The Company issued 2,281, 250 shares of common stock and received $912,500 of cash during the period from September 30, 2004 to December 13, 2004.

              All Class A warrants issued in these three private placements have an exercise price of $1.00 per share, are exercisable for a period of 180 days commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on November 30, 2006.

              All Class B warrants issued in these three private placements have an exercise price of $2.00 per share, are exercisable for a period of 360 days commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on November 30, 2006.

              The Company granted registration rights in these three private placements covering fifty percent of all shares issued and fifty percent of all shares underlying the Class A warrants and Class B warrants.

              Amendments to Articles of Incorporation

              On February 17, 2004, the Company approved a forward stock split of 3,375 to 1. At the same time, the Company amended its Articles of Incorporation to increase the number of authorized shares from 1,000 no par common stock to 10,000,000 no par common stock. On June 30, 2004 the Company amended its Articles of Incorporation to reflect a par value of $0.001 per share and increase the number of authorized shares to 100,000,000. All references to common stock have been retroactively restated.

NOTE 8 -      STOCK OPTIONS

              On September 28, 2004, the Company granted 7,000,000 options to officers and directors of the Company. All of the options are exercisable at $0.40 per share, vest immediately and expire on September 28, 2014.

              On December 23, 2004, the Company granted 15,000 options to employees of the Company. All of the options are exercisable at $0.40 per share, vest immediately and expire on December 23, 2007.

              Under FASB Statement 148, the Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 359%; risk-free interest rates of 3.5 percent and expected lives of 9.75 years, for the year ended December 31, 2004.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 8 -      STOCK OPTIONS (Continued)

              A summary of the status of the Company's stock option as of December 31, 2004:

                                                                                              2004
                                                                                  -----------------------------
                                                                                                      Weighted
                                                                                                       Average
                                                                                                      Exercise
                                                                                       Shares          Price
                                                                                  ---------------   -----------


              Outstanding, beginning of year                                                  -     $        -
                Granted                                                               7,015,000           0.40
                Exercised                                                                     -              -
                                                                                  ---------------   -----------
              Outstanding, end of year                                                7,015,000     $     0.40
                                                                                  ---------------   -----------
              Exercisable, end of year                                                7,015,000     $     0.40
                                                                                  ---------------   -----------


                                                                                 Outstanding
                                                             --------------------------------------------------
                                                                                  Weighted
                                                                                   Average            Weighted
                                                               Number             Remaining            Average
                                Range of                     Outstanding        Contractual           Exercise
                             Exercise Prices                 at 12/31/04            Life                Price
                             ---------------                 -----------        -------------         ---------
                                        0.40                   7,015,000                 9.95              0.40
                                                             ===========        =============         =========

NOTE 9 -      RELATED PARTY TRANSACTIONS

              During the years ended December 31, 2004 and 2003, related parties were paid $10,000 and $3,000 in cash as payments on notes payable.

              See also Note 7 for related party equity transactions.

NOTE 10 -     SUBSEQUENT EVENTS

              On January 27, 2005 the Board of Directors passed a resolution to conduct a private offering of securities to the participants in the February and August Offerings pursuant to which the Company will issue to each participant that number of additional shares of Common Stock, Class A Warrants and Class B Warrants that is equal to twenty-five percent of the number of shares of Common Stock, Class A Warrants and Class B Warrants purchased by the participants in the February and August Offerings as consideration for the participants agreeing to the amendment of the Offering Documents.

              On January 31, 2005 a letter of termination was sent to Ronald B. King.

              On January 31, 2005 a letter of termination was sent to R. Dennis Bowers.

              Shareholders voted to replace King and Bowers as Directors with outside shareholders Steve Adelstein and Keith Shelly.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 10 -     SUBSEQUENT EVENTS (Continued)

              On February 2, 2005 a Board of Directors meeting was held and Steve Adelstein was unanimously elected Chairman and David Daniels was elected Chief Executive Officer and President.

              An additional $40,000 has been raised as part of the Private Placement authorized in September 2004.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                           Consolidated Balance Sheet


                                     ASSETS

                                                                  September 30,
                                                                      2005
                                                                  ------------
                                                                  (Unaudited)

CURRENT ASSETS

   Cash                                                           $    410,717
   Certificate of deposit                                               35,000
   Note receivable                                                      25,000
   Other current assets                                                  1,030
                                                                  ------------
     Total Current Assets                                              471,747
                                                                  ------------
FIXED ASSETS, NET (Note 2)                                             138,400
                                                                  ------------

OTHER ASSETS

   Deposits                                                             19,000
                                                                  ------------
     Total Other Assets                                                 19,000
                                                                  ------------
       TOTAL ASSETS                                               $    629,147
                                                                  ============


        The accompanying notes are an integral part of these consolidated financial statements

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                     Consolidated Balance Sheet (Continued)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                                   September 30,
                                                                       2005
                                                                    ------------
                                                                    (Unaudited)

CURRENT LIABILITIES

   Accounts payable                                               $     15,104
   Accrued expenses                                                     75,955
   Notes payable (Note 3)                                               38,320
   Deferred revenue                                                     13,439
                                                                  ------------
     Total Current Liabilities                                         142,818
                                                                  ------------

LONG TERM LIABILITIES                                                        -

       Total Liabilities                                               142,818
                                                                  ------------

COMMITMENTS AND CONTINGENCIES                                                -

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock, $0.001, 100,000,000 shares authorized,
    17,054,200 shares issued and outstanding                            17,054
   Additional paid in capital                                        7,927,066
   Deferred consulting expense (Note 4)                               (904,219)
   Accumulated deficit                                              (6,553,572)
                                                                  ------------
     Total Stockholders' Equity (Deficit)                              486,329
                                                                  ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $    629,147
                                                                  ============



        The accompanying notes are an integral part of these consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                   For the Three Months Ended             For the Nine Months Ended
                                                          September 30,                         September 30,
                                                 -----------------------------        --------------------------------
                                                      2005            2004                2005                2004
                                                 ------------     ------------        ------------        ------------
REVENUE                                          $     48,282     $      8,723        $     83,658        $     29,315

COST OF SALES                                         126,391          127,618             318,331             290,796
                                                 ------------     ------------        ------------        ------------
   Gross Deficit                                      (78,109)        (118,895)           (234,673)           (261,481)
                                                 ------------     ------------        ------------        ------------
GENERAL AND ADMINISTRATIVE EXPENSES                 1,366,179          386,322           2,922,206           1,771,009
                                                 ------------     ------------        ------------        ------------
       Loss From Operations                        (1,444,288)        (505,217)         (3,156,879)         (2,032,490)
                                                 ------------     ------------        ------------        ------------
OTHER (EXPENSE)

   Interest expense                                      (604)          (1,303)             (2,326)             (5,574)
   Other expense                                       (1,736)               -             (19,885)                  -
                                                 ------------     ------------        ------------        ------------
     Total Other (Expense)                             (2,340)          (1,303)            (22,211)             (5,574)
                                                 ------------     ------------        ------------        ------------
NET LOSS                                         $ (1,446,628)    $   (506,520)       $ (3,179,090)       $ (2,038,064)
                                                 ------------     ------------        ------------        ------------
BASIC LOSS PER SHARE                             $      (0.09)    $      (0.07)       $      (0.24)       $      (0.40)
                                                 ============     ============        ============        ============
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                17,054,200        6,880,494          13,502,263           5,039,440
                                                 ============     ============        ============        ============


        The accompanying notes are an integral part of these consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Consolidated Statement of Stockholders' Equity



                                               Common Stock          Additional         Stock       Deferred
                                         -----------------------       Paid in      Subscriptions  Consulting     Accumulated
                                           Shares        Amount        Capital         Payable       Expense         Deficit
                                         ----------     --------     -----------      ---------     ----------    ------------
Balance, December 31, 2004                9,636,200     $  9,636     $ 3,727,874      $  14,650     $        -    $ (3,374,482)

Common stock issued for
 subscriptions payable (unaudited)           36,625           37          14,613        (14,650)             -               -

Common stock issued for cash at an
 average price of $0.40 per share
 (unaudited)                              2,256,625        2,256         900,394              -              -               -

Common stock issued to prior
 Investors for releases at
 $0.40 per share (unaudited)                737,750          738         294,362              -              -               -

Common stock issued for stock
 swap - related party (unaudited)         1,800,000        1,800         718,200              -              -               -

Common stock issued for consulting
 agreements at $0.40 per share
 (unaudited)                              2,587,000        2,587       1,032,214              -       (420,000)              -

Fair value of warrants granted with
 consulting agreements (unaudited)                -            -       1,239,409              -       (484,219)              -

Net loss for the nine months ended
 September 30, 2005 (unaudited)                   -            -               -              -              -      (3,179,090)
                                         ----------     --------     -----------      ---------     ----------    ------------
Balance, Sept. 30, 2005 (unaudited)      17,054,200     $ 17,054     $ 7,927,066      $       -     $ (904,219)   $ (6,553,572)
                                         ==========     ========     ===========      =========     ==========    ============


        The accompanying notes are an integral part of these consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                          For the Nine Months Ended
                                                                                                September 30,
                                                                                      ---------------------------------
                                                                                          2005                 2004
                                                                                      ------------         ------------
CASH FLOW FROM OPERATING ACTIVITIES

   Net loss                                                                           $ (3,179,090)        $ (2,038,064)
   Adjustments to reconcile net loss to net cash used by
    operating activities:
     Depreciation expense                                                                   38,383               10,267
     Common stock issued for services                                                      909,900            1,049,125
     Fair value of warrants expensed                                                       755,190                    -
   Changes in operating assets and liabilities:
     Increase in other current assets                                                       (1,030)             (84,440)
     Increase (decrease) in deferred revenue                                                 6,346                    -
     Increase (decrease) in accounts payable and accrued expenses                          (26,544)            (172,559)
                                                                                      ------------         ------------
       Net Cash Used by Operating Activities                                            (1,496,845)          (1,235,671)
                                                                                      ------------         ------------
CASH FLOW FROM INVESTING ACTIVITIES

   Certificate of deposit                                                                  (35,000)                   -
   Note receivable                                                                         (25,000)                   -
   Purchase of fixed assets and website costs                                              (34,329)             (71,185)
                                                                                      ------------         ------------
     Net Cash Used by Investing Activities                                                 (94,329)             (71,185)
                                                                                      ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES

   Increase (decrease) in cash overdraft                                                         -                 (840)
   Payments on notes payable                                                               (42,673)            (322,332)
   Payments on notes payable - related party                                                     -              (32,400)
   Proceeds from common stock and subscription payable                                   1,298,444            1,735,045
   Proceeds from sale of securities                                                        324,205                    -
                                                                                      ------------         ------------
     Net Cash Provided (Used) by Financing Activities                                    1,579,976            1,379,473
                                                                                      ------------         ------------
NET INCREASE (DECREASE) IN CASH                                                            (11,198)              72,617

CASH AT BEGINNING OF PERIOD                                                                421,915                  170
                                                                                      ------------         ------------
CASH AT END OF PERIOD                                                                 $    410,717         $     72,787
                                                                                      ============         ============
CASH PAID DURING THE PERIOD FOR:

   Interest                                                                           $      2,326         $      5,574
   Income tax                                                                         $          -         $          -

SCHEDULE OF NON CASH FINANCING ACTIVITIES

   Common stock issued to prior investors for releases                                $    295,100         $          -
   Common stock issued for services                                                   $    614,800         $  1,049,125
   Common stock issued for deferred consulting expense                                $    420,000                    -
   Fair value of warrants granted for consulting agreements                           $  1,239,409                    -

        The accompanying notes are an integral part of these consolidated financial statements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                               September 30, 2005

NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

         a. Summary of Significant Accounting Policies


         The accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim financial statements include normal recurring adjustment and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto. Operating results for the three months ended September 30, 2005 and nine months ended September 30, 2005, are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. Certain amounts have been reclassified to conform with current period presentation.

         b. Revenue Recognition and Cost of Sales

         The Company provides discount health care memberships in return for monthly membership fees. The Company recognizes revenue when 1) persuasive evidence of an arrangement exists, 2) services have been rendered, 3) the price is fixed and determinable, and 4) collectibility is reasonably assured. The Company electronically debits customer accounts for the monthly membership fees. The date a monthly membership begins varies for each individual member depending upon when the particular member purchased a membership. At the beginning of each membership period, the membership fees are typically charged to the member's credit card, resulting in a debit to cash and a credit to deferred revenue. The Company then recognizes revenue as services are rendered by debiting deferred revenue and crediting revenue. Any non-refundable one-time shipping and handling fees that the Company receives for the shipment of the membership packages that it distributes in connection with the sale of its products are included in its membership fees and recorded as deferred revenue when received and recognized as revenue as services are rendered. The Company typically receives cash within 5 days of the date a member's account is debited. At September 30, 2005, the Company had deferred revenue of $13,439.

         The Company offers a 30-day money-back guarantee to customers. Customers can cancel their membership during the first 30 days of their initial membership period and receive a full refund. After that, customers can cancel their membership at the end of any subsequent monthly membership period. If a customer cancels services and the credit card has already been processed for the next monthly membership period, a refund check will be issued. When refunds are issued, the Company debits deferred revenue and credits cash. As noted previously, revenue is recognized as services are rendered. Accordingly, if a customer cancels a membership for the next monthly membership period, no revenue will be recognized for that period. For the nine months ended September 30, 2005, the Company had cancellations and refunds of $17,153.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                               September 30, 2005

NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION (Continued)


         b. Revenue Recognition and Cost of Sales (Continued)

         The Company offers a 12-day free trial to customers. The Company does not recognize any membership revenue during the term of the free trial period. In the event the customer continues the membership after the free trial period expires, the Company recognizes revenue as services are rendered.

         The Company's cost of sales consists of sales salaries for employees directly involved in selling its products, sales commissions, advertising and marketing expenses associated with the sale of its products, healthcare provider costs, rent expense associated with the Company's sales activities, depreciation and amortization expenses, and all of the Company's other selling and marketing expenses. Depreciation and amortization expenses included in cost of sales are related to assets associated with the Company's computer equipment, telephone system and website, which are an integral part of the Company's selling and marketing activities. The Company had sales commission expense of $48,098 and $11,838 for the nine months ended September 30, 2005 and 2004, respectively.

         c. Stock options

         Under FASB Statement 148, the Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 290%; risk-free interest rates of 3.5 percent and expected lives of 9 years, for the period ended September 30, 2005.

         Had compensation cost for the Company's stock options granted to directors and employees been based on the fair value as determined by the Black-Scholes option pricing model at the grant date under the accounting provisions of SFAS No. 123, the Company would have recorded an additional expense of $620,815 for the nine months ended September 30, 2005. Also under these same provisions, the Company's net loss would have been changed to the pro forma amounts indicated below:

                                                                  For the Nine Months Ended
                                                                         September 30,
                                                                ----------------------------
                                                                     2005           2004
                                                                ------------    ------------
           Net Profit as Reported (Loss)                        $ (3,179,090)   $ (2,038,064)

           Stock-based employee compensation cost,
           net of related tax effects included in net
           income as reported                                              -               -

           Stock-based employee compensation cost,
           net of related tax effects if the fair value
           based method had been applied                            (620,815)              -

           Pro Forma Net Profit (Loss)                          $ (3,799,905)   $ (2,038,064)

           Earnings per Share:

                    Basic - as reported                         $      (0.24)   $      (0.40)
                    Basic - pro forma                           $      (0.28)   $      (0.40)

                    Diluted - as reported                       $      (0.15)   $      (0.40)
                    Diluted - pro forma                         $      (0.18)   $      (0.40)

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                               September 30, 2005

NOTE 2 - FIXED ASSETS

         Fixed assets consisted of the following at September 30, 2005:

                    Computer equipment                             $  41,618
                    Furniture                                         11,322
                    Telephone System                                  52,261
                    Website                                           89,207
                    Software                                           1,877
                    Less accumulated depreciation                    (57,885)
                                                                   ---------
                      Net Fixed Assets                             $ 138,400
                                                                   =========

         Depreciation expense for the nine months ended September 30, 2005 and 2004 was $38,383 and $10,267, respectively.


NOTE 3 - NOTES PAYABLE

                    Note payable to U. S. Script bearing interest
                     at 5.00% per annum requiring monthly payments
                     of $5,000, unsecured.                         $  38,320

                    Less current portion                             (38,320)
                                                                   ---------
                    Long term portion                              $     -0-
                                                                   =========

NOTE 4 - COMMITMENTS AND CONTINGENCIES

         PA Facility Lease

         The Company entered into a facility lease on December 1, 2001, which was amended on April 22, 2004. This is a three-year lease expiring May 30, 2007. This lease required a deposit of $19,000. The starting monthly payment, including operating expenses is $12,579 for the first year and increases each subsequent year.

         Future minimum lease payments under this facility lease are as follows:

                                                               PA Facility Lease
                                                               -----------------
                         Year ended December 31,
                                  2005                             $  39,072
                                  2006                               158,356
                                  2007                                66,598
                                                                   ---------
                                  Total                            $ 264,026
                                                                   =========

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements

                               September 30, 2005

NOTE 4 - COMMITMENTS AND CONTINGENCIES (Continued)

         FL Facility Lease

         The Company entered into a FL facility lease on July 1, 2005. This lease is a five-year lease expiring on June 30, 2010. This lease requires an $18,000 security deposit to be paid on October 1, 2005. The starting monthly payment, including parking and Florida tax is $8,186.

         Future minimum lease payments under this facility lease are as follows:

                                                               FL Facility Lease
                                                               -----------------
                         Year ended December 31,
                                  2005                            $  24,558
                                  2006                              100,197
                                  2007                              104,205
                                  2008                              108,373
                                  2009                              112,708
                                  2010                               59,757
                                                                  ---------
                                  Total                           $ 509,798
                                                                  =========

         Equipment Leases

         Only July 8, 2004, the Company entered into an equipment lease for a period of 60 months. The monthly lease payment is $131.

         Future minimum payments under this operating lease are as follows:

                         Year ended December 31,
                                  2005                            $     393
                                  2006                                1,572
                                  2007                                1,572
                                  2008                                1,572
                                  2009                                  524
                                                                  ---------
                                  Total                           $   5,633
                                                                  =========

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements

                               September 30, 2005

NOTE 4 - COMMITMENTS AND CONTINGENCIES (Continued)

         Employment Agreements

         The Company had entered into employment agreements with the officers of the Company on September 28, 2004. These contracts were cancelled and new contracts entered into effective February 1, 2005.

         Future minimum payments under these employment agreements are as follows:

                                                                  Year Ended December 31,
                                      ----------------------------------------------------------------------------
               Officer        Term      2005         2006           2007        2008         2009           2010
          ---------------     ----    ---------    ---------     ---------    ---------    ---------      --------
          Chief Executive
           Officer            5 yr.   $  57,750    $ 254,100     $ 279,510    $ 307,461    $ 338,207      $ 31,002

          Chief Financial
           Officer            3 yr.   $  39,600    $ 174,240     $ 191,664    $  17,569    $       -      $      -

          VP Marketing        5 yr.   $  33,000    $ 145,200     $ 159,720    $ 175,692    $ 193,261      $ 17,716
                                      ---------    ---------     ---------    ---------    ---------      --------
          Total                       $ 130,350    $ 573,540     $ 630,894    $ 500,722    $ 531,468      $ 48,718
                                      =========    =========     =========    =========    =========      ========

         Additionally the officers as a combined group are eligible for bonuses at the discretion of the board of directors.

         Consulting Agreements

         In May and June 2005, the Company entered into agreements with several consultants and advisors for the provision of marketing and advisory services on its behalf. These services generally consist of the marketing and promotion of the Company's business and products, support for the Company's marketing activities, advice with respect to its marketing strategies, product development and business development, and assistance regarding the identification and evaluation of opportunities for it to engage in joint ventures, strategic partnerships and alliances with companies offering complementary products and services. Under the terms of these agreements, the Company agreed to compensate the consultants and advisors in shares of its common stock and/or warrants exercisable into shares of its common stock. The Company also provided the consultants and advisors with registration rights with respect to certain of these shares. These agreements terminate on December 30, 2005 unless extended by mutual agreement of the parties. A description of the shares of common stock and warrants issued to these consultants and advisors and the registration rights granted to them is set forth under "Note 5 - Equity Transactions - Share Issuances." The future consulting expense to be recognized under these agreements, and the number and ascribed value of the shares of common stock and warrants issued to these consultants and advisors for which consulting expense is to be recognized in the future, is as follows:

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                               September 30, 2005

NOTE 4 - COMMITMENTS AND CONTINGENCIES (Continued)

         Consulting Agreements (Continued)

                                                                     Consulting
                                                                      Expense
                                                                    Recorded in
                                        Shares of                     the Nine
                                         Common         Total       Months Ended     Deferred
                           Stock         Stock       Consulting     September 30,   Consulting
        Name               Price         Issued        Expense          2005         Expense
----------------------     ------       ----------   ----------     -------------   ----------
Lozano, Jose               $ 0.40        600,000     $  240,000       $ 137,143     $  102,857
El CID IV                    0.40        480,000        192,000         109,715         82,285
FDRL Corp.                   0.40         60,000         24,000          13,714         10,286
GE Globo                     0.40        350,000        140,000          80,000         60,000
Giese, Ben                   0.40        150,000         60,000          34,286         25,714
Ortega, Rene                 0.40         30,000         12,000           6,857          5,143
Schoenbaichler, Ernst        0.40        175,000         70,000          40,000         30,000
Schulte, Hans                0.40        100,000         40,000          22,857         17,143
Shelly, Keith                0.40        300,000        120,000          68,571         51,429
Tiplitsky, Stuart            0.40         25,000         10,000           5,714          4,286
Verhunce, Michael            0.40        180,000         72,000          41,143         30,857
                                       ---------     ----------       ---------     ----------
    Total                              2,450,000        980,000         560,000        420,000
                                       =========     ==========       =========     ==========

                          Series A Warrants                          Consulting
                 -------------------------------                      Expense
                                                                    Recorded in
                            Fair       Shares of                      the Nine
                            Value       Common                      Months Ended     Deferred
                 Exercise    Per         Stock          Total       September 30,   Consulting
     Name          Price    Share       Granted       Fair Value        2005          Expense
------------     --------   ------     ---------      ----------    -------------   ----------

Lozano, Jose      $ 0.60   $ 0.40        600,000      $ 239,928       $ 137,101      $ 102,827

                          Series B Warrants                          Consulting
                 -------------------------------                      Expense
                                                                    Recorded in
                            Fair       Shares of                      the Nine
                            Value       Common                      Months Ended     Deferred
                 Exercise    Per         Stock          Total       September 30,   Consulting
     Name          Price    Share       Granted       Fair Value        2005          Expense
------------     --------   ------     ---------      ----------    -------------   ----------

Lozano, Jose      $ 0.80   $ 0.40        600,000      $ 239,917       $ 137,096      $ 102,821

               NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                               September 30, 2005

NOTE 4 - COMMITMENTS AND CONTINGENCIES (Continued)

         Consulting Agreements (Continued)

                                  Series C Warrants                      Consulting
                         -------------------------------                  Expense
                                                                        Recorded in
                                    Fair       Shares of                  the Nine
                                    Value       Common                  Months Ended     Deferred
                         Exercise    Per         Stock      Total       September 30,   Consulting
         Name              Price    Share       Granted   Fair Value        2005          Expense
---------------------    --------   ------     ---------  ----------    -------------   ----------
El CID IV                $ 0.60     $ 0.40       300,000  $ 120,000       $  68,572      $  51,428
FDRL Corp.                 0.60       0.40        60,000     24,000          13,714         10,286
GE Globo                   0.60       0.40       175,000     70,000          40,000         30,000
Giese, Ben                 0.60       0.40       150,000     60,000          34,286         25,714
Hill, Walter               0.60       0.40        50,000     20,000          11,428          8,572
Hillier, Bob               0.60       0.40        50,000     20,000          11,428          8,572
Ortega, Rene               0.60       0.40        30,000     12,000           6,857          5,143
Schoenbaichler, Ernst      0.60       0.40       175,000     70,000          40,000         30,000
Schulte, Hans              0.60       0.40        50,000     20,000          11,429          8,571
Shelly, Keith              0.60       0.40       150,000     60,000          34,285         25,715
Tiplitsky, Stuart          0.60       0.40        25,000     10,000           5,714          4,286
Verhunce, Michael          0.60       0.40       180,000     72,000          41,143         30,857
Cleland, Charles Jr.       0.60       0.40        30,000     12,000           6,857          5,143
Farrow, Eric A.            0.60       0.40       200,000     80,000          45,715         34,285
                                               ---------  ---------       ---------      ---------
  Total                                        1,625,000  $ 650,000       $ 371,428      $ 278,572
                                               =========  =========       =========      =========

         The Company estimates the fair value of warrants granted at the grant date by using the Black-Scholes option pricing model with the following weighted average assumption: an expected volatility of 422%; a risk-free interest rate of 3.5% and an expected life of 2.21 years.

         The Company follows EITF 96-18 to recognize the fair value of warrants granted. Under EITF 96-18, the fair value of the warrants should be recognized as the services are rendered. The Company is recognizing the cost of services evenly over the term of the agreements since the services are being rendered on an ongoing basis during the term of the agreements.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements

                            September 30, 2005

NOTE 5 - EQUITY TRANSACTIONS

         Share Issuances

         Between January and April 2005, the Company issued 36,625 shares of common stock for $14,650, or $.40 per share, received prior to December 31, 2004, and issued 130,875 shares of common stock for $52,350, or $0.40 per share, received subsequent to December 31, 2004. The shares were issued pursuant to the private placement approved in September 2004. The shares were sold in units consisting of 3 shares of common stock, 1 Class A warrant and 1 Class B warrant for $1.20 per unit. Each warrant gives the holder the right to purchase 1 share of common stock. All Class A warrants have an exercise price of $1.00 per share, are exercisable for a period of 180 days commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on November 30, 2006. All Class B warrants have an exercise price of $2.00 per share, are exercisable for a period of 360 days commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on November 30, 2006. The Company granted registration rights covering fifty percent of all shares issued and fifty percent of all shares underlying the Class A warrants and Class B warrants.

         In March 2005, the Company issued 737,750 shares of common stock to previous investors participating in the private placements approved in February and May 2004. In these private placements, the Company had originally agreed to use its reasonable best efforts to file a registration statement with the SEC within two months of the date of termination of the private placements to register 50% of the shares of our common stock issued and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued. The Company issued the additional shares to these previous investors in consideration for the investors agreeing to an amendment to their securities purchase agreements for the private placements pursuant to which: (i) the date by which the Company agreed to use its reasonable best efforts to file a registration statement with the SEC was extended from a date that was within two months of the date the private placements were terminated to June 30, 2005, and (ii) the Company was released from any liability for any possible breach of the securities purchase agreements arising out of the Company's previous filing obligation to use its reasonable best efforts to file a registration statement with the SEC within two months of the date the private placements were terminated. The shares were issued pursuant to a private placement approved in January 2005. The Company ascribed an aggregate value of $295,100 to the shares, equivalent to $.40 per share. The shares were sold in units consisting of 2 shares of common stock, 1 Class A warrant and 1 Class B warrant. Each warrant gives the holder the right to purchase 1 share of common stock. All Class A warrants have an exercise price of $1.00 per share, are exercisable for a period of 180 days commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on November 30, 2006. All Class B warrants have an exercise price of $2.00 per share, are exercisable for a period of 360 days commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on November 30, 2006. The Company granted registration rights covering fifty percent of all shares issued and fifty percent of all shares underlying the Class A warrants and Class B warrants.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements

                            September 30, 2005

NOTE 5 - EQUITY TRANSACTIONS (Continued)

         Share Issuances (Continued)

         In April 2005, the Company issued 1,800,000 shares of common stock, Class A warrants to acquire 1,800,000 shares of common stock and Class B warrants to acquire 1,800,000 shares of common stock to Ronald F. Westman, a related party, in exchange for 2,740,000 shares of Infinium Labs, Inc. then valued at $720,000. The shares were sold in units consisting of 3 shares of common stock, 3 Class A warrants and 3 Class B warrants for $1.20 per unit. Each warrant gives the holder the right to purchase 1 share of common stock. All Class A warrants have an exercise price of $.60 per share, are exercisable for a period of 18 months commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on December 31, 2007. All Class B warrants have an exercise price of $.80 per share, are exercisable for a period of three years commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on December 31, 2008. The Company granted registration rights covering fifty percent of all shares issued and fifty percent of all shares underlying the Class A warrants and Class B warrants. If the proceeds from the sale of the Infinium shares do not equal $720,000, then the investor is required to make up the difference in either additional Infinium stock or cash. If the proceeds exceed $720,000, then the Company is required to return to the investor any excess proceeds over $720,000. As of June 30, 2005, the Company has received $221,039 from the sale of Infinium shares.

         Between April and May 2005, the Company issued 635,750 shares of common stock for $254,300 or $.40 per share. These shares were issued pursuant to a private placement approved in May 2005. The shares were sold in units consisting of 3 shares of common stock, 1 Class A warrant and 1 Class B warrant for $1.20 per unit. Each warrant gives the holder the right to purchase 1 share of common stock. All Class A warrants have an exercise price of $.60 per share, are exercisable for a period of 18 months commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on December 31, 2007. All Class B warrants have an exercise price of $.80 per share, are exercisable for a period of three years commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on December 31, 2008. The Company granted registration rights covering fifty percent of all shares issued and fifty percent of all shares underlying the Class A warrants and Class B warrants.

         Between May and June 2005, the Company issued 1,490,000 shares of common stock for $596,000 or $.40 per share. These shares were issued pursuant to a private placement approved in May 2005. The shares were sold in units consisting of 3 shares of common stock, 3 Class A warrants and 3 Class B warrants for $1.20 per unit. Each warrant gives the holder the right to purchase 1 share of common stock. All Class A warrants have an exercise price of $.60 per share, are exercisable for a period of 18 months commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on December 31, 2007. All Class B warrants have an exercise price of $.80 per share, are exercisable for a period of three years commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on December 31, 2008. The Company granted registration rights covering fifty percent of all shares issued and fifty percent of all shares underlying the Class A warrants and Class B warrants.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements

                            September 30, 2005

NOTE 5 - EQUITY TRANSACTIONS (Continued)

         Share Issuances (Continued)

         In June the Company issued 2,587,000 shares of common stock, Class A warrants to acquire 737,000 shares, Class B warrants to acquire 737,000 shares, and Class C warrants to acquire 1,625,000 shares to consultants for services per several consulting agreements. Each warrant gives the holder the right to purchase 1 share of common stock. All Class A warrants have an exercise price of $.60 per share, are exercisable for a period of 18 months commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on December 31, 2007. All Class B warrants have an exercise price of $.80 per share, are exercisable for a period of three years commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on December 31, 2008. All Class C warrants have an exercise price of $.60 per share, are exercisable for a period of 180 days commencing on the effective date of a registration statement covering certain of the shares underlying the warrants, and expire on December 31, 2006. The Company granted registration rights covering one hundred percent of the shares issued and one hundred percent of the shares underlying the Class A warrants and Class B warrants with respect to an aggregate of 1,800,000 shares of common stock, and fifty percent of the shares issued and fifty percent of all shares underlying the Class A warrants, Class B warrants and Class C warrants with respect to an aggregate of 3,886,000 shares of common stock.

NOTE 6 - STOCK OPTIONS

         Employee and Director Stock Options

         Effective February 1, 2005, the Company cancelled 7,000,000 options which had been granted to officers and directors of the Company. The Company granted 4,500,000 options as part of the new employment agreements. The options are exercisable at $0.40 per option and vest as follows: 25% immediately and 25% per year for the next 3 years. The options have a term of ten years from the grant date.

         On May 1, 2005, the Company granted an option to acquire 150,000 shares of common stock to a new employee of the Company. The option has an exercise price of $.40 per share and vested in full on the date of grant. The option has a term of five years.

         On June 29, 2005, the Company granted an option to acquire 350,000 shares of common stock to each of two of its directors. The options have an exercise price of $.40 per share and vest as follows: 100,000 shares on the date of grant and 250,000 shares on the first anniversary of the date of grant if the director is a member of the board of directors on the first anniversary of the date of grant and the director has been a member of the board of directors continuously during the period commencing on the date of grant and ending on the first anniversary of the date of grant. The options have a term of five years.


         On August 15, 2005, the Company granted an option to acquire 1,000,000 shares of common stock to each of two of its officers. The options have an exercise price of $0.40 per share and vest in four equal annual installments commencing on February 1, 2006. The options have a term of ten years.

                  NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements

                               September 30, 2005

NOTE 6 - STOCK OPTIONS (Continued)

         Employee and Director Stock Options (Continued)

         On September 20, 2005, the Company granted an option to acquire 250,000 shares of common stock to a new employee of the Company. The option has an exercise price of $.40 per share and vests as follows: (i) 50,000 shares on the date of grant, and (ii) the remaining 200,000 shares in four equal annual installments commencing on June 20, 2006. The option has a term of five years.

         A summary of the status of the Company's employee and director stock options as of September 30, 2005:

                                                                          2005
                                                               ---------------------------
                                                                                 Weighted
                                                                                  Average
                                                                                 Exercise
                                                                Shares             Price
                                                               ----------        ---------
                Outstanding, beginning of period                7,015,000        $    0.40
                   Granted                                      7,600,000             0.40
                   Cancelled                                   (7,000,000)            0.40
                                                               ----------        ---------
                Outstanding, end of period                      7,615,000        $    0.40
                                                               ----------        ---------
                Exercisable, end of period                      1,540,000        $    0.40
                                                               ----------        ---------

                                                                        Outstanding
                                                               ---------------------------
                                                                Weighted
                                                                 Average         Weighted
                              Range of          Number          Remaining         Average
                              Exercise       Outstanding       Contractual       Exercise
                               Prices         at 9/30/05          Life             Price
                              --------       -----------       ----------        ---------
                                0.40           7,615,000             8.94             0.40
                                               =========       ==========        =========

       Incentive Stock Options

         On June 24, 2005, a Marketing Incentive Plan was entered into between the Company and Trident Marketing International, Inc. ("Trident") whereby Trident received an option to purchase up to 400,000 shares of common stock at an exercise price of $.50 per share. The option has a term of one year and vests as follows:

         (a) 50,000 shares upon the Company receiving aggregate net monthly revenues of at least $100,000 from Trident accounts during its fiscal quarter ended September 30, 2005;

         (b) 50,000 shares upon the Company receiving aggregate net monthly revenues of at least $150,000 from Trident accounts during its fiscal quarter ended September 30, 2005;

         (c) 50,000 shares upon the Company receiving aggregate net monthly revenues of at least $200,000 from Trident accounts during its fiscal quarter ended December 31, 2005;

               NATIONAL HEALTH PARTNERS, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                               September 30, 2005

NOTE 6 - STOCK OPTIONS (Continued)

         Incentive Stock Options (Continued)

         (d) 50,000 shares upon the Company receiving aggregate net monthly revenues of at least $300,000 from Trident accounts during its fiscal quarter ended December 31, 2005;

         (e) 100,000 shares upon the Company receiving aggregate net monthly revenues of at least $500,000 from Trident accounts during its fiscal year ended December 31, 2005; and

         (f) 100,000 shares upon the Company receiving aggregate net monthly revenues of at least $750,000 from Trident accounts during its fiscal year ended December 31, 2005.

         In the event the Company receives aggregate net monthly revenues of at least $750,000 from Trident accounts during its fiscal year ended December 31, 2005, the option shall be immediately exercisable into 400,000 shares. In no event shall the option be exercisable into more than 400,000 shares. The Company granted registration rights covering all of the shares underlying the option.

NOTE 7 - SIGNIFICANT ACTIVITY

         On June 30, 2005, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission.

NOTE 8 - SUBSEQUENT EVENTS


         On October 5, 2005, the Company entered into a severance arrangement with R. Dennis Bowers, the Company's former President and Chief Executive Officer. Under the arrangement, the Company agreed to pay Mr. Bowers $20,000 and entered into a 15-month consulting agreement with Mr. Bowers. Under the consulting agreement, Mr. Bowers agreed to market and promote the Company and its products to prospective customers whom Mr. Bowers may identify from time to time. In consideration for these services, the Company agreed to pay Mr. Bowers a monthly consulting fee of $9,500 in cash or, if certain conditions are met, $10,000 in shares of the Company's common stock, the form of such payment to be decided upon at the Company's sole discretion, the first of such payments to be made on October 13, 2005 and the remainder of such payments to be made monthly beginning October 22, 2005 and ending November 22, 2005. The Company also agreed to pay Mr. Bowers commissions ranging from between 40% and 50% of the gross revenues that the Company receives from sales of its products generated by Mr. Bowers. The agreement is for a term ending on January 5, 2007.

         In November 2005, the Company issued promissory notes in the aggregate principal amount of $155,000 to a small group of accredited investors for aggregate cash consideration of $155,000. The notes have a maturity date that is 90 days after the date the Company received the funds from the respective investors and accrue interest at the rate of 15% per annum. The principal and accrued interest are payable by the Company on the maturity date and may be prepaid by the Company in whole or in part at any time prior to the maturity date at the Company's option without penalty.

                                10,658,133 SHARES


                               [graphic omitted]


                         NATIONAL HEALTH PARTNERS, INC.

                                  COMMON STOCK



                           __________________________

                               P R O S P E C T U S
                           __________________________










                               DECEMBER ___, 2005







         UNTIL ____ (THE 90TH DAY AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Indiana Business Corporation Law (the "IBCL") provides that an Indiana corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Unless limited by its articles of incorporation, an Indiana corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Our articles of incorporation do not limit our obligations to so indemnify our directors.

         The IBCL also provides that, unless the corporation's articles of incorporation provide otherwise: (i) an officer of an Indiana corporation, whether or not a director, is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, whether or not a director, to the same extent as to a director; and (iii) the corporation may also indemnify and advance expenses to an officer, employee or agent, whether or not a director, to the extent, consistent with public policy, it is permitted to do so by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract. Our articles of incorporation do not limit our ability to so indemnify our officers.

         We are authorized to enter into indemnification agreements with our directors, officers, employees and agents, and those serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, which may, in some cases, be broader than the specific indemnification provisions set forth in the IBCL. In addition, we are authorized to purchase and maintain insurance on behalf of these persons to indemnify them for expenses and liabilities incurred by them by reason of their being or having been such a director, officer, employee or agent, regardless of whether we have the power to indemnify such persons against such expenses and liabilities under our articles of incorporation, our bylaws, the IBCL, or otherwise. We have not entered into any such agreements or obtained such insurance.

         Reference is made to Item 28 for our undertakings with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered by this registration statement. All amounts shown are estimates, except for the Securities and Exchange Commission ("SEC") registration fee.

          SEC registration fee.........................         $1,882
          Printing and engraving expenses..............          5,000
          Accounting fees and expenses.................          5,000
          Legal fees and expenses......................         35,000
          Miscellaneous expenses.......................          5,000
                                                               -------

               Total...................................        $51,882
                                                               =======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Since June 1, 2002, we have issued and sold the following securities without registration under the Securities Act of 1933, as amended (the "Securities Act"):

         In February 2004, we issued 100,000 shares of our common stock to an individual in connection with consulting and advisory services that were rendered to us. The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In February 2004, we issued 1,748,250 shares of our common stock to David M. Daniels in connection with Mr. Daniels accepting his appointment as our Chief Executive Officer. The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In February and March 2004, we issued an aggregate of 618,200 shares of our common stock to certain of our debt holders in partial consideration for the extinguishment of our debt obligations to them. The securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In March 2004, we issued 150,000 shares of our common stock to two individuals in exchange for marketing services that were rendered to us. The securities were issued to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In August 2004, we issued 100,000 shares of our common stock to an individual in connection with consulting and advisory services that were rendered to us. The securities were issued to an accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In August 2004, we completed a private offering of 2,777,000 shares of our common stock, Class A warrants to acquire 1,388,500 shares of our common stock, and Class B warrants to acquire 1,388,500 shares of our common stock, for aggregate cash consideration of $1,388,500. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.00 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. We agreed to use our reasonable best efforts to file a registration statement with the SEC within two months of the date of termination of the offering to register 50% of the shares of our common stock issued in the offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind.

         In September 2004, we completed a private offering of 174,000 shares of our common stock, Class A warrants to acquire 87,000 shares of our common stock, and Class B warrants to acquire 87,000 shares of our common stock, for aggregate cash consideration of $87,000. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.00 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. We agreed to use our reasonable best efforts to file a registration statement with the SEC within two months of the date of termination of the offering to register 50% of the shares of our common stock issued in the offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in the offering. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind.

         In February 2005, we completed a private offering of 2,448,750 shares of our common stock, Class A warrants to acquire 816,252 shares of our common stock, and Class B warrants to acquire 816,252 shares of our common stock, for aggregate cash consideration of $979,500. These securities were sold in units comprised of three shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. We agreed to use our reasonable best efforts to file a registration statement with the SEC within six months of the date of termination of the offering to register 50% of the shares of our common stock issued in this offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in this offering. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind.

         In March 2005, we completed a private offering of 737,750 shares of our common stock, Class A warrants to acquire 368,875 shares of our common stock, and Class B warrants to acquire 368,875 shares of our common stock. These securities were sold in units comprised of two shares of common stock, one Class A warrant and one Class B warrant. These units were issued to each person that purchased units in our private offering of units completed in August 2004 (the "August 2004 Offering") and our private offering of units completed in September 2004 (the "September 2004 Offering"; together with the August 2004 Offering, the "Offerings"), and the number of units issued was equal to 25% of the aggregate number of units purchased in the Offerings. The units were issued to each person in exchange for each person agreeing to an amendment to their respective securities purchase agreements for the Offerings pursuant to which the date by which we would use our reasonable best efforts to file a registration statement with the SEC for certain of the securities purchased in the Offerings was extended from a date that was within two months of the date of termination of the Offerings to June 30, 2005. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $1.00 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $2.00 per share during a period of 360 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on November 30, 2006. We agreed to use our reasonable best efforts to file a registration statement with the SEC by June 30, 2005 to register 50% of the shares of our common stock issued in this offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in this offering. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

         In April 2005, we issued 1,800,000 shares of our common stock, Class A warrants to acquire 1,800,000 shares of our common stock, and Class B warrants to acquire 1,800,000 shares of our common stock to an accredited investor for aggregate consideration consisting of 2,740,000 shares of common stock of Infinium Labs, Inc., a Delaware corporation, that the accredited investor owned and that was then valued at $720,000. Our securities were sold in units comprised of three shares of common stock, three Class A warrants and three Class B warrants. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2007. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2008. We agreed to use our reasonable best efforts to file a registration statement with the SEC within six months of the closing date of the transaction to register 50% of the shares of our common stock issued in this offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in this transaction. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In May 2005, we completed a private offering of 635,750 shares of our common stock, Class A warrants to acquire 317,875 shares of our common stock, and Class B warrants to acquire 317,875 shares of our common stock, for aggregate cash consideration of $254,300. These securities were sold in units comprised of three shares of common stock, one Class A warrant and one Class B warrant. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one and one-half shares of our common stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2007. Each Class B warrant is initially exercisable into one and one-half shares of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2008. We agreed to use our reasonable best efforts to file a registration statement with the SEC within six months of the date of termination of the offering to register 50% of the shares of our common stock issued in this offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in this offering. We issued these securities to a limited number of accredited investors in a private offering exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder without engaging in any advertising or general solicitation of any kind.

         In June 2005, we completed a private offering of 1,490,000 shares of our common stock, Class A warrants to acquire 1,490,000 shares of our common stock, and Class B warrants to acquire 1,490,000 shares of our common stock to a limited number of accredited investors for aggregate cash consideration of $596,000. These securities were sold in units comprised of three shares of common stock, three Class A warrants and three Class B warrants. The units were sold at a purchase price of $1.20 per unit. Each Class A warrant is initially exercisable into one share of our common stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2007. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2008. We agreed to use our reasonable best efforts to file a registration statement with the SEC within six months of the date of termination of the offering to register 50% of the shares of our common stock issued in this offering and 50% of the shares of our common stock underlying the Class A warrants and Class B warrants issued in this offering. These securities were issued to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In June 2005, we issued an aggregate of 2,587,000 shares of our common stock, Class A warrants to acquire 737,000 shares of our common stock, Class B warrants to acquire 737,000 shares of our common stock, and Class C warrants to acquire 1,625,000 shares of our common stock to a limited number of accredited investors in exchange for various consulting services to be rendered to us. Each Class A warrant is initially exercisable into one share of our common Stock at an exercise price of $.60 per share during a period of 18 months beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2007. Each Class B warrant is initially exercisable into one share of our common stock at an exercise price of $.80 per share during a period of three years beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2008. Each Class C warrant is initially exercisable into one share of our common stock at an exercise price of $.60 per share during a period of 180 days beginning on the date a registration statement covering the public resale of certain of the shares underlying the warrants is declared effective by the SEC and expires on December 31, 2006. We agreed to file a registration statement with the SEC by June 30, 2005 to register 100% of the shares of our common stock and 100% of the shares of our common stock underlying the Class A warrants and Class B warrants with respect to an aggregate of 1,800,000 shares of common stock issued to these investors, and 50% of the shares of our common stock and 50% of the shares of our common stock underlying the Class A warrants, Class B and Class C warrants with respect to an aggregate of 3,886,000 shares of our common stock issued to these investors. The securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

         In June 2005, we issued an option to acquire 400,000 shares of our common stock to Trident Marketing International, Inc., an accredited investor, in exchange for services to be rendered to us in connection with the marketing of our various CARExpress membership programs. The option is initially exercisable into shares of our common stock at an exercise price of $.50 per share upon the achievement of various performance objectives during the remainder of 2005, and expires on June 24, 2006. We agreed to file a registration statement with the SEC within six months of the date of the option to register all of the shares of common stock underlying the option. These securities were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.


         In November 2005, we issued promissory notes in the aggregate principal amount of $155,000 to a small group of accredited investors for aggregate cash consideration of $155,000. The notes have a maturity date that is 90 days after the date we received the applicable funds and accrue interest at the rate of 15% per annum. The principal and accrued interest are payable on the maturity date and may be prepaid by us in whole or in part at any time prior to the maturity date at our option without penalty. The securities were issued to a limited number of accredited investors in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act directly by us without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

ITEM 27. EXHIBITS

         The following exhibits are filed as part of this registration statement:

      Exhibit No.              Exhibit
      -----------              -------

         3.1*     Restated Articles of Incorporation

         3.2*     Amended and Restated Bylaws

         4.1*     Specimen Stock Certificate

         5.1      Opinion of Carson Boxberger LLP

         10.1 Employment Agreement, dated May 13, 2005, by an between the Company and David M. Daniels

         10.2 Employment Agreement, dated May 13, 2005, by an between the Company and Roger H. Folts

         10.3 Employment Agreement, dated May 13, 2005, by an between the Company and Patricia S. Bathurst

         10.4* Option to Acquire Shares of Common Stock, dated May 13, 2005, issued by the Company to David M. Daniels

         10.5* Option to Acquire Shares of Common Stock, dated May 13, 2005, issued by the Company to Roger H. Folts

         10.6* Option to Acquire Shares of Common Stock, dated May 13, 2005, issued by the Company to Patricia S. Bathurst

         10.7*+ Network Access Agreement, dated April 30, 2001, between the Company and Careington International Corporation


         10.8*+ Optum Services Agreement, dated October 1, 2001, between the Company and United HealthCare Services, Inc.

         10.9+ Network Access and Repricing Agreement, dated September 1, 2002, between the Company and First Access, Inc.

         10.10*+ Network Leasing Agreement, dated December 18, 2003, between the Company and National Benefit Builders, Inc.

         10.11+ AdvancePCS, L.P. Managed Pharmaceutical Benefit Agreement, dated July 1, 2001, between the Company and AdvancePCS, L.P.

         10.12 Agreement of Lease, dated April 22, 2004, between Liberty Property Limited Partnership and the Company

         10.13 Commercial Office Lease, dated June 13, 2005, between Centerpointe Property, LLC and the Company

         10.14* Form of Securities Purchase Agreement by and between the Company and shareholders participating in the August 2004 Offering, September 2004 Offering, March 2005 Offering, February 2005 Offering, May 2005 Offering and June 2005 Offering

         10.15* Securities Purchase Agreement, dated April 12, 2005, by and between the Company and Ronald F. Westman

         10.16* Option to Acquire Shares of Common Stock, dated June 29, 2005, issued by the Company to Ronald F. Westman

         10.17* Option to Acquire Shares of Common Stock, dated June 29, 2005, issued by the Company to Jay Rosen

         10.18* Option to Acquire Shares of Common Stock, dated August 15, 2005, issued by the Company to Alex Soufflas

         10.19* Option to Acquire Shares of Common Stock, dated August 15, 2005, issued by the Company to David A. Taylor

         10.20* Summary of the terms of the Company's employment arrangement with Alex Soufflas

         10.21* Summary of the terms of the Company's employment arrangement with David A. Taylor

         10.22* Form of Class A Warrant issued by the Company to the shareholders participating in the August 2004 Offering, September 2004 Offering, March 2005 Offering, February 2005 Offering, May 2005 Offering and June 2005 Offering

         10.23* Form of Class B Warrant issued by the Company to the shareholders participating in the August 2004 Offering, September 2004 Offering, March 2005 Offering, February 2005 Offering, May 2005 Offering and June 2005 Offering

         10.24* Form of First Amendment to Securities Purchase Agreement and Release by and between the Company and the shareholders participating in the August 2004 Offering and the September 2004 Offering

         10.25* Form of Class A Warrant issued by the Company to consultants and advisors in June 2005

         10.26* Form of Class B Warrant issued by the Company to consultants and advisors in June 2005

         10.27* Form of Class C Warrant issued by the Company to consultants and advisors in June 2005

         10.28 CARExpess Broker Agreement, dated March 28, 2005, by and between the Company and Trident Marketing International, Inc.

         10.29* Marketing Incentive Plan, dated June 24, 2005, by and between the Company and Trident Marketing International, Inc.

         10.30* Option, dated June 24, 2005, issued by the Company to Trident Marketing International, Inc. 10.31 CARExpess Broker Agreement, dated August 12, 2005, by and between the Company and Hispanic Global LLC

         10.32* Consulting Agreement, dated May 16, 2005, by and between the Company and Jose Lozano

         10.33* Consulting Agreement, dated June 24, 2005, by and between the Company and El CID IV

         10.34 Consulting Agreement, dated October 5, 2005, by and between the Company and R. Dennis Bowers

         10.35    Form of Promissory Note issued by the Company in November 2005

         21.1*    Subsidiaries of the Company

         23.1     Consent of H J & Associates, LLC

         23.2     Consent of Carson Boxberger LLP (included in Exhibit 5.1)

         24.1*    Power of Attorney (included on the signature page)

*  Previously filed.

+ Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

         1. file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

         2. for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

         3. file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Horsham, Commonwealth of Pennsylvania, on December 9, 2005.



                                          NATIONAL HEALTH PARTNERS, INC.


                                          By:  /s/ David M. Daniels
                                               ---------------------------
                                               David M. Daniels
                                               Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature                                       Title                                   Date
---------                                       -----                                   ----
/s/  David M. Daniels                           Chief Executive Officer and Chairman    December 9, 2005
------------------------------                  of the Board (Principal Executive
David M. Daniels                                Officer)


/s/  Roger H. Folts                             Chief Financial Officer (Principal      December 9, 2005
------------------------------                  Financial and Accounting Officer)
Roger H. Folts

                                 EXHIBIT INDEX

 Exhibit                          Exhibit Description
 -------                          -------------------

   5.1          Opinion of Carson Boxberger LLP

   10.1 Employment Agreement, dated May 13, 2005, by an between the Company and David M. Daniels

   10.2 Employment Agreement, dated May 13, 2005, by an between the Company and Roger H. Folts

   10.3 Employment Agreement, dated May 13, 2005, by an between the Company and Patricia S. Bathurst

   10.9+        Network  Access and Repricing  Agreement, dated
                September 1, 2002,  between the Company and First Access, Inc.

   10.11+ AdvancePCS, L.P. Managed Pharmaceutical Benefit Agreement, dated July 1, 2001, between the Company and AdvancePCS, L.P.

   10.12 Agreement of Lease, dated April 22, 2004, between Liberty Property Limited Partnership and the Company

   10.13 Commercial Office Lease, dated June 13, 2005, between Centerpointe Property, LLC and the Company

   10.28 CARExpess Broker Agreement, dated March 28, 2005, by and between the Company and Trident Marketing International, Inc.

   10.31 CARExpess Broker Agreement, dated August 12, 2005, by and between the Company and Hispanic Global LLC

   10.34 Consulting Agreement, dated October 5, 2005, by and between the Company and R. Dennis Bowers

   10.35        Form of Promissory Note issued by the Company in November 2005

   23.1         Consent of H J & Associates, LLC

   23.2         Consent of Carson Boxberger LLC (included in Exhibit 5.1)

--------
+ Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.